UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934
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CROSS COUNTRY HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

5201 Congress Avenue, Suite 160
Boca Raton, FL 33487
Fellow Stockholders,
As we conclude the first quarter of 2026, I am honored to once again serve as Chief Executive Officer of Cross Country Healthcare. This company has been central to my professional life for four decades, and I return to this role with a clear mandate: restore momentum, sharpen execution, position our organization to grow faster than the market once again and improve shareholder value.
2025 was a year of disruption, not a year of diminished relevance. The previously-proposed merger with Aya Healthcare, Inc. created uncertainty in the marketplace that impacted our ability to win new business and slowed our commercial momentum. While the transaction was not consummated due to regulatory concerns, the overhang affected our growth during its pendency. What did not change, however, was the strength of our client relationships, our reputation for clinical excellence, and the resilience of our balance sheet.
Cross Country Healthcare remains a trusted partner to leading health systems across the country. For more than forty years, we have delivered highly qualified healthcare professionals who meet the most demanding clinical standards. In an industry where reliability, quality, and patient outcomes matter deeply, that trust remains one of our most valuable assets.
We entered 2026 with no debt, a strong capital position, and the financial flexibility to invest strategically in growth. Our capital allocation priorities are disciplined and clear: invest in technology, win and expand share within large health systems, enhance operational execution across our divisions, and deploy capital where we can generate durable, long-term returns.
A central pillar of our strategy is Intellify, our AI-enabled technology platform. Intellify is transforming how we solve complex workforce challenges across the continuum of care. By integrating data, automation, and intelligent matching capabilities, we are improving fill rates, accelerating speed to placement, and delivering greater transparency to clients. Technology is no longer a support function within our business; it is our competitive advantage.
Our focus in 2026 is execution. We are aligning our teams around disciplined commercial expansion, operational rigor, and market share capture. We are not rebuilding this company. We are refocusing it—leveraging our strong foundation to drive renewed growth.
As we execute our strategic priorities, we expect to return to revenue and earnings growth by the end of 2026. Importantly, our strategy does not depend on market recovery alone. We are focused on outperforming the market through client expansion, differentiated technology, and consistent operational excellence.
Cross Country Healthcare has successfully navigated multiple industry cycles over the past four decades. We enter this next chapter with clarity of strategy, financial strength, and renewed leadership focus. I am confident in our ability to build on our legacy and create meaningful, long-term value for our stockholders.
Thank you for your continued trust and support.
Sincerely,

Kevin C. Clark Co-Founder, Chairman of the Board of Directors and Chief Executive Officer Cross Country Healthcare, Inc.

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. See forward-looking statements disclosure on page iii.

5201 Congress Ave., Suite 160
Boca Raton, Florida 33487
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time Monday, May 11, 2026 at 2:00 p.m. Eastern Time

Location
Cross Country Healthcare, Inc. will have a virtual-only Annual Meeting of Stockholders in 2026 conducted exclusively via live audio cast at www.virtualshareholdermeeting.com/CCRN2026. There will not be a physical location for our 2026 Meeting of Stockholders. Cross Country Healthcare Inc.’s Proxy Statement for the 2026 Annual Meeting of Stockholders and 2025 Annual Report are available at www.proxyvote.com.

Cross Country Healthcare, Inc. (the “Company,” “we,” “us,” or “our”) will hold the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual only meeting via live audio cast on the internet for the following purposes:

Agenda		Board’s Voting Recommendation
Proposal 1	To elect six director nominees to serve for a one-year term	✓FOR each director nominee
Proposal 2	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026	✓FOR
Proposal 3	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in 2025 (“say on pay” vote)	✓FOR
Proposal 4	To approve an amendment and restatement of the Cross Country Healthcare, Inc.2024 Omnibus Incentive Plan	✓FOR

We will consider and act upon other business that may properly come before the Annual Meeting or its adjournment, postponement, or continuation.
Only the Company’s stockholders of record at the close of business on March 16, 2026 (the “Record Date”) are entitled to receive this Notice of Internet Availability of Proxy Materials (this “Notice”) and to vote during the Annual Meeting or its adjournment, postponement, or continuation.
To attend, vote at, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CCRN2026 and enter the 16-digit control number included in your Notice, voting instruction form, or proxy card. Please allow ample time for online check-in, which will begin at 1:45 p.m Eastern Time on May 11, 2026. The date on which the Proxy Statement is first being made available to the Company’s stockholders is on or about March 30, 2026. The Proxy Statement, which more fully describes the matters to be considered at the Annual Meeting, is attached to this Notice. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission (the “SEC”)) accompany this Notice, but are not deemed to be part of the Proxy Statement.

It is important that your shares be represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to participate in the Annual Meeting, to vote your shares promptly by completing, signing, and returning the accompanying proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you participate in the virtual meeting, you may withdraw your proxy and vote your share electronically during the Annual Meeting.
By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

March 30, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2026: Cross Country Healthcare Inc.’s 2026 Proxy Statement for the 2026 Annual Meeting of Stockholders and 2025 Annual Report are available via the Internet at www.proxyvote.com

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Forward Looking Statements
This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our sustainability plans, initiatives, projections, goals, commitments, expectations, or prospects, are forward-looking. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. Forward-looking statements reflect management’s current expectations and are inherently uncertain. These forward-looking statements rely on assumptions and involve risks and uncertainties, including, but not limited to, factors detailed herein and under Part I, “Item 1A. Risk Factors” and in other sections of our 2025 Annual Report and in other filings with the SEC.
Any standards of measurement and performance made in reference to our sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.

Website References
This document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The content of information on these websites is not part of, and is specifically not incorporated by reference into, this Proxy Statement.

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5201 Congress Ave., Suite 160,
Boca Raton, Florida 33487
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
OUR BOARD OF DIRECTORS
WHO WE ARE
The Board of Directors (the “Board”) of the Company currently consists of six members. The current terms of all six members expire at the Annual Meeting, and all are standing for re-election at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors are elected. The Board previously consisted of seven directors; however, following the departure of John A. Martins, the Company’s former Chief Executive Officer and a member of the Board, on December 14, 2025, the Board reduced the size of the Board from seven directors to six directors. Biographical information regarding each of the directors currently serving on the Board is set forth below.
The following six directors have been nominated for election at the Annual Meeting for a one-year term ending upon the 2027 Annual Meeting of Stockholders:

KEVIN C. CLARK, 65 Co-Founder and Chairman of the Board of Directors, President and Chief Executive Officer, Cross Country Healthcare Director since 2019
Formerly:
•
Co-Founder and Chairman of the Board of Directors, Cross Country Healthcare, Inc. (2022–December 2025)
•
President, Chief Executive Officer and Director, Cross Country Healthcare, Inc. (2019–2022)
•
Chair and Chief Executive Officer, Hire Innovations, Inc. (formerly Talivity, Inc.) (2015–2018)
•
Chair and Chief Executive Officer, OGH, LLC (2002–2015)
•
Chair and Chief Executive Officer, Pinnacor, Inc. (1999–2001)
•
Chair and Chief Executive Officer, Poppe Tyson, Inc. (1996–1998)
•
Chair and Chief Executive Officer, Cross Country, Inc. (1986–1994)
Education:
•
BBA, Florida Atlantic University
Director-relevant skills, experiences, and attributes:
•
Extensive experience building and leading health staffing, technology, and workforce solutions companies
•
Institutional knowledge of Cross Country
•
Governance experience based on prior and current board service

1

DWAYNE ALLEN, 64 Senior Executive Partner, Gartner (2026 – Present) Director since 2023
Formerly:
• Chief Technology Officer, Unisys Corporation (2021–2025)
•
Global Digital Strategist, Microsoft Corp. (2019–2021)
•
Vice President & Chief Information Officer, Masonite International (2017–2019)
•
Chief Information Officer, Components, Cummins, Inc. (2011–2017)
•
Executive Director, Global Applications Development & Support, Cummins, Inc. (2009–2011)
•
Vice President, Information Technology, Fifth Third Bank (2003–2009)
•
Various positions, including Vice President and Division Chief Information Officer, Corporate Services Technology, Wells Fargo & Company, Inc. (2001–2003)
•
IT Director, Strategy & Planning, Marriott International (1996–1998)
Education:
•
MBA, George Washington University
•
BA, University of Virginia
Director-relevant skills, experiences, and attributes:
•
Over 25 years of leadership experience creating IT platforms and advancing digital strategy across industries
•
Track record of promoting digital innovation to enhance businesses
•
Experience leveraging advanced analytics and big data to reduce friction and increase efficiencies

2

VENKAT BHAMIDIPATI, 59 Retired Executive Vice President and Chief Financial Officer, McAfee Corp. Director since 2022
Formerly:
•
Investor and Strategic Advisor, Technology and Healthcare Companies (2022)
•
Executive Vice President, Chief Financial Officer, McAfee Corp. (2020–2022)
•
Executive Vice President, Chief Financial Officer, Providence St. Joseph Health (2017–2020)
•
Managing Director, Business Development & Mergers & Acquisitions, Microsoft Corp. (2016–2017)
•
Chief Financial Officer, Worldwide Enterprise Group, Microsoft Corp. (2011–2016)
•
Chief Financial Officer, Operations & Technology, Microsoft Corp. (2004–2011)
•
Various positions, including Senior Finance Director, Exodus Communications (1999–2004)
•
Various positions, including Controller, Sales, Hitachi Data Systems (1993–1999)
•
Manager, Assurance, PricewaterhouseCoopers (1988–1990)
Education:
•
MBA, Kelly School of Business at Indiana University
•
MA, Osmania University
Director-relevant skills, experiences, and attributes:
•
Led a comprehensive digital transformation process at Providence
•
Instrumental in leading Microsoft’s cloud transition
•
Deep background in finance, digital strategy, corporate development, operations, and supply chain management
•
Seasoned investor and strategic advisor in technology and healthcare companies

3

W. LARRY CASH, 77 Lead Independent Director Retired President, Financial Services and Chief Financial Officer, Community Health Systems Director since 2001
Formerly:
•
Director, AAC Holdings, Inc. (OTC: AACH) (2017–2019)
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Various positions, including President of Financial Services, Chief Financial Officer and Director, Community Health Systems, Inc. (1997–2017)
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Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation (1996–1997)
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Various positions, including Senior Vice President of Finance and Operations, Humana, Inc. (1973–1996)
Education and awards:
•
BS, University of Kentucky at Lexington
•
Recognized as one of the top three CFOs in the healthcare sector by Institutional Investor magazine for eleven consecutive years during his tenure at Community Health Systems
Director-relevant skills, experiences, and attributes:
•
Experienced financial and operations executive with a keen understanding of healthcare industry dynamics
•
Long track record in the acute and managed care sectors
•
Oversaw revenue growth from $700 million to over $18 billion at Community Health Systems
•
Governance experience with prior service on the board of AAC Holdings, Inc.

4

GALE FITZGERALD, 75 Retired Principal of TranSpend, Inc. Director since 2007
Formerly:
•
Founder and Principal, TranSpend, Inc. (2003–2022)
•
Director, Diebold Nixdorf, Inc. (NYSE: DBD) (1999–2019)
•
President, QP Group, Inc. (1994–2000)
•
Various positions, including Chair and Chief Executive Officer, Computer Task Group, Inc. (1991–2000)
•
Various technical, marketing, and management positions, including Vice President, Professional Services, IBM, (1973–1991)
Education:
•
MA, Augustine Institute
•
BA, Connecticut College
Director-relevant skills, experiences, and attributes:
•
Led a publicly traded, multinational IT staffing company for nearly a decade
•
Co-founded a strategic consulting firm focused on business process improvements and supply chain optimization
•
Deep understanding of corporate strategic planning and risk mitigation
•
Governance experience from prior service on the board of Diebold Nixdorf, Inc.

5

JANICE E. NEVIN, M.D., MPH, 65 President and CEO, ChristianaCare Health System (2014–Present) Director since 2020
Formerly:
•
Various positions, including Chief Medical Officer and Chief Patient Safety Officer, ChristianaCare Health System
(2002–2014)
•
Director, Sidney Kimmel Medical College (1995–2002)
Education and awards:
•
MD, Sidney Kimmel Medical College at Thomas Jefferson University
•
MPH, University of Pittsburgh
•
BA, Harvard University
•
Inducted into Delaware Women’s Hall of Fame in 2017
•
Recognized among 100 Great Healthcare Leaders to Know by Becker’s Hospital Review in 2017
•
Named the 2016 Woman of Distinction by the Girl Scouts of the Chesapeake Bay
Director-relevant skills, experiences, and attributes:
•
Experience leading the operations of a large healthcare system with first-hand knowledge of healthcare staffing
•
Nationally recognized as a pioneer and thought leader in value- based care and population health; selected by Modern Healthcare as one of its 50 Most Influential Clinical Executives in 2020, 2021, and 2022
•
Developed the unique data-driven care coordination platform CareVioTM to proactively address patients’ social and behavioral health needs in addition to their medical needs, a program which earned the 2017 John M. Eisenberg Patient Safety and Quality Award

OUR SKILLS, EXPERIENCES, AND ATTRIBUTES
Our Board has identified key skills, experiences, and attributes that are important to be represented on the Board in light of the Company’s business strategy and anticipated future needs. These skills, experiences, and attributes include:
•	Substantial executive leadership experience working at an array of health-care entities with staffing needs;
•	Experience building and/or working for entities that address outsourcing staffing needs in both the health and digital fields;
•	Investment, legal, financial, and accounting expertise;
•	Significant healthcare expertise in large acute-care facilities;
•	Experience creating IT platforms, advancing digital transformation, cybersecurity, and artificial intelligence; and
•	High ethical standards, integrity, professionalism, and business judgment.

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The following chart highlights some of our directors’ core skills, experiences, and attributes and describes their importance to our business strategy.

Board Skills and Tenure
Our director nominees bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The table below is a summary of the range of skills and experiences that each director nominee brings to the Board, each of which we find to be relevant to our business. Because this chart is a summary, it does not include all of the skills, experiences, and qualifications that each director nominee offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director nominee does not possess it. All of our director nominees exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

(1)
We recognize that Mr. Clark, as the current CEO and President of the Company, as well as the Chairman of the Board, is not considered an independent director. As an independent member of our Board, Mr. Cash serves as our Lead Director to work collaboratively with Mr. Clark and the other directors to ensure effective functioning of the Board and to serve as an independent liaison between management and the Board and between Mr. Clark and the independent directors to assist in maintaining high standards for oversight and other functions.

The Board does not believe that arbitrary term limits on directors’ service are appropriate; however, directors are required to resign at the age of 75 and the Board may accept or reject such resignation at its discretion. Directors who have served on the Board for an extended period of time have institutional knowledge and are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies, and objectives. The Board self-evaluation process described below is an important determinant for Board tenure. Pursuant to the Company’s policy that directors must resign at the age of 75, Ms. Fitzgerald tendered her resignation to the Board in 2026, and Mr. Cash tendered his resignation to the Board in 2023, both of which were rejected at the

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discretion of the Board. The Board determined that Ms. Fitzgerald’s decade-long leadership of a publicly traded, multinational IT staffing company, experience co-founding a strategic consulting firm, and strong understanding of the Company’s corporate strategic risk planning and risk mitigation adds substantial strategic perspective to the Board. The Board also determined that Mr. Cash provides valuable service as a Lead Independent Director, continuity based on his history and knowledge of the Company, expertise in the healthcare industry, and financial acumen, and he continues to serve on the Board and receive high ratings from fellow Board members in their annual assessments. The Board provided similar waivers for Mr. Cash in 2024, 2025, and 2026.
The charts below provide a snapshot of certain characteristics of our current Board. The information is as of March 30, 2026.

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HOW WE ARE SELECTED, ELECTED, AND SERVE
At the direction of our Board of Directors, the Governance and Nominating Committee, assisted as appropriate by other members of the Board and management:
•	Develops recommendations for the size and composition of the Board, reflecting:
○	current and anticipated operational, business, financial, and sector needs, including needs for any specialized knowledge; and
○	core competencies, integrity, and leadership.
•	Identifies opportunities for director refreshment.
•	Identifies candidates, with assistance of a board search firm, for the Board to consider nominating to stand for election, including:
○	Considering director candidates recommended by stockholders on the same basis and in the same manner as other candidates and in compliance with established procedures;
○	Taking into account the following characteristics of each potential candidate:
■	Relevant experience, including in healthcare, staffing, IT, business, finance and accounting;
■	Personal and professional integrity;
■	Ability to commit the needed time and resources to be an effective director; and
■	Overall fit into the mix of Board-wide skills, experiences, and attributes.
All stockholder recommendations for director candidates must be submitted to our legal department at 5201 Congress Ave, Suite 160, Boca Raton, Florida, 33487, Attn: General Counsel, which will forward all recommendations to the Governance and Nominating Committee.
There have been no changes to the procedures by which stockholders may recommend director nominees to our Board since our last disclosure of such procedures, which appeared in the definitive Proxy Statement for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).
The Board currently consists of six members. The Board previously consisted of seven directors; however, following the departure of John A. Martins, the Company’s former Chief Executive Officer and a member of the Board, on December 14, 2025, the Board reduced the size of the Board from seven directors to six directors. The current terms of all six directors expire at the Annual Meeting, and each of the directors is standing for re-election at the Annual Meeting.
Each director nominee elected will hold office until the 2027 Annual Meeting of Stockholders and until a successor has been duly elected and qualified unless, prior to such meeting, a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation, or removal. All director nominees were elected at the 2025 Annual Meeting.
Each director nominee has agreed to serve, if elected, and management has no reason to believe that any of the director candidates will be unavailable to serve if elected. If any of the director nominees should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board in place of such director nominee. Shares properly voted will be voted FOR each director nominee unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more of the director nominees listed. A proxy cannot be voted for a greater number of persons than the six director nominees.

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There are no arrangements or understandings between any of the director nominees or executive officers and any other person pursuant to which our director nominees or executive officers have been selected for their respective positions.
WHAT WE ACCOMPLISHED
In addition to fulfilling its ongoing, core oversight function, our Board achieved several significant accomplishments during 2025, including:
•	Repurchasing over 800,000 shares of our common stock in 2025, reflecting the strength of our financial position and our confidence in our ability to continue to execute on our strategy;
•
Conducting a Board-led strategy session to conduct an evaluation of the Company’s strategy, business performance and configuration, risks and opportunities, and other topics central to long-term value creation; and

•	Conducting ongoing Board training and education on new SEC regulations, fiduciary duties, and other matters.
HOW WE ARE EVALUATED
The Governance and Nominating Committee is responsible for ensuring that the Board has a robust and effective performance process in place for the Board, as well as for the CEO and management. The Board’s practice is to require each Board member, on an annual basis, to complete an anonymous assessment distributed by a third party regarding the performance of the full Board, his or her individual performance on the Board, and the effectiveness of the Committee or Committees on which he or she serves. The results are aggregated, and a detailed summary is provided to the Chairperson of the Governance and Nominating Committee and the Chairman of the Board. Thereafter, the results are communicated to the full Board and Chairpersons of the Committees and discussions occur to address any issues that may have been identified.

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HOW WE GOVERN AND ARE GOVERNED

Board Independence
Our securities are listed on the Nasdaq Stock Market (“Nasdaq”) and, as set forth in our Governance Guidelines, we use the standards of “independence” prescribed by Nasdaq requirements. Under Nasdaq rules, a majority of a listed company’s board of directors must be independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Annually, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining if the director is independent under the Nasdaq rules. Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, our Board has determined, upon the recommendation of our Governance and Nominating Committee, that the following directors are independent and have no material relationship with the Company: Dwayne Allen, Venkat Bhamidipati, W. Larry Cash, Gale Fitzgerald, and Janice E. Nevin, M.D., MPH. Mr. Cash serves as the Board’s Lead Independent Director.
As Mr. Clark is our President and Chief Executive Officer, he is not independent. Additionally, Mr. Martins, who served on the Board until December 14, 2025, was not independent during his tenure as a director, as he served as the Company’s President and Chief Executive Officer until his departure.
As an independent member of our Board, Mr. Cash serves as our Lead Director to work collaboratively with Mr. Clark and the other directors to ensure effective functioning of the Board and to serve as an independent liaison between management and the Board and between Mr. Clark and the independent directors to assist in maintaining high standards for oversight and other functions. The Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rules 10A-3 and 10C-1 under the Exchange Act, the SEC rules, and the Nasdaq rules, as applicable, and that the current members of the Governance and Nominating Committee are also independent.

Governance Policies
Our core governance frameworks and provisions are contained in our Governance Guidelines, Code of Conduct, and Business Ethics Policy. These can be found on our website at https://ir.crosscountryhealthcare.com/corporate-governance or provided in print, at no charge, upon request to our Corporate Secretary at 5201 Congress Ave., Suite 160, Boca Raton, Florida 33487. We will disclose any changes in, or waivers from, our Code of Conduct and Business Ethics Policy by posting such information on the same website or by filing a Current Report on Form 8-K, in each case if such disclosure is required by the rules of the SEC or Nasdaq.
The Company has adopted the Securities Compliance Policy that applies to all employees, including officers, and non-employee directors of the Company and its subsidiaries, as well as the Company itself. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations with respect to the purchase, sale, and/or other dispositions of the Company’s securities, as well as the applicable rules and regulations of Nasdaq. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the Section 16(a)

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forms filed electronically with the SEC, and written representations provided to us from the individuals required to file such reports, we believe that each of our officers, directors, and greater than 10% stockholders have complied with applicable reporting requirements for transactions in our common stock during the fiscal year ended December 31, 2025 (“Fiscal 2025”) with the exception of one late Form 3 filing for Amiee Hawkins and one late Form 3 filing for Marvin Veizaga, which were filed late due to a delay in obtainng EDGAR codes for the reporting person.

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Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. Each of these committees is comprised solely of independent directors within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Each committee operates pursuant to a committee charter. The charters of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee are on our website at https://ir.crosscountryhealthcare.com/corporate-governance.
The following chart provides a summary of the committees’ duties, responsibilities, and composition:

Committee	Responsibilities and Duties	Members	Meetings in 2025
Audit Committee
•
The Audit Committee is the principal agent of the Board in overseeing (i) the quality and integrity of our financial statements, (ii) legal and regulatory compliance, (iii) the independence, qualifications, and performance of our independent registered public accounting firm, (iv) the performance of our internal auditors, (v) the integrity of management and the quality and adequacy of disclosures to stockholders, (vi) the Company’s systems and disclosure controls and procedures, (vii) risk management related to cybersecurity risks, and (viii) risk management related to environmental and climate risks.
•
The Audit Committee is responsible for hiring and terminating our independent registered public accounting firm and approving all auditing services, as well as any audit-related and any other non- auditing services, to be performed by the independent registered public accounting firm.
•
In carrying out its duties and responsibilities, the Audit Committee shall have the authority to engage outside legal, compliance, accounting, and other advisers and seek any information it requires from employees, officers, and directors.
•
The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members, as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, subject to such reporting to, or ratification by, the Audit Committee, as the Audit Committee shall direct.
		Bhamidipati †*♦ Allen♦ Cash*♦ Nevin♦	8

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Committee	Responsibilities and Duties	Members	Meetings in 2025
Compensation Committee
•
The role of the Compensation Committee includes (i) reviewing and approving corporate goals and objectives relevant to CEO compensation; (ii) evaluating the CEO’s performance in light of the approved goals and objectives, and determining and approving the CEO’s compensation level based on this evaluation; (iii) making recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for all executive officers of the Company, and developing guidelines and reviewing compensation and overall performance of all executive officers of the Company; (iv) producing a Compensation Committee report on executive compensation, as required by the SEC, to be included in the Company’s annual Proxy Statement or Annual Report on Form 10-K filed with the SEC; (v) evaluating on an annual basis the performance of the Compensation Committee in accordance with applicable rules and regulations; (vi) annually reviewing and making recommendations to the Board regarding non-employee director compensation; and (vii) overseeing the Company’s policies and procedures relating to human capital management and retention risks.
		Cash † Fitzgerald	6

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Committee	Responsibilities and Duties	Members	Meetings in 2025

•
Under its charter, the Compensation Committee has the authority and may, in its sole discretion, obtain advice and seek assistance from internal and external legal, accounting, and other consultants. The Compensation Committee has the sole authority to select or receive advice from, and terminate, a compensation consultant or other advisor to the Compensation Committee (other than in-house legal counsel) to assist in the evaluation of the compensation of our CEO, other executive officers, and directors, including sole authority to approve such firm’s fees and other retention terms, and we provide appropriate funding as determined by the Compensation Committee. In selecting advisers, the Compensation Committee will take into consideration certain independence factors.

•
The Compensation Committee may establish one or more subcommittees consisting of one or more members of the Board to focus on specific aspects of its duties and responsibilities and may delegate any of its responsibilities to any such subcommittee if it so chooses, provided that the subcommittee decisions are presented to the full Compensation Committee for ratification at its next scheduled meeting.

Governance and Nominating Committee
•
The role of the Governance and Nominating Committee is to: (i) develop and recommend to the Board a set of corporate governance principles and review them at least annually; (ii) determine the qualifications for Board membership and recommend nominees to the stockholders; (iii) ensure a robust and effective performance evaluation process is in place for the Board, the CEO, and senior management, as well as an effective succession planning process for these positions; (iv) oversee the Company’s policies and procedures relating to governance, as well as risks relating to such policies and procedures; and (v) oversee the Board’s structure and organization.
•
The Governance and Nominating Committee has the sole authority to retain and terminate external advisors to the extent additional expertise is deemed necessary in fulfilling the Governance and Nominating Committee’s fiduciary responsibilities.

		Fitzgerald † Nevin	2

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Committee	Responsibilities and Duties	Members	Meetings in 2025

•
The Governance and Nominating Committee may form and delegate authority to subcommittees consisting of one or more of its members, other Board members, and officers of the Company, as the Governance and Nominating Committee deems appropriate and as permitted under applicable rules and regulations, in order to carry out its responsibilities

†	Committee Chairperson
*	Audit Committee Financial Expert, as defined in the applicable SEC regulations
♦	Possesses requisite financial sophistication required by Nasdaq Rule 5605(c)(2)(A)

Board and Committee Meetings
During Fiscal 2025, there were nine meetings of the Board, and each director attended 75% or more of the total number of meetings of the Board and his or her respective committees. Specifically, for Fiscal 2025, (i) five of the seven then-serving directors attended 100% of the total number of meetings of the Board and two directors attended 85% of the total number of Board meetings and (ii) each member attended at least 90% of the total number of meetings held by all committees on which he or she served (for the period that such director served on the Board and/or committee during Fiscal 2025). It is the practice of the Board to have the independent directors meet in an executive session at each meeting of the Board. While we do not have a formal policy, it is also our practice that all directors should attend the Annual Meeting of Stockholders. All then-serving directors attended the 2025 Annual Meeting, which was held virtually.

Risk Oversight
The Board oversees executives’ management of risks that are most relevant to the Company. In this role, the Board is responsible for the overall supervision of our risk management activities, which occurs at both the full Board level and at the committee level.
Our Audit Committee also has the responsibility to, among other things, review with management the Company’s policies regarding major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews with management the policies governing the process by which risk assessment and risk management are undertaken and has oversight for the effectiveness of management’s enterprise risk management process that monitors key business risks facing us, such as cybersecurity, data privacy, environmental, and climate risks, among others. In addition to our Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee assesses potential risks that could result from the structure and design of our executive compensation programs, our incentive compensation plans, director compensation, perquisites, compliance with the Sarbanes-Oxley Act of 2002 regarding prohibitions on loans to executive officers and directors, human capital management, and retention risks, among others. The Governance and Nominating Committee evaluates risks with respect to, among other things, corporate governance matters, the structure of the Board, succession planning, and the experience and suitability of director nominees. The Board also continually evaluates our risks related to cybersecurity, liquidity, operations, credit, regulatory compliance, and fiduciary risks, and the processes in place to monitor and control such exposures. Additionally, as artificial intelligence is a long-term strategic focus for the Company, it is overseen at the Board level.

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Management provides regular updates throughout the year to the respective committees regarding management of the potential risks that each committee oversees, and each of these committees reports their findings to the full Board, including any areas of risk that require Board attention. Additionally, the full Board reviews our short- and long-term strategies, including consideration of risks facing us and the potential impact of such risks.

While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to its committees. The Board and management evaluated the risks most relevant to the Company and specifically identified certain topics as appropriate to be delegated to committees in order to provide more focus and oversight of these areas:

Key Topics Identified and Delegated to Committees
Audit Committee	Compensation Committee
- Cybersecurity and Data Protection Risks	- Human Capital Management and Retention
- Environmental and Climate Risks

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Board Leadership Structure
Our Company is led by Mr. Kevin C. Clark, who serves as our President, Chief Executive Officer, and Chairman of the Board. Our Board is currently comprised of Mr. Clark and five independent directors. Mr. Clark has served as the executive Chairman of the Board since December 14, 2025 and previously served as the non-executive Chairman since April 2022. Mr. Cash has served as the Lead Independent Director of the Board since 2019.
The Board has determined that our current Board leadership structure is appropriate and helps to ensure proper risk oversight for us for a number of reasons, the most significant of which are as follows:
•
The Board determines the structure of the Board based on what it believes is in the best interest of the Company and its stockholders at any given time. Our Board determined that it is in the best interest of the Company and its stockholders for Mr. Clark to serve as both CEO and Chairman of the Board given his institutional knowledge and to help ensure consistent oversight in light of the leadership change. Our Board believes that our current leadership structure, which also includes an empowered and independent Lead Director role, fosters responsive and strong leadership for the Company.

•
The Chairman of our Board presides over the Board meetings, consults with our Lead Independent Director, other Board members, and management to create and approve appropriate agendas for Board meetings and determine the appropriate time allocated to each agenda item in discussion of our short- and long-term objectives, and serves as the primary interface between management and the Board. As the CEO and Chairman, Mr. Clark consults with the Lead Independent Director on relevant concerns of the Board members and recommends oral reports by senior executives to continually keep the Board informed on the Company’s operations, risks, and overall performance.

•
Our Lead Independent Director serves as an independent liaison for the Chairman of the Board, Board members, and the Company’s stakeholders. Our Lead Independent Director supports Mr. Clark and presides over independent director executive sessions and works with Mr. Clark to ensure Board agendas cover topics of interest or concerns to independent directors.

•
Members of our Board are kept informed of our business by various documents sent to the directors before each meeting and as otherwise requested, as well as through oral reports made to the directors during Board meetings by our CEO, CFO, and other senior executives.

•
Our Board structure provides strong oversight by independent directors, who regularly meet in executive sessions without management present. The Board is advised of all actions taken by the various committees of the Board and has full access to all of our books, records, and reports.

Members of the Board have direct access to the management team, and those individuals are available at all times to answer questions from Board members. Our Board has extensive management experience in business and, in particular, the healthcare industry in which we operate. The continuity and tenure of our Board provide a valuable source of institutional knowledge.
HOW YOU CAN COMMUNICATE WITH US

Stockholder Engagement
We believe that effective corporate governance includes year-round engagement with our stockholders and other stakeholders. In a typical year, we meet regularly with our stockholders, including both large and small investors, to discuss business strategy, performance, compensation philosophy, corporate governance, and environmental and social topics, and we generally engage with dozens of stockholders, including our largest stockholders, two to three times per year. This stockholder outreach is

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complementary to the other touchpoints our Investor Relations team normally has with stockholders each year. We find it beneficial to have ongoing dialogue with our stockholders throughout the year on a full range of investor priorities in order to receive feedback, instead of engaging with stockholders only prior to our annual meeting on issues to be voted on in the proxy statement.
Depending on the circumstances, our Chairman, Lead Independent Director, or other independent directors may engage in these conversations with stockholders as well. Our direct engagement with stockholders helps us better understand our stockholders’ priorities, perspectives, and issues of concern, while giving us an opportunity to elaborate on our many initiatives and practices and to address the extent to which various aspects of these matters are, or are not, significant given the scope and nature of our operations and our existing practices. We take insights from this feedback into consideration and regularly share such insights with our Board as we review and evolve our practices and disclosures.
Our Board casts a wide net for information to inform its deliberations, oversight, and decision making. Our Board values regular input from investors and other stakeholders who have a shared financial interest in the Company. Our Board has created a number of ways for investors and other stakeholders to provide input, including:
•	Attending the Annual Meeting of Stockholders and submitting questions to be addressed during the meeting;
•	Attending quarterly earnings calls, investor conferences, and other similar opportunities;
•	Calling our toll-free number, 1-800-354-7197;
•	Sending an email to an individual director, a committee, or the full Board at governance@crosscountry.com;
•	Mailing a letter to us at 5201 Congress Ave., Suite 160, Boca Raton, Florida 33487, Attn: General Counsel; or
•	Requesting a stockholder engagement meeting via one of the means outlined above.
All such communications will be forwarded directly to the Board or any individual director or committee of the Board, as applicable.
NON-EMPLOYEE DIRECTOR COMPENSATION
Annually, the Compensation Committee evaluates the Company’s non-employee director compensation design, competitiveness, and effectiveness, to help ensure that the director compensation program continues to facilitate the attraction and retention of highly qualified Board members. During the fiscal year ended December 31, 2024 (“Fiscal 2024”), the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to review the competitiveness of our non-employee director compensation program relative to industry peers and other comparably-sized organizations and provide recommendations as deemed appropriate. The industry peer groups used in these periodic market studies are the same peer groups used to assess pay competitiveness for named executive officers. Following the Fiscal 2024 analysis, the Compensation Committee did not make any changes to Board compensation for 2024 or 2025. The non-employee director stock ownership requirement remains at three times the Board cash retainer value. The Compensation Committee annually reviews the independence of Pearl Meyer. Pearl Meyer does not perform any additional services for the Company other than its compensation consulting services to the Compensation Committee and is deemed to be independent under relevant stock exchange standards.

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Cash Compensation
In Fiscal 2025, our independent directors were awarded cash fees based on the schedule set forth below, payable on a quarterly basis. Only non-employee directors receive compensation for their services as directors. Compensation information for Mr. Clark, our current President and Chief Executive Officer, and Mr. Martins, our former President and Chief Executive Officer, is reflected in the Summary Compensation Table and discussed within “Compensation Discussion and Analysis” below.

Board Cash Retainer	$75,000
Chairman of Board Service (Non-Employee)	$85,000
Audit Committee Chairperson Service	$25,000
Compensation Committee Chairperson Service	$15,000
Governance and Nominating Committee Chairperson Service	$12,250
Lead Independent Director Service	$25,000

Consistent with historic practice, no payments were made for non-chairperson committee member services in Fiscal 2025.

Equity Compensation
During Fiscal 2025, Messrs. Cash, Allen, and Bhamidipati and Mses. Fitzgerald and Nevin each received a grant of restricted shares of Common Stock on December 18, 2025, under the Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan (the “2024 Omnibus Incentive Plan”). Typically, the grant of the non-employee director annual equity award occurs on or about June 1st, after the directors have been elected to the Board at the Company’s annual meeting of stockholders. However, in Fiscal 2025, the 2025 Annual Meeting was delayed due to the then-pending merger with Aya Healthcare, Inc. (“Aya Healthcare”), and the 2025 Annual Meeting was not held until December 9, 2025, following the termination of the Agreement and Plan of Merger, dated December 3, 2024, with Aya Healthcare (the “Merger Agreement”). Accordingly, the non-employee directors received their Fiscal 2025 annual equity award in December 2025 after their respective elections to the Board at the 2025 Annual Meeting. Each such grant consisted of a number of shares of restricted Common Stock equal to approximately $150,000, based on the closing price of our Common Stock on the date of grant. The vesting period for the restricted shares granted to directors is one year, which aligns with the Company’s annual Board term.

Travel Reimbursement
All independent directors are reimbursed for the reasonable travel expenses they incur in attending meetings of the Board or Board committees.

Stock Ownership Requirement
Non-employee directors are required to hold an amount of the Company’s Common Stock equal to three times the annual Board cash retainer of $75,000, which amount may be accumulated over five years. Unvested restricted shares and indirectly owned shares are included in determining whether the threshold has been achieved. As of March 16, 2026, all current directors were in compliance, or on track to gain compliance within his or her respective five-year grace period, with our stock ownership guidelines.

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2025 DIRECTOR COMPENSATION TABLE
The following table provides compensation information for our non-employee directors for Fiscal 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($0)	Total ($)
Dwayne Allen	75,000	150,00	—	225,000
Venkat Bhamidipati	100,000	150,00	—	250,000
W. Larry Cash (3)	107,500	150,00	—	257,500
Gale Fitzgerald	87,250	150,00	—	237,250
Janice E. Nevin, M.D., MPH	75,000	150,00	—	225,000
Mark Perlberg (4)	—	—	157,248	157,248

(1)
Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock granted under our 2024 Omnibus Incentive Plan and computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”). The assumptions used in determining the amounts in this column are set forth in Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 9, 2026 (the “2025 Form 10-K”). The restricted stock was granted on December 18, 2025 with a grant date fair value per share of $8.03. All awards will vest on the first anniversary of such award’s grant date. Based on a grant date fair value of approximately $150,000, the actual number of shares of restricted stock granted to each director was 18,680 shares.

(2)
Aggregate restricted shares outstanding as of December 31, 2025 for each non-employee director were as follows: Dwayne Allen:18,680; Venkat Bhamidipati: 18,680; W. Larry Cash: 18,680; Gale Fitzgerald: 18,680; and Janice E. Nevin: 18,680.

(3)	The Board appointed Mr. Cash as Chair of the Compensation Committee in May of 2025 and his compensation was adjusted to reflect his new role.
(4)
Mr. Perlberg served on the Board and as Chairman of the Compensation Committee until his passing on March 11, 2025, subsequent to which the Board determined that all of his outstanding equity awards would vest on March 11, 2025. Mr. Perlberg did not receive any director compensation during Fiscal 2025. The amount shown in the “All Other Compensation” column represents the value of his accelerated equity awards.

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OUR COMPANY
WHAT WE DO
Cross Country Healthcare is a tech-enabled business that finds the right people at the right time in the right capacities to work at thousands of entities that need qualified healthcare, educational, or home based care (only for PACE Programs) talent and provides those individuals with optimal flexibility, compensation, and support.
Among others, we create opportunities for:
•	Registered Nurses (RN)
•	Licensed Practical Nurses (LPN/LVN)
•	Certified Nursing Assistants (CNA)
•	Physicians (MD)
•	Advanced Practitioners (AP) (e.g., Nurse Practitioners, Physician Assistants, Medical Assistants)
•	Allied Health professionals in roles such as:
○	Diagnostic Imaging
○	Rehabilitation
○	Medical Laboratory
○	Respiratory
○	Pharmacy
○	Social Worker
○	Dental
•	Educational roles, including:
○	Speech Language Therapists
○	Physical Therapists
○	Teachers
○	Substitute Teachers
•	Non-clinical health care roles, including:
○	Administrative/Clerical
○	Dietary
○	Medical Billers/Medical Coders
○	Environmental Services
○	Caregivers (only for PACE Programs)
Our clients operate in diverse settings, such as:
•	Ambulatory Care Facilities
•	Correctional Facilities
•	Home Health Services
•	Hospice Care Services
•	Hospitals
•	Insurance Companies
•	Long-Term Care/Skilled Nursing Facilities
•	Physician Practices
•	School Systems
•	Urgent Care Centers

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We use an array of digital and advanced management platforms (including Intellify®, our proprietary vendor management technology), databases, and solutions to provide these services and enable the people we place to find employment in their preferred formats, including full- and part-time work, per-diem arrangements, contract and travel roles, and other evolving models reshaping the nature of work globally.
WHO WE ARE
Although we harness the power of advanced digital and management solutions, we are fundamentally a company of people who find people to help people in need of health care. Although we are required to feature information about our Board and executive officers, we think of ourselves more holistically as a company of almost 8,000 people, including over 1,100 corporate employees and an average of more than 6,700 full-time equivalent field employees, providing value via a variety of arrangements to facilities in all 50 states.
In addition to our President, Chief Executive Officer, and Chairman, Kevin C. Clark, whose biographical information is included above under “Board of Directors,” the Company’s current executive officers include:

Name	Age	Position
Susan E. Ball, JD, MBA, RN	62	EVP, Chief Administrative Officer, General Counsel and Secretary
William J. Burns, MBA, CPA	56	EVP, Chief Financial Officer
Amiee Hawkins	46	Chief Operating Officer
Marc Krug, JD, MBA	58	Group President
Marvin Veizaga, CPA	45	Chief Accounting Officer

SUSAN E. BALL, 62 Executive Vice President, Chief Administrative Officer, General Counsel and Secretary Joined Company in 2002
Formerly:
•
Corporate Counsel, Cross Country Healthcare, Inc.
(2002–2004)
•
Attorney at Gunster, Yoakley & Stewart, P.A. (1998–2002)
•
Attorney at Skadden, Arps, Slate, Meagher and Flom LLP
(NY) (1996–1998)
•
Registered nurse
Education:
•
MBA, Florida Atlantic University
•
JD, New York Law School
•
BS, The Ohio State University

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WILLIAM J. BURNS, 56 Executive Vice President, Chief Financial Officer Joined Company in 2014
Formerly:
•
Chief Operating Officer, Cross Country Healthcare, Inc.
(2018–2019)
•
Chief Financial Officer, Cross Country Healthcare, Inc.
(2014–2018)
•
Group Vice President and Corporate Controller, Gartner, Inc. (2008–2014)
•
Chief Accounting Officer, CA Technologies, Inc.
(2006–2008)
•
Various accounting and finance roles, Time Warner, Coty, Inc., Honeywell, and Adecco North America (1995–2006)
•
Auditor and Senior Auditor, Deloitte & Touche, LLC
(1992–1995)
Education:
•
MBA, New York University Stern School of Business
•
BA, Queens College
•
Certified Public Accountant

AMIEE HAWKINS, 46 Chief Operating Officer Joined Company in 2014
Formerly:
•
Chief Solutions and Operations Officer (2026)
•
Chief Solutions Officer (2024–2025)
•
SVP, Enterprise Operations (2022–2024)
•
Div. SVP, Nurse/Allied Operations (2020–2022)
•
VP Shared Services Operations and VP, Nurse and Allied Operations (2019–2020)
•
VP, Centralized Services – MSN (2014–2019)

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MARC KRUG, 58 Group President Joined Company in 2017
Formerly:
•
Division President, Travel, Cross Country Healthcare, Inc. (2021–2022)
•
Division President, Travel and Local, Cross Country Healthcare, Inc. (2021)
•
Senior Vice President, Travel Nurse and Allied Delivery, Cross Country Healthcare, Inc. (2020–2021)
•
Senior Vice President, Travel Allied, Cross Country Healthcare, Inc. (2018–2020)
•
Vice President, Allied, Cross Country Healthcare, Inc.
(2017–2018)
•
President, Jackson Therapy Partners (2016)
•
Executive Vice President, Noor Staffing Group (2011–2015)
•
Attorney in Massachusetts
Education:
•
MBA, Boston College Carroll School of Management
•
JD, New England School of Law
•
BA, University of Massachusetts

MARVIN VEIZAGA, 45 Chief Accounting Officer Joined Company in 2015
Formerly:
•
Group Vice President, Corporate Controller, Cross Country Healthcare, Inc. (2023–2026)
•
Vice President, Assistant Controller, Cross Country Healthcare, Inc. (2021–2023)
•
Vice President, Business Unit Controller, Cross Country Healthcare, Inc. (2020–2021)
•
Various accounting roles, Cross Country Healthcare, Inc. (2015–2020)
•
Senior Auditor, Deloitte & Touche, LLP (2012–2015)
Education:
•
BS, Florida Atlantic University

Family Relationships
There are no immediate family relationships between any of our directors or executive officers and any other directors or executive officers.

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HOW WE DO WHAT WE DO
As a company that finds people to fill roles in which they care for other human beings, we ourselves must be attentive as to how we recruit, educate, train, enable, support, inspire, and protect our own employees. Here are examples of some of the ways we try to do these things (all information is as of December 31, 2025):
•
We have adopted a Human Rights and Labor Rights Policy guided by the International Labor Organization’s Declaration of Human Rights and the United Nations Guiding Principles on Human Rights. This policy sets forth our intolerance of discrimination and harassment, our employees’ freedom of association, and the importance we place on the safety and health of our employees.

•	In furtherance of our employees’ physical and mental health and safety, we provide the following:
○	Free biometric healthcare screenings;
○	A 24/7 hotline for healthcare workers who are experiencing emotional stress; and
○	Weekly and monthly events and educational sessions
○	on health, safety, and well-being issues.
•	Our total corporate rewards package includes market-competitive pay, healthcare benefits, retirement savings plans, paid time off and family leave, various discount programs, and tuition assistance.
•	Our philosophy is for corporate employees to work where and how they are most productive:
○	Remote environment or at an office;
○	Flexible scheduling arrangements; and
○	Job sharing.
•	We maintain a wide array of fitness and other programs to enhance employee health and well-being.
•
We participate in numerous events with a variety of non-profit organizations. Our mission to deliver quality patient care extends to our community and we are committed to action that fosters positive impact in our community and around the U.S. Employees can take paid time off to perform volunteer activities, and are able to donate to certain charities directly from their pay, either as a one-time or ongoing donation.

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HOW WE DID

2025 FINANCIAL HIGHLIGHTS
• Fiscal 2025 revenue of approximately $1.1 billion
• Fiscal 2025 Adjusted EBITDA* of $26.8 million
• Fiscal 2025 Adjusted EBITDA* margin of 2.5%
• Fiscal 2025 Adjusted EPS* of $0.02
• Strong Fiscal 2025 cash flow of $48.3 million
• Repurchased 0.8 million shares of Common Stock for $6.5 million in Fiscal 2025
• No outstanding long-term debt
• Home Based Staffing experienced annual double-digit revenue growth
*
Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and are not prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). See Annex A of this Proxy Statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

RELATED PARTY TRANSACTIONS
The Company documents its processes and controls surrounding the validity, accuracy, and completeness of related party transactions. We compile related party listings which management discusses during quarterly disclosure committee meetings. Accounting teams review general ledger and sub-ledger transactions based on the listings to identify and quantify related party transactions. Contracts associated with related party transactions are sent to our General Counsel, who discusses the contracts with the Chief Executive Officer and the Chief Financial Officer for further action. The Company has deemed it reasonable to establish a $0 threshold and to disclose all related party transactions, defined as those transactions between the Company and any “related party” as defined under Item 404 of Regulation S-K.
On an ongoing basis, the Audit Committee reviews all related party transactions, if any, for potential conflicts of interest. All such transactions must be approved by the Audit Committee.

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The following summarizes all of the related party transactions for Fiscal 2025. All of the below transactions were approved in advance by the Audit Committee.
•
Mark Fortunato is employed by Cross Country Healthcare, Inc. as Vice President of Corporate Development. He is not an executive officer of the Company. He is the son-in-law of Kevin C. Clark, current President, Chief Executive Officer, and Chairman of the Board. In Fiscal 2025, Mr. Fortunato’s compensation and benefits were comparable to those generally available to similarly situated employees.

•
The Company transacts business with Recruitics, a company which provides digital marketing services and is related to Mr. Clark, President, Chief Executive Officer, and Chairman of the Board. Expenses paid to this firm in Fiscal 2025 were $478,000.

•
During Fiscal 2025, the Company provided services in the amount of $345,758 to ChristianaCare, a network of non-profit hospitals. Dr. Janice E. Nevin, a non-employee director of the Company, is President and Chief Executive Officer of ChristianaCare.

•
During Fiscal 2025, the Company provided services in the amount of $8,457,571 to Beth Israel, a non-profit integrated health system. Gale Fitzgerald, a non-employee director of the Company, serves on the Board of Trustees of Beth Israel Deaconess Hospital.

The Company’s Code of Conduct, which is in writing and is signed by all employees on an annual basis, requires that all employees avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company, and must disclose any such conflicts to the Company. Members of the Board and the Company’s executive officers are each required to complete an annual questionnaire which includes disclosure of any interests they have in companies which transact business with Cross Country or any of its affiliates.

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OUR STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of March 16, 2026, regarding the beneficial ownership of our Common Stock by each person who is known by us to be the beneficial owner of 5% or more of our Common Stock, each of our named executive officers, each of our directors and director nominees, and all directors and executive officers as a group. The number of shares of Common Stock beneficially owned includes shares of Common Stock such individual or group has the right to acquire within 60 days of March 16, 2026. The percentages in the last column are based on 32,199,207 shares of Common Stock outstanding on March 16, 2026, plus the number of shares of Common Stock deemed to be beneficially owned by such individual or group pursuant to Rule 13d-3(d)(1) of the Exchange Act. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with federal securities laws and regulations. Persons shown in the table disclaim beneficial ownership of all securities not held by such persons directly and inclusion in the table of shares not owned directly by such persons does not constitute an admission that such shares are beneficially owned by the director or officer for purposes of Section 16 of the Exchange Act or any other purpose. The address of each director, director nominee, and named executive officer is c/o Cross Country Healthcare, Inc., 5201 Congress Ave., Suite 160, Boca Raton, Florida 33487.

Name	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock Owned
BlackRock Inc. 50 Hudson Yards New York, NY 10001	2,522,204(a)	7.8%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,905,849(b)	5.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,904,150(c)	5.9%
Dwayne Allen	31,289(d)	*
Susan E. Ball	211,836(e)	*
Venkat Bhamidipati	29,759(f)	*
William J. Burns	293,878(g)	*
W. Larry Cash	223,312(h)	*
Kevin C. Clark	813,131(i)	2.5%
Gale Fitzgerald	194,249(j)	*
Marc S. Krug	58,670(k)	*
John A. Martins	197,507(l)	*
Janice E. Nevin, M.D., MPH	48,616(m)	*
Phil Noe	10,320(n)	*
All directors and executive officers as a group (14 individuals)	2,035,718	6.3%

*
Less than 1%
(a)
The information regarding the beneficial ownership of shares by BlackRock, Inc. was obtained from the amendment to Schedule 13G filed with the SEC on July 16, 2025. Such statement disclosed that BlackRock, Inc. has sole voting power over 2,390,171 shares, shared voting power over 0 shares, has sole dispositive power over 2,468,424 shares, and shared dispositive power over 0 shares.

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Notwithstanding the foregoing, Blackrock,Inc. filed a Form 13F-HR with the SEC on February 12, 2026 reporting investment discretion with respect to 2,522,204 shares.
(b)
The information regarding the beneficial ownership of shares by Dimensional Fund Advisors LP was obtained from the Schedule 13G filed with the SEC on February 9, 2024. Such statement disclosed that Dimensional Fund Advisors LP possesses sole voting power over 2,212,525 shares and sole dispositive power over 2,256,832 shares. Notwithstanding the foregoing, Dimensional Fund Advisors LP filed a Form 13F-HR with the SEC on February 12, 2026 reporting investment discretion with respect to 1,905,849 shares.

(c)
The information regarding the beneficial ownership of shares by Vanguard Group Inc. was obtained from the amendment to Schedule 13G filed with the SEC on January 31, 2025. Such statement disclosed that Vanguard Group Inc. has sole voting power over 0 shares, shared voting power over 22,304 shares, has sole dispositive power over 1,782,745 shares, and shared dispositive power over 50,191 shares. Notwithstanding the foregoing, Vanguard Group Inc. filed a Form 13F-HR with the SEC on January 29, 2026 reporting investment discretion with respect to 1,904,150 shares.

(d)	Includes 18,680 shares of Restricted Stock.
(e)	Includes 50,334 shares of Restricted Stock.
(f)	Includes 18,680 shares of Restricted Stock.
(g)	Includes 72,219 shares of Restricted Stock.
(h)	Includes 18,680 shares of Restricted Stock.
(i)	Includes 162,672 shares of Restricted Stock.
(j)	Includes 18,680 shares of Restricted Stock.
(k)	Includes 33,483 shares of Restricted Stock.
(l)
On December 14, 2025, Mr. Martins’ employment with the Company terminated, and he ceased to serve as the Company’s Chief Executive Officer and as a member of the Board. In connection with his separation, all of his outstanding unvested equity awards immediately became vested as of the effective date of the Martins Release.

(m)	Includes 18,680 shares of Restricted Stock.
(n)	Includes 5,205 shares of Restricted Stock.

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AUDIT MATTERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, including the Company’s internal controls, the quality of its financial reporting, and the independence and performance of the Company’s independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.crosscountryhealthcare.com.
Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations, and cash flows of the Company and its subsidiaries in conformity with U.S. generally accepted accounting principles, as well as expresses an opinion on the effectiveness of internal control over financial reporting, and discusses with us any issues they believe should be raised with us.
The Audit Committee reviewed the Company’s unaudited financial statements for each calendar quarter of 2025, as well as the Company’s audited financial statements for Fiscal 2025, and reviewed and discussed the financial statements with management and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.
We have received from D&T the written disclosures and the letter required by the applicable rules and standards of the Public Company Accounting Oversight Board (“PCAOB”) and discussed with D&T its independence from the Company and its management. The Audit Committee also discussed with D&T any matters required to be discussed by the applicable rules and standards of PCAOB.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
THE AUDIT COMMITTEE
Venkat Bhamidipati, Chairperson
Dwayne Allen, Member
W. Larry Cash, Member
Janice E. Nevin, M.D., MPH, Member
THIS REPORT IS NOT SOLICITING MATERIAL, IS NOT DEEMED TO BE FILED WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

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AUDIT FEES
D&T’s fees for services rendered during the fiscal years ended December 31, 2025 and December 31, 2024 are set forth below.

	2025	2024
Audit Fees	$1,731,500	$2,001,560
Audit-Related Fees	—	30,000
Tax Fees	—	37,800
All Other Fees	1,895	1,895
Total	$1,733,395	$2,071,255

Audit Fees consist of the fees billed for professional services rendered in connection with our annual audit and review of the financial statements included in our quarterly reports and services that are provided in connection with statutory and regulatory filings or engagements. Audit Fees for 2025 and 2024 included three quarterly reviews for each year. This category also includes fees for comfort letters, consents, assistance with and review of documents filed with the SEC, Section 404 attestation services, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards. The decrease in audit fees from fiscal year 2024 to 2025 was primarily due to no additional accounting matters paid in 2025.
Audit-Related Fees consist of the fees for assurance and related services, including due diligence services related to mergers and acquisitions, that are reasonably related to the performance of the audit and review of our financial statements and are not reported under Audit Fees.
Tax Fees consist of services rendered for tax compliance, advice, and planning.
All Other Fees consist of subscription fees for D&T’s accounting research tool.
All of the fees described above were approved by the Audit Committee or the Chairperson of the Audit Committee in advance, as allowed by the Audit Committee charter. The Audit Committee has considered, and is satisfied that, the provision of the services provided by D&T represented under the headings “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” is compatible with maintaining the principal accountant’s independence.

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POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM
It is the Company’s policy that the Audit Committee pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year. The Chairperson of the Audit Committee has been vested with the authority to approve or pre-approve services to be provided by the independent auditors when expedition of services is necessary, provided that the Chairperson reports any approval or pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee is prohibited from delegating its responsibility to pre-approve services of the independent auditor to management. None of the services of the independent auditors were approved by the Audit Committee pursuant to a waiver of the SEC’s rules regarding pre-approval.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the compensation paid to our named executive officers (“NEOs”), in Fiscal 2025. As discussed in Proposal No. 3, we are conducting a say-on-pay vote this year that requests your approval, on an advisory basis, of the 2025 compensation of our NEOs as described in this section and in the tables and accompanying narrative.
Our NEOs for Fiscal 2025 were:

Name	Position
Kevin C. Clark(1)	President, Chief Executive Officer, and Chairman
William J. Burns, MBA, CPA	EVP, Chief Financial Officer
Susan E. Ball, JD, MBA, RN	EVP, Chief Administrative Officer, General Counsel and Secretary
Marc Krug, JD, MBA	Group President
Phil Noe(2)	Former Chief Information Officer
John A. Martins(3)	Former President and Chief Executive Officer

(1)	Mr. Clark was appointed President and Chief Executive Officer effective December 14, 2025.
(2)
Effective March 10, 2026, Mr. Noe’s employment with the Company terminated, and he ceased to serve as the Company’s Chief Information Officer. For the avoidance of doubt, Mr. Noe was an executive officer of the Company for the entirety of Fiscal 2025.

(3)	On December 14, 2025, Mr. Martins’ employment with the Company terminated, and he ceased to serve as the Company’s Chief Executive Officer and as a member of the Board.

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COMPENSATION PHILOSOPHY

What we do		What we don’t do
☑	Majority of compensation is incentive-based and at-risk, with a significant portion tied to Company performance	X	No guaranteed incentive payments
☑	Engage independent compensation consultants	X	No 280G excise tax gross-ups
☑	Engage in peer group benchmarking to ensure NEO target pay remains competitive and within reasonable levels	X	No supplemental executive pension or retirement plans
☑	Due diligence in setting compensation targets and goals to tie incentives to multiple performance metrics over multiple time horizons, with capped award opportunities	X	No option repricing
☑	Periodically assess the compensation programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risks to the Company	X	Limited perquisites
☑	Severance payments require double-trigger in the event of change in control	X	No pledging and no hedging
☑	Maintain policy allowing for recoupment of equity and cash incentive payments in the event of a qualifying restatement
☑	Stock ownership guidelines: Chief Executive Officer (CEO) (3x base salary) and other senior executives (1x base salary), to be accumulated over three years

The philosophy of our executive compensation program is to align pay with performance and key strategic objectives, keep overall compensation competitive, and ensure that we can recruit, motivate, and retain high quality executive officers. Accordingly, our NEOs’ compensation is heavily weighted toward compensation that is performance-based and/or equity-based. Our NEO compensation design for Fiscal 2025 reflects this commitment, as do incentive award funding outcomes, with short-term incentive payouts well below target for Fiscal 2025 and no performance shares earned for the three-year measurement period ended December 31, 2025, due to below-threshold performance.
As discussed in greater detail below, our compensation philosophy serves as the basis of the Compensation Committee’s decisions regarding each of the following three components of pay, each of which is discussed below:
•	base salary;
•	short-term (annual) incentive compensation; and
•	long-term (equity) compensation.

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FISCAL 2025 COMPENSATION OVERVIEW

Impact of the Terminated Merger Agreement with Aya Healthcare
The Fiscal 2025 compensation program design and NEO pay determinations were impacted by the proposed merger with Aya Healthcare, the Merger Agreement for which terminated effective December 4, 2025. Specifically, the Merger Agreement prohibited any material increases in compensation levels or grant of equity awards during the pendency of the merger. As a result, no increases in base salaries or target pay opportunities were provided to any NEOs during Fiscal 2025, and annual equity awards to NEOs, which have historically been granted on March 31st each year were made on December 18th for Fiscal 2025. As discussed in greater detail below, the restricted share awards (“RSAs”) portion of the annual equity awards vest in three substantially equal installments on each of December 18, 2026, March 31, 2027 and March 31, 2028 to recognize the grantees’ service over the three-year period coinciding with the standard March 31st grant date. The performance-based share awards (“PSAs”) portion of the Fiscal 2025 annual equity awards is based on the Company’s achievement of the pre-determined performance metrics during the performance period beginning January 1, 2026 and ending December 31, 2027. As the Fiscal 2025 PSAs were not granted until December 2025, the Compensation Committee determined to shorten the performance period to two years and make corresponding adjustments to the PSA target award opportunities, reducing each NEO’s PSA target award opportunity by 33.3%. This 33.3% reduction also resulted in a 16.7% reduction in total target long-term incentive opportunity for Fiscal 2025 for those employed at the end of 2025.

Fiscal 2025 Executive Compensation Program Objectives
Notwithstanding the foregoing, Fiscal 2025 executive compensation remained consistent in design, with the Compensation Committee, under the guidance of the Board, structuring the Fiscal 2025 executive compensation program with the goal of ensuring that: (1) total direct compensation levels were sufficiently competitive to attract, motivate, and retain high quality executives; (2) performance-based, “at-risk” incentive compensation was a substantial portion of total compensation opportunities; and (3) long-term incentive compensation aligned NEOs’ interests with our stockholders’ interests to create long-term stockholder value. Following the termination of the Merger Agreement, Fiscal 2025 long-term incentives were structured with the goals of retaining key NEOs and linking a meaningful portion of NEO total compensation opportunities to longer-term sustainable performance and value creation. The equity-based incentive compensation was also designed to reinforce the Company’s near-term and longer-term strategic objectives and to provide NEOs with the opportunity to acquire a stake in our growth and prosperity. The executive compensation program was also structured to incentivize and reward NEOs for making sound business decisions, developing a high-performance team environment, accomplishing strategic and operational objectives, and increasing stockholder value, all of which we believe are essential to improving our financial performance and creating success.

Fiscal 2025 Executive Compensation Elements
Our NEOs’ compensation for Fiscal 2025 consisted of a base salary, an annual cash incentive (or bonus), and long-term equity awards, 60% of which were time-based RSAs that vest over a multi-year period ending March 31, 2028 and 40% of which were performance-based PSAs that are earned based on the achievement of certain predetermined performance measures. The allocation between the RSAs and PSAs, which has historically been 50% each and is expected to be in the future, was impacted by the shortened PSA performance period (as discussed above), thereby resulting in the RSAs being more heavily weighted in Fiscal 2025. However, the performance measures for the Fiscal 2025 PSAs remained consistent with prior years: (i) cumulative Adjusted EBITDA (a non-GAAP financial measure) (weighted 75%); and (ii) cumulative Adjusted EPS (a non-GAAP financial measure) (weighted 25%). See Annex A of this Proxy Statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
We do not provide defined benefit pension, supplemental retirement benefits, or executive perquisites to our NEOs, as they are not tied to performance.

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Consideration of Say-on-Pay Vote
As part of its compensation setting process, the Compensation Committee also considers the results of the prior year’s say-on-pay vote, which provides useful feedback regarding the perceived effectiveness of our executive compensation program and the program’s ability to align pay with performance and stockholder interests. For the fourteenth straight year, our executive compensation program received substantial stockholder support, with 98.7% of the votes cast in favor of the 2024 compensation of our NEOs at the 2025 Annual Meeting. As our Compensation Committee believes that the results of the vote reflected our stockholders’ strong support of the compensation decisions made by the Compensation Committee, our Compensation Committee did not approve any significant changes to our NEOs’ 2025 compensation program design as a result of the say-on-pay vote at the 2025 Annual Meeting.
DETERMINATION OF COMPENSATION

Role of the Compensation Committee
The Compensation Committee is composed solely of independent directors and is responsible for determining the compensation of our CEO and other NEOs. The Compensation Committee receives assistance from its independent compensation consultant, Pearl Meyer.
Our NEO compensation program is reviewed throughout the year and typically is approved annually during the first quarter, which coincides with the completion of our annual financial statement audit and release of annual earnings, as well as the approval of the budget for the then-current year. Award funding levels for any completed short-term and long-term incentive performance cycles are determined by the Compensation Committee and paid out, to the extent earned, during the first quarter of the following year. Current year target objectives are also established and any adjustments to base salaries are typically determined by the Compensation Committee during the first quarter.
Under guidance from the Board, the Compensation Committee takes many factors into account when making NEO compensation decisions, including benchmarking, the NEO’s individual performance, the financial and operational results of individual business units, our financial and operational results as a whole, the NEO’s historical compensation, internal pay equity, and any retention concerns. As part of the process, the CEO provides the Compensation Committee with the CEO’s assessment of the other NEOs’ performance and other factors used in developing the CEO’s recommendation for the other NEOs’ compensation, including salary adjustments, cash incentives, and equity grant levels for the then-current year. In looking at historical compensation, the Compensation Committee considers the progression of salary increases over time, each NEO’s actual versus planned performance and corresponding incentives earned, the potential realizable value of any outstanding equity grants, total overall compensation, and an evaluation of historical performance, overall economic outlook, and our stock performance. The Compensation Committee uses the same general factors in evaluating the CEO’s performance and compensation as it uses for the other NEOs; provided, however, that the CEO does not participate in the assessment or compensation deliberations and decisions with respect to the CEO.
Upon receipt of the information discussed above, the Compensation Committee discusses proposed compensation decisions for the CEO and other NEOs. Pursuant to our Governance Guidelines, the Compensation Committee is required to approve annually the compensation goals and objectives for the CEO and other NEOs and evaluate their performance in light of these goals before setting their salaries, bonuses, and other incentive and equity compensation. The Compensation Committee works to ensure that each NEO’s individual objectives are aligned with the business strategy, specific, measurable and set within an established timeframe. The Compensation Committee believes that maintaining the flexibility to make upward or downward adjustments to the various components of the NEOs’ compensation programs allows the Compensation Committee to appropriately provide incentives to the NEOs and ensures the alignment of the NEOs’ interests with those of our stockholders.

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Equity Compensation, Dilution, Repurchases, and Stockholder Alignment
As discussed above, Fiscal 2025 was an atypical year for the Company. Following the termination of the Merger Agreement and the resulting decline in the Company’s stock price, the Compensation Committee identified heightened retention risk among senior leadership and other key employees at a critical point in the Company’s standalone strategy. In response to these circumstances, in December 2025, the Compensation Committee approved the grant of the annual equity awards for directors and the NEOs, as well as for other executives and key employees whose equity awards had been deferred during the pendency of the transaction. Additionally, in connection with the CEO leadership change, Mr. Clark received a Fiscal 2025 annual equity award in connection with his appointment, and as a result of his termination, Mr. Martins’ shares of restricted stock and unvested PSAs became fully vested in accordance with the terms of his employment agreement. The Compensation Committee viewed these actions as necessary to ensure leadership continuity, maintain execution focus, and reinforce long term alignment with shareholders.
The Compensation Committee was mindful of stockholder dilution, particularly given the Company’s stock price at the time the awards were granted. In approving the awards, the Compensation Committee sought to balance retention needs with disciplined equity usage and stockholder alignment. The Fiscal 2025 awards approved by the Compensation Committee were structured with multi-year vesting, with awards consisting of time-based RSAs to encourage retention and performance-based PSAs to drive long term value creation. The Compensation Committee also considered projected equity overhang, burn rate, forfeitures during Fiscal 2025 resulting from employee turnover, and peer dilution practices. Importantly, the Compensation Committee determined to not reprice or replace long term incentive awards that were underwater.
In addition, the Company continued to execute share repurchases during 2025, as appropriate, to partially offset dilution and demonstrate continued discipline in capital allocation.
During Fiscal 2025, the Company granted or issued approximately 1.0 million shares in connection with employee equity awards. During the same period, the Company repurchased approximately 0.8 million shares under its authorized share repurchase program and has continued to make repurchases in 2026, to partially offset dilution and continue to execute on its capital allocation strategy. After giving effect to both equity awards and share repurchases, the net change in shares outstanding was approximately (0.6) million shares, or (1.7%), compared to the beginning of Fiscal 2025.

Role of Management
The CEO provides the Compensation Committee with the CEO’s assessment of the other NEOs’ performance and other factors used in developing the CEO’s recommendation for the other NEOs’ compensation, including salary adjustments, cash incentives and equity grant guidelines for the other NEOs’ compensation. After considering the CEO’s recommendations, the Compensation Committee makes all decisions regarding NEO compensation. The CEO does not participate in the assessment of the compensation deliberations and decisions with respect to the CEO.

Role of the Compensation Consultant
Annually, the Compensation Committee evaluates the Company’s executive compensation design, competitiveness, and effectiveness. Pearl Meyer assists the Compensation Committee with its evaluation by regularly participating in meetings and periodically conducting external market reviews and updates on executive pay trends and regulatory developments. Pearl Meyer conducted an external market review in Fiscal 2024, which found that NEOs’ target total direct compensation pay levels were below the 50th percentile market values of the compensation of similarly-positioned executives at the Company’s then-current industry peers and other comparably-sized organizations. However, due to challenging market conditions and the pending merger with Aya Healthcare ML comment), the Compensation Committee determined not to modify NEO pay opportunities for Fiscal 2025.

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Additionally, following the termination of the Merger Agreement, in connection with the CEO leadership transition in December 2025, the Compensation Committee engaged Pearl Meyer to conduct a review of CEO compensation practices as they relate to those of the Revised 2025 Peer Group (as defined below), as well as consider market data of other like-sized companies. The Compensation Committee considered the findings from this study when determining Mr. Clark’s compensation and the terms of his employment agreement in connection with his appointment as CEO (as discussed further below). Except with respect to the services described herein, Pearl Meyer did not provide any additional services to the Company during Fiscal 2025.

Role of Benchmarking
At the beginning of the executive compensation setting process each year, the Compensation Committee, in consultation with Pearl Meyer, determines the process by which it will work to ensure that the Company’s compensation programs are competitive. The peer group from Pearl Meyer’s 2024 market benchmarking study, which the Compensation Committee considered when establishing NEO pay opportunities for Fiscal 2025, included the following twelve companies within the healthcare services and staffing and general staffing industry sectors (the “2024 Peer Group”).

ORIGINAL 2025 PEER GROUP(1)
Addus HomeCare Corporation	Kelly Services, Inc.	Paycom Software, Inc.
Amedisys, Inc.	Kforce, Inc.	Pediatrix Medical Group, Inc.
AMN Healthcare Services, Inc.	Korn/Ferry International	R1 RCM Inc.
Heidrick & Struggles Int’l Inc.	National Healthcare Corporation	ZipRecruiter, Inc.
Following the termination of the Merger Agreement, the Compensation Committee, upon the recommendation of Pearl Meyer, approved a revised peer group of companies for the CEO market benchmarking study conducted by Pearl Meyer in December 2025. The peer group was revised to account for industry consolidation, as well as to reflect the Company’s relative size positioning. The revised peer group includes the following twelve companies within the healthcare services and staffing and general staffing industry sectors (the “2025 Peer Group”):

REVISED 2025 PEER GROUP(1)
Addus HomeCare Corporation	InnovAge Holding Corporation*	Pediatrix Medical Group, Inc.
AMN Healthcare Services, Inc.	Kelly Services, Inc.	The Pennant Group, Inc.*
Enhabit, Inc.*	Kforce, Inc.	TrueBlue, Inc.*
Heidrick & Struggles Int’l Inc.	Korn/Ferry International	ZipRecruiter, Inc.
*	Newly added peer company.
(1)
Amedisys, Inc. and R1 RCM Inc. were removed as peer companies in light of their respective acquisitions. National Healthcare Corporation and Paycom Software, Inc. were removed as peer companies due to their business focus.

As compared to the 2025 Peer Group, the Company is positioned above the 75th percentile for employee headcount, between the 25th and 50th percentiles for net sales, and below the 25th percentile for equity market capitalization (as of December 2025). The Compensation Committee determined, in consultation with Pearl Meyer, that the Revised 2025 Peer Group reflects companies falling within a generally comparable size range and represents companies with which we compete for business, executive talent, and investor capital.

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Factors such as revenue, business mix, profitability, business strategy, compensation philosophy, and incentive plan design vary among the peer companies and such differing factors affect the compensation that they provide to their executives. While informative to the Compensation Committee, such peer practices are not the only factors that influence the Compensation Committee’s NEO compensation decisions. The Compensation Committee also makes decisions based on the collective experience and knowledge of its members. Generally, our policy has been to position NEOs’ base salaries and target total direct compensation opportunities at or near the 50th percentile of market values for comparable positions at industry peers. As discussed above, Pearl Meyer’s 2024 analysis found that target total direct compensation (sum of base salary plus target short-term and long-term incentives) opportunities were below 50th percentile market values for all then-current NEOs (based on the Original 2025 Peer Group).
COMPONENTS OF FISCAL 2025 NEO COMPENSATION PROGRAM
The Compensation Committee uses various compensation elements to provide an overall competitive total compensation and benefits package to the NEOs that is designed to create stockholder value, commensurate with our financial results, and align with our business strategy. The Compensation Committee’s specific rationale, design, reward, process, and related information is outlined below.

Base Salary
We provide the NEOs with a base salary to compensate them for services rendered during the fiscal year. The NEOs’ salaries are determined based on each NEO’s position, performance, and level of responsibility and are reviewed annually. Peer group and market data from like-sized companies are utilized in the Compensation Committee’s review. Merit increases for NEOs are considered based on periodic external market studies and annual performance review, and are adjusted only as needed, not necessarily annually. The Compensation Committee generally seeks to position NEO base salaries within a competitive range defined as 90% to 110% of median market values for comparable roles at our industry peers and other companies of like size; however, as noted above, no market-based adjustments were made to the NEOs’ Fiscal 2025 compensation.
For 2025, the Compensation Committee decided to maintain base salaries at 2024 levels for all NEOs (excluding Mr. Clark, who was not a NEO during 2024).

NEO	2025 Base Salary ($)	2024 Base Salary ($)	% Increase vs Prior Year
Kevin C. Clark(1)	950,000	—	—
William J. Burns	550,000	550,000	0%
Susan E. Ball	500,000	500,000	0%
Marc Krug	450,000	450,000	0%
Phillip L. Noe	411,950	411,950	0%
John A. Martins	875,000	875,000	0%

(1)
Mr. Clark was appointed Chief Executive Officer effective December 14, 2025. In connection with determining Mr. Clark’s base salary, the Compensation Committee considered (i) his extensive experience of over 40 years of building and leading health staffing, technology, and workforce solutions companies, and (ii) CEO pay levels at industry peers (based on the December 2025 study conducted by Pearl Meyer).

Annual Cash Incentive Program
The Annual Cash Incentive Program is a core component of our “pay-for-performance” philosophy. The program is heavily weighted on our financial results for the Company or relevant business units and the goals are closely linked to our business strategy. The components of this program have historically included the incentive award opportunity (expressed as a percentage of base salary) and

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performance metrics determined by the Compensation Committee. To ensure the integrity of the performance metrics and minimize the risk of unanticipated outcomes, each performance metric has a minimum, target, and maximum performance range with corresponding percentages for award payout opportunities. The Compensation Committee may adjust performance measures for certain special, unusual, or non-recurring items at its sole discretion. See 2025 discussion below.
Each annual target cash incentive award opportunity is expressed as a percentage of the NEO’s base salary, which may be earned based on both the achievement of certain financial objectives (the “Objective Bonus” component, representing 80% of target award opportunities) and individual subjective considerations that are tied to individual objectives (the “Subjective Bonus” component, representing 20% of target award opportunities). If results fall below pre-established threshold levels, no cash award is payable under the Objective Bonus component, although a Subjective Bonus may still be paid at the discretion of the Compensation Committee based on the achievement of applicable individual and strategic goals. If results exceed pre-established outstanding goals, the maximum cash award payable under the Objective Bonus component is capped at 200% of the target award opportunity. The Compensation Committee believes that having a maximum cap disincentivizes excessive risk taking, reduces the likelihood of windfalls, and manages the Annual Cash Incentive Program’s costs. The award opportunity is established for each NEO with the desired emphasis on at-risk, variable pay (more at-risk, variable pay for senior executives) and internal pay equity (comparably positioned executives should have comparable award opportunities).
The Subjective Bonus opportunity is capped at a maximum amount of 100% of the target award opportunity for that component (20% of target award opportunities), subject to the sole discretion of the Compensation Committee. The Subjective Bonus may include various pre-established quantitative and qualitative goals for each NEO. The use of subjective criteria enables the Compensation Committee to consider a variety of subjective factors relative to each NEO’s specific responsibilities. This process allows the Compensation Committee to evaluate performance and to recognize individual contributions in light of our changing needs and strategic priorities, and to continue incentivizing sustainable profitable growth.
Consistent with the prior year, the Compensation Committee determined that the Objective Bonus component performance metrics for Fiscal 2025 would be Company Annual Revenue and Company Annual Adjusted EBITDA (a non-GAAP measure). Incentive payouts under the Annual Cash Incentive Program, at a reduced threshold level, begin upon achievement of a predetermined percentage of targeted objectives (generally 80% or higher for Company Annual Adjusted EBITDA and 90% for Company Annual Revenue), which can vary from year to year and from one performance metric to another, based on our internal business plan, current macroeconomic conditions, and market volatility. For Fiscal 2025, incentive award funding for threshold performance was set at 20% of corresponding target award opportunities. Payouts may exceed 100% (up to 200%) of target award opportunities if performance exceeds 100% of the target objectives as described above and set forth in the table below. Straight-line interpolation is used to determine award funding for performance results between minimum (or threshold), target, and maximum levels. We believe that an “all or nothing” approach could provide a disincentive compared to our variable funding approach that is better aligned with our overall operating objectives and ensures that pay varies in proportion to performance.
Historically, the Compensation Committee has established performance metrics and the weighting of each metric during its first Compensation Committee meeting of each year. The process for setting the performance metrics begins with the management team establishing preliminary goals based on the prior year’s results, the budget, strategic initiatives, industry performance, and projected economic conditions. The Compensation Committee assesses the difficulty of the goals and their implications for share price appreciation, revenue growth, and other related factors. For Fiscal 2025, Company Annual Adjusted EBITDA (a non-GAAP financial measure) and Company Annual Revenue targets for Fiscal 2025 were set at $52.9 million and $1.270 billion, respectively.

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The table below sets forth the percentages of the portion of the Fiscal 2025 Annual Cash Incentive Program that was payable upon achievement of the minimum, target, and maximum levels (with interpolation between levels) of the applicable performance metrics for each of our NEOs, except for Mr. Clark, as he did not participate in the Fiscal 2025 Annual Cash Incentive Program.

Performance Metric	Attainment Range (Minimum/ Target/ Maximum)	Payout Percentage (Minimum/ Target/ Maximum)	Burns	Ball	Krug	Noe	Martins
Company Annual Revenue (Objective Bonus)	90%/100%/105%	20%/100%/200%	20%	20%	20%	20%	20%
Company Annual Adjusted EBITDA* (Objective Bonus)	80%/100%/120%	20%/100%/200%	60%	60%	60%	60%	60%
Individual Objectives (Subjective Bonus)	n/a	0%/100%/**	20%	20%	20%	20%	20%
Totals			100%	100%	100%	100%	100%

*
This is a non-GAAP measure. See Annex A of this Proxy Statement for further discussion regarding how Company Annual Adjusted EBITDA was calculated from our Consolidated Financial Statements and a reconciliation of Company Annual Adjusted EBITDA to our results as reported under GAAP.

**	As noted above, payout in excess of 100% of the Subjective Bonus is solely at the discretion of the Compensation Committee.
The Compensation Committee determined that for Fiscal 2025, the Company did not achieve its minimum performance threshold for Company Annual Adjusted EBITDA ($42.3 million) or Company Annual Revenue ($1,143 billion) under the Annual Cash Incentive Program. As a result of the below-threshold results, our NEOs earned 0% of the target award opportunity for the Objective Bonus component for Fiscal 2025. Individual objectives may differ between NEOs, and the Compensation Committee assesses specific NEO attainment both qualitatively and quantitatively, with consideration given to factors such as business conditions and competing priorities or other significant individual contributions. For Fiscal 2025, individual objectives included, but were not limited to, continuing to advance our technology roadmap, implementing Phase I of our enterprise resource planning (ERP) implementation, improving productivity across the business, managing overall costs and improving cash collections, as well as various organizational goals and other special projects that align with our strategy. The Compensation Committee determined that for Fiscal 2025, Mr. Burns, Ms. Ball, and Mr. Krug each met all of their respective individual objectives, each earning 100% of the target award for this component. As a result, each of Mr. Burns, Ms. Ball, and Mr. Krug earned a 20% payout for the Fiscal 2025 Annual Cash Incentive Program. Mr. Noe earned 75% of the target award for his individual objectives, which resulted him earning a 15% payout for the Fiscal 2025 Annual Cash Incentive Program. Mr. Clark did not participate in the Fiscal 2025 Annual Cash Incentive Program in light of his appointment date, and Mr. Martins was not eligible for a payout under the Fiscal 2025 Annual Cash Incentive Program as a result of his termination. In approving these awards, the Compensation Committee took into consideration our NEOs’ strong contributions to protect and manage the business and seamlessly maintain operations during a time of cost-cutting measures by healthcare facilities, as well as the impact of the terminated merger transaction and the overall uncertainty of the economy.

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	Target Bonus Opportunity		Annual Incentive Bonus Earned
NEOs	% of Base Salary	$	% of Target Bonus Opportunity Earned	$
Kevin C. Clark (1)	—	—	—	—
William J. Burns	85%	467,500	20%	93,500
Susan E. Ball	75%	375,000	20%	75,000
Marc Krug	100%	450,000	20%	90,000
Phillip L. Noe	50%	205,975	15%	30,896
John A. Martins (2)	100%	875,000	—	—

(1)
As Mr. Clark was appointed Chief Executive Officer effective December 14, 2025, he did not participate in the Fiscal 2025 Annual Cash Incentive Program. Beginning in calendar year 2026 and for each calendar year thereafter during the term of the Clark Employment Agreement (as defined below), Mr. Clark will be eligible to participate in the Company’s Annual Cash Incentive Program. For calendar year 2026, Mr. Clark’s target Annual Cash Incentive Program bonus will be 100% of his base salary, with a maximum Annual Cash Incentive Program bonus opportunity of 180% of his base salary.

(2)
On December 14, 2025, Mr. Martins’ employment with the Company terminated, and he ceased to serve as the Company’s Chief Executive Officer and as a member of the Board. Accordingly, he did not receive a payout under the Fiscal 2025 Annual Cash Incentive Program. See page 61 for information regarding the severance benefits that Mr. Martins received in connection with his separation.

Long-Term Incentive Compensation
The Company uses equity-based awards to focus NEOs on long-term performance, to align NEOs’ financial interests with those of stockholders, and to create retention platforms. Equity-based awards for NEOs are generally made based on each NEO’s position, experience and performance, and competitive equity-based compensation levels. Further, the Compensation Committee determines the terms and conditions of equity grants taking into account market practices and the objectives of the compensation program. Retaining key talent is a significant factor for the Compensation Committee in determining the level of equity awards and the vesting schedule.

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As discussed above, in Fiscal 2025, 60% of the annual NEO equity awards were in the form of time-based RSAs and 40% were in the form of PSAs, in each case granted under our 2024 Omnibus Incentive Plan. This target value mix was used to enhance NEO retention and equity stakes, while also tying a meaningful portion of NEO compensation to specific longer-term financial performance goals and to focus management on maximizing stockholder value. As discussed above, the allocation between RSAs and PSAs also reflects the 33.3% reduction in target PSA award opportunities for Fiscal 2025 (as compared to the Fiscal 2024 target PSA award opportunities) due to the use of a two-year performance period as a result of the delayed grant timing. Further, this reduction also resulted in each NEO’s (except with respect to Mr. Martins, who did not receive any such equity awards) total target long-term incentive opportunity being decreased by 16.7% in Fiscal 2025 (as compared to the Fiscal 2025 total target long-term incentive opportunity). The total targeted long-term opportunities and mix for our NEOs for Fiscal 2025 are set forth in the following table:

Name	RSA Component (60% Weighting in 2025)		PSA Component (40% Weighting in 2025)(1)		Total Target LTI Opportunity(2)
	$ Value	% of Salary	$ Value	% of Salary	$ Value	% of Salary
Kevin C. Clark (3)	$1,306,250	137.5%	$870,877	91.7%	$2,177,127	229.2%
William J. Burns	$412,500	75.0%	$275,014	50.0%	$687,514	125.0%
Susan E. Ball	$287,500	57.5%	$191,676	38.3%	$479,176	95.8%
Marc Krug	$191,250	42.5%	$127,506	28.3%	$318,756	70.8%
Phillip L. Noe	$102,987	25.0%	$68,662	16.7%	$171,649	41.7%
John A. Martins (4)	—	—	—	—	—	—

(1)	Reflects the 33.3% reduction in target PSA award opportunities.
(2)	Reflects the 16.7% reduction in total target long-term incentive opportunities.
(3)
In connection with Mr. Clark’s appointment, the Compensation Committee determined that for Fiscal 2025, his target long-term incentive plan award should be valued at 275% of his base salary (without accounting for the 16.7% reduction noted above). In making this determination, the Compensation Committee considered Mr. Clark’s extensive experience and the CEO compensation peer data provided by Pearl Meyer.

(4)
On December 14, 2025, Mr. Martins’ employment with the Company terminated, and he ceased to serve as the Company’s Chief Executive Officer and as a member of the Board. Accordingly, Mr. Martins did not receive an annual equity award in Fiscal 2025, as such awards were granted after Mr. Martins’ employment with the Company terminated.

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The Compensation Committee normally approves the number of RSAs and the target number of PSAs to be granted to the NEOs on or around March 31st of each year. As discussed above, the grant date for Fiscal 2025 RSAs and PSAs was delayed until December 18, 2025. Grant date values of the RSAs and PSAs granted in Fiscal 2025 are set forth below and were based on the closing price of our Common Stock on the grant date. The percentages and eligibility are based on the terms of employment for certain NEOs or as may be determined by the Compensation Committee.

Name	Grant Date Value of RSAs (per share)	Number of RSAs	Grant Date Value of PSAs at Target (per share)	Target Number of PSAs
Kevin C. Clark	$8.03	162,672	$8.03	108,453
William J. Burns	$8.03	51,370	$8.03	34,249
Susan E. Ball	$8.03	35,804	$8.03	23,871
Marc Krug	$8.03	23,817	$8.03	15,879
Phillip L. Noe	$8.03	12,826	$8.03	8,551
John A. Martins (1)	—	—	—	—

(1)	Mr. Martins did not receive an annual equity award in Fiscal 2025.
All of the RSAs granted to the NEOs in Fiscal 2025 provide for vesting of 33.33% of the award on the first anniversary of the grant date, with an additional 33.33% vesting on March 31, 2027 and 33.33% vesting on March 31, 2028, subject to the NEO’s continued employment with the Company through the vesting date. This vesting schedule adheres to the 2024 Omnibus Incentive Plan’s one-year minimum vesting requirement while also adjusting the grant dates of the second and third tranches in recognition of the delayed grant date of the Fiscal 2025 annual equity awards.
Consistent with Fiscal 2024, the PSAs granted to the NEOs in Fiscal 2025 provide for the issuance of a number of shares based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) (weighted 75%) and cumulative Adjusted EPS (a non-GAAP financial measure) (weighted 25%). As noted above, due to the delayed grant date, the cumulative performance period for Fiscal 2025 PSAs was reduced from three years to two years, with performance hurdles and corresponding award funding opportunities summarized in the following table.

Performance Level	2-year Cumulative Adjusted EBITDA* Achieved (in thousands) ($000s)	Percentage of the Target Shares Earned	2-year Cumulative Adjusted EPS* Achieved	Percentage of the Target Shares Earned
Below Threshold	Less than $67,500	0%	Less than $0.49	0%
Threshold	$67,500	25%	$0.49	25%
Target	$90,000	100%	$0.65	100%
Maximum	$112,500	175%	$0.81	175%

*	This is a non-GAAP measure. See Annex A of this Proxy Statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

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OTHER COMPENSATION AND BENEFITS

Nonqualified Deferred Compensation Plans
We maintain the 2003 Deferred Compensation Plan and the 2017 Nonqualified Deferred Compensation Plan, each a non-qualified deferred compensation arrangement, intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Under the deferred compensation plans, designated employees, including our NEOs, may elect to defer the receipt of a portion of their annual base salary, bonus, and commission to our deferred compensation plans. We may also make a discretionary contribution to the deferred compensation plans on behalf of certain participants. Discretionary contributions to the 2003 Deferred Compensation Plan generally become vested three years from the date such contribution is made to the plan, upon the occurrence of a change in control, or upon a participant’s retirement, death during employment, or disability. Discretionary contributions to the 2017 Nonqualified Deferred Compensation Plan are subject to such vesting period as determined by the Company at the time of the contribution. We did not make any discretionary contributions to the plans in Fiscal 2025. Generally, payments under the deferred compensation plans automatically commence upon a participant’s retirement, termination of employment, or death during employment. Under certain limited circumstances described in the deferred compensation plans, participants may receive distributions during employment. To enable us to meet our financial commitment under the deferred compensation plans, assets may be set aside in a corporate-owned vehicle, which assets remain available to all our general creditors in the event of our insolvency. Participants of the deferred compensation plans are our unsecured general creditors with respect to the deferred compensation plan benefits.

401(k) Plan and Other Benefits
We maintain a 401(k) plan. The plan permits eligible employees, including the NEOs, to make voluntary, pre-tax contributions to the plan, up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution to the plan equal to a pre-determined percentage of an employee’s voluntary, pre-tax contributions and may make an additional discretionary profit-sharing contribution to the plan, subject to applicable tax limitations. Our NEOs are eligible for matching contributions, subject to regulatory limits on contributions to 401(k) plans. Eligible employees who elect to participate in the plan are generally vested in any matching contribution after three years of service with us and fully vested at all times in their employee contributions to the plan. The plan is intended to be tax-qualified under Section 401(k) of the Code, so that contributions to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan, and so that our contributions, if any, will be deductible by us when made.
In addition to the 401(k) plan, we provide our NEOs with the opportunity to elect health and dental coverage, company-paid group term life insurance, disability insurance, paid time off, and paid holidays programs applicable to other employees in their locality. These benefits are designed to be competitive with overall market practices and are in place to attract and retain the necessary talent in the business.

Perquisites
Our NEOs are not entitled to any perquisites that are not otherwise available to all of our employees. Additionally, we do not provide defined benefit pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

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Employment Agreements
Mr. Clark, President and Chief Executive Officer
On December 15, 2025, the Company announced Mr. Clark as President and Chief Executive Officer (“CEO”) effective December 14, 2025, and entered into a new employment agreement (the “Clark Employment Agreement”) with Mr. Clark, setting forth the terms of his employment and compensation as President and CEO of the Company. The Clark Employment Agreement provides for an initial three-year term, commencing on December 14, 2025 and expiring on December 14, 2028, with automatic renewals for successive one-year terms thereafter, unless either party has given at least 90 days prior written notice of such party’s intention not to renew the Clark Employment Agreement.
The Clark Employment Agreement provides for an initial base salary of $950,000 per annum, subject to annual review by the Compensation Committee. Beginning in calendar year 2026, Mr. Clark will be eligible to participate in the Company’s annual bonus plan. For calendar year 2026, Mr. Clark’s target bonus is 100% of his base salary, with a maximum bonus opportunity of 180% of his base salary. Commencing with calendar year 2027, Mr. Clark’s target bonus will be 125% of his base salary, with a maximum bonus opportunity of 180% of his base salary. In addition, Mr. Clark is eligible to participate in the Company’s long-term incentive plan, with any awards granted thereunder subject to the terms and conditions determined by the Compensation Committee. For calendar year 2025, Mr. Clark received a target long-term incentive plan award valued at 275% of his base salary. Mr. Clark’s target award increased to 300% of his base salary for calendar year 2026 and will increase to 325% of his base salary for calendar years 2027 and 2028. Mr. Clark is eligible to participate in all benefit plans and fringe benefit arrangements that are generally available to the Company’s senior executives.
If Mr. Clark’s employment is terminated by the Company without cause (as defined in the Clark Employment Agreement) or if Mr. Clark terminates his employment for good reason (as defined in the Clark Employment Agreement), subject to his timely delivery to the Company of an effective and irrevocable release of claims, he will be entitled to the following severance payments: (i) continued base salary payments at the rate in effect on the termination date for a period of two years following the termination date; (ii) an amount equal to two times the average bonus paid to Mr. Clark in the three immediately preceding calendar years or, if he was not an employee during the immediately three preceding calendar years, an amount equal to two times the annual bonus Mr. Clark would have earned during the calendar year in which such termination date occurs (such amount to be determined by the Compensation Committee, and provided that such amount will be no less than 50% of Mr. Clark’s target bonus for the calendar year in which such termination date occurs), payable in substantially equal installments for a period of two years following the termination date; (iii) subject to Mr. Clark’s timely election of health care continuation coverage, monthly COBRA reimbursements for Mr. Clark and his eligible dependents for a period of two years following the termination date; and (iv) accelerated vesting of all unvested restricted stock, performance stock awards (at target level performance), stock options, or other equity awards.
If Mr. Clark’s employment is terminated because the Company has given Mr. Clark notice of non-renewal of the Clark Employment Agreement, he will be entitled to a non-renewal payment equal to 18 months of his base salary, subject to his timely delivery to the Company of an effective and irrevocable release of claims.
Mr. Clark is also eligible to participate in the Company’s Executive Severance Plan (the “Executive Severance Plan”); provided, however, any severance payments or benefits that would become due under the Clark Employment Agreement, to the extent the same as the payments and benefits would be provided under the Executive Severance Plan, will be paid or provided to Mr. Clark on the same schedule as under the Clark Employment Agreement and any payments or benefits under the Executive Severance Plan that are in excess of payments or benefits that would be paid or provided under the Clark Employment Agreement will be paid

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or provided to Mr. Clark in accordance with the terms of the Executive Severance Plan. In all cases severance relating to base salary and bonuses will be paid in equal installments in accordance with the Company’s payroll practices during the 24-month period following Mr. Clark’s termination date.
Pursuant to the Clark Employment Agreement, during Mr. Clark’s employment and for a period of two years thereafter, Mr. Clark may not compete with the Company in any jurisdiction in which the Company’s business is conducted, nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Mr. Burns, Executive Vice President and Chief Financial Officer
On February 1, 2019, the Company appointed Mr. Burns as its Executive Vice President and Chief Financial Officer, pursuant to his amended and restated employment agreement with the Company (as amended from time to time, the “Burns Employment Agreement”). Mr. Burns previously served as the Company’s Chief Operating Officer from January 2018 to February 2019 and as the Company’s Chief Financial Officer from April 2013 to January 2018. The agreement provides for a minimum base salary of $525,000 per year, subject to annual review by the Compensation Committee. His base salary was increased to $550,000 beginning in the fiscal year ended December 31, 2022 (“Fiscal 2022”). He is eligible to participate in the Company’s annual bonus plan with a current target bonus of 85% of his base salary (increased from 75% of his base salary), effective beginning in Fiscal 2022, based on achieving performance goals to be established by the Compensation Committee. Per the Burns Employment Agreement, Mr. Burns is also eligible to participate in the Company’s long-term incentive plan and receive target awards valued at 150% of his base salary (increased from 125% of his base salary), effective beginning in Fiscal 2022, based on the level of achievement of performance goals as Chief Financial Officer to be established by the Compensation Committee. Such awards will be subject to the terms and conditions determined by the Compensation Committee.
Mr. Burns is eligible to participate in all benefit plans and fringe benefit arrangements available to the Company’s senior executives. If Mr. Burns’ employment is terminated by the Company without cause (as defined in the Burns Employment Agreement) or Mr. Burns terminates his employment for good reason (as defined in the Burns Employment Agreement), and if he is not otherwise entitled to receive severance benefits under our Executive Severance Plan (as described below), subject to his execution of a release of claims against the Company and its affiliates, he will be entitled to a severance payment equal to one year’s base salary and health insurance benefits.
Mr. Burns is entitled to participate in the Company’s Executive Severance Plan; provided, however, that if he is or becomes eligible to receive severance benefits under such plan, he will cease to be eligible for severance payments under his employment agreement described above and the Company’s sole obligation will be to pay him the amounts and benefits provided in the Executive Severance Plan, subject to the terms and conditions thereof.
During Mr. Burns’ employment and for a period of two years thereafter, Mr. Burns may not compete with the Company in any jurisdiction in which the Company’s business is conducted, nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Ms. Ball, Executive Vice President, Chief Administrative Officer, General Counsel and
Corporate Secretary
Ms. Ball joined the Company as its Corporate Counsel pursuant to the terms and conditions of an offer letter entered into on March 18, 2002 (the “Ball Offer Letter”). The Company amended the Ball Offer Letter on February 22, 2021 to increase her base salary to $430,000 and change her title to include Chief Administrative Officer. Her base salary is reviewed for increase on an annual basis by the Board or the Compensation Committee. Beginning in Fiscal 2022, her base salary was increased to $500,000. Although not addressed in the Ball Offer Letter, for each calendar year during the term, Ms. Ball is eligible to

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participate in the Company’s annual bonus plan with a target bonus of 75% of her base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, for each calendar year during the term, Ms. Ball is eligible to participate in the Company’s long-term incentive plan and receive target awards valued at 115% of her base salary (increased from 100% of her base salary), effective beginning in Fiscal 2022. Such awards will be subject to terms and conditions determined by the Compensation Committee. Ms. Ball is eligible to participate in all benefit plans and fringe benefit arrangements available to the Company’s senior executives.
If Ms. Ball’s employment is terminated by the Company without cause (as defined in the Ball Offer Letter) or if Ms. Ball terminates her employment for good reason (as defined in the Ball Offer Letter), and if she is not otherwise entitled to receive severance benefits under our Executive Severance Plan (as described below), subject to her execution of a release of claims against the Company and its affiliates, Ms. Ball will be entitled to continued payments of her base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination.
Ms. Ball is entitled to participate in the Company’s Executive Severance Plan; provided, however, that if she is or becomes eligible to receive severance benefits under such plan, she will cease to be eligible for severance payments under the Ball Offer Letter described above and the Company’s sole obligation will be to pay her the amounts and benefits provided in the Executive Severance Plan, subject to the terms and conditions thereof.
During Ms. Ball’s employment and for a period of one year thereafter, she may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may she intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Mr. Krug, Group President
Mr. Krug joined the Company as Vice President, Advanced Practice pursuant to the terms and conditions of an offer letter entered into on March 24, 2017 (the “Krug Offer Letter”). The Company amended the Krug Offer Letter on April 1, 2022, when Mr. Krug was promoted to Group President, with an increase of his annual base salary to $430,000, which is subject to annual review by the Compensation Committee. Beginning in the fiscal year ended December 31, 2023 (“Fiscal 2023”), the Board increased Mr. Krug’s base salary to $450,000 to align more closely with 50th percentile market values. In Fiscal 2023, Mr. Krug’s target bonus was increased to 100% of his base salary, based on achieving performance goals to be established by the Compensation Committee, and his target long-term incentive award opportunity was increased to 85% of his base salary. Such awards will be upon terms and conditions determined by the Compensation Committee. Mr. Krug is eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
Mr. Krug is entitled to participate in the Company’s Executive Severance Plan. During Mr. Krug’s employment and for a period of one year thereafter, he may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Mr. Noe, Former Chief Information Officer
As noted above. Mr. Noe served as the Company’s Chief Information Officer for the entirety of Fiscal 2025. On March 10, 2026, his employment with the Company terminated.
Mr. Noe joined the Company as Chief Information Officer pursuant to the terms and conditions of an offer letter entered into with the Company on April 5, 2021 (the “Noe Offer Letter”). Mr. Noe’s annual base salary was $411,950 (increased from $385,000 in March 2022), pursuant to the terms of the Noe Offer Letter, and was subject to annual review by the Compensation Committee. Mr. Noe’s target bonus was

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50% of his base salary, based on achieving performance goals established by the Compensation Committee. In addition, Mr. Noe’s target long-term incentive award opportunity was 50% of his base salary. Such awards were subject to the terms and conditions determined by the Compensation Committee. Mr. Noe was also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.
Mr. Noe was entitled to participate in the Company’s Executive Severance Plan. During Mr. Noe’s employment and for a period of one year thereafter, he may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers, or employees.
Mr. Martins, Former President and Chief Executive Officer
2022 Employment Agreement
On January 14, 2022, the Company appointed Mr. Martins as President and CEO and as a member of the Board effective March 31, 2022 (the “Martins Effective Date”), and entered into a new employment agreement (the “Martins Employment Agreement”) with Mr. Martins, setting forth the terms of his employment and compensation as President and CEO of the Company. The initial term of the Martins Employment Agreement was three years, commencing on April 1, 2022 and expiring on March 31, 2025, with automatic renewals for successive one-year terms thereafter, unless either party has given at least 90 days prior written notice of such party’s intention not to renew the Martins Employment Agreement.
The Martins Employment Agreement provided for an initial base salary of $725,000 per annum, which was increased to $825,000 following the first anniversary of the Martins Effective Date. In Fiscal 2023, the Board increased Mr. Martins’ base salary to $875,000 to align more closely with then-current 50th percentile market values. Pursuant to the Martins Employment Agreement, Mr. Martins was eligible to participate in the Company’s annual bonus plan and received an annual cash incentive bonus with a target award opportunity equal to no less than 100% of his base salary and a maximum opportunity equal to 180% of his base salary as determined by the Compensation Committee. In addition, during the term of the Martins Employment Agreement, Mr. Martins was eligible to participate in the Company’s long-term incentive plan, with the target value of any annual awards granted to Mr. Martins thereunder being equal to 200% of his base salary for the first year and 275% of his base salary for the second and third years. Such awards were upon terms and conditions determined by the Compensation Committee. Mr. Martins was eligible to participate in all benefit plans and fringe benefit arrangements generally available to the Company’s senior executives.
On December 14, 2025, Mr. Martins’ employment with the Company terminated, and he ceased to serve as the Company’s Chief Executive Officer and as a member of the Board. See page 61 for information regarding the severance benefits that Mr. Martins received in connection with his separation.

Severance & Change of Control Arrangements
We maintain an Executive Severance Plan pursuant to which, subject to executing a release, each NEO is entitled to receive certain severance payments and benefits if, within 90 days prior to, or within 18 months after, a “Change of Control” (as defined in the Executive Severance Plan) of the Company, such NEO is terminated without cause or incurs an “involuntary termination” (i.e., a resignation for good reason). The Executive Severance Plan provides for a “double-trigger” policy, which means that (1) the “Change of Control” must occur and (2) the NEO must be terminated without Cause (as defined in the Executive Severance Plan) or the NEO terminates for “Good Reason” (as defined in the Executive Severance Plan).
Under the Executive Severance Plan, as of December 31, 2025, Messrs. Clark and Burns, and Ms. Ball were entitled to receive continued base salary for a period of two years following termination, plus two times the amount of their applicable target bonus for the year in which a Change of Control occurs; and Messrs. Krug and Noe were entitled to receive continued base salary for a period of one year following

50

termination, plus one times the amount of their applicable target bonus of the year in which a Change of Control occurs. In addition, during such two- or one-year period, as applicable, we would continue to make group health, life, or other similar insurance plans available to such NEO and his or her dependents pursuant to the terms of our Executive Severance Plan, and we would pay for such coverage to the extent we paid for such coverage prior to the termination of employment. The severance benefits payable under the Executive Severance Plan are subject to the execution of a release and subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.
Under our general severance pay policy for all of our eligible employees, if an NEO (other than Messrs. Clark and Burns and Ms. Ball, whose arrangements are included in their respective employment agreements or offer letters) is terminated without Cause (as defined in our general severance pay policy) other than in connection with a Change of Control (as defined in the Executive Severance Plan), the NEO, subject to executing a release, would be entitled to one week’s base salary for each full year of continuous service with us.

Anti-Hedging Policy
Pursuant to our Securities Compliance Policy and Securities Disclosure Compliance Agreement for Employees and Non-Employee Directors, our NEOs, directors, and employees may not buy or sell or participate in puts, calls, transferable options, or other speculative rights and obligations, held directly or indirectly, with respect to equity securities of the Company. In addition, our NEOs, directors, and employees may not make a “short sale” (i.e., the sale of securities that they do not own at the time of the sale or that will not be delivered for more than 20 days).

Stock Ownership Guidelines
Under our stock ownership guidelines, our Chief Executive Officer must hold shares of Common Stock equal to three times the CEO’s base salary, to be accumulated over three years, and the Company’s other NEOs must hold shares of Common Stock equal to one time such NEO’s base salary, to be accumulated over three years. Both unvested and fully vested RSAs and fully vested PSAs, as well as directly- and indirectly-held shares, count towards this ownership requirement. As of March 30, 2026, all currently-employed NEOs are either in compliance with our stock ownership guidelines, or on track to gain compliance within such NEO’s respective three-year grace period.

Impact of Accounting and Tax Matters
As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of the compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”).
With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code. Section 162(m) limits the income tax deduction by the Company for compensation paid to certain executive officers to $1 million per year. As a result of amendments to Section 162(m) as part of the Tax Cuts and Jobs Acts of 2017, the Company is generally no longer able to take a deduction for any compensation paid to its current or former NEOs in excess of $1 million.

Compensation Recoupment Policy
In August 2023, the Company adopted the Compensation Recoupment Policy for executive officers (the “Recoupment Policy”), effective as of December 1, 2023, to comply with final rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requirements of the SEC, and listing rules of the Nasdaq Stock Market. The Recoupment Policy provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an

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accounting restatement and also provides the Compensation Committee with discretion to recoup in the event of fraud or misconduct. The Recoupment Policy further strengthens the Company’s risk mitigation program (as discussed below) by defining the economic consequences that misconduct has on the executive officer’s incentive-based compensation. The Recoupment Policy is in addition to any other requirements that might be imposed pursuant to applicable law.

Compensation Risk Management
Our Compensation Committee has specifically reviewed and, in consultation with Pearl Meyer, considered whether our executive compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. To avoid such risks, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the amount paid. We believe that our compensation programs reflect a balance of short-term, long-term, fixed and performance-based compensation in order to not encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation. We believe that this design ensures that our NEOs and other employees focus on the health of our business that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees. Our Recoupment Policy, anti-hedging policy, and stock ownership requirements also help to manage potential risks and promote alignment with stockholder interests. Accordingly, there were no material adjustments made to our compensation policies and practices during Fiscal 2025. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.
THE COMPENSATION COMMITTEE
W. Larry Cash, Chairman
Gale Fitzgerald, Member
THIS REPORT IS NOT SOLICITING MATERIAL, IS NOT DEEMED TO BE FILED WITH THE SEC, AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board and the Committee will evaluate the appropriate steps to take in relation to the foregoing.

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SUMMARY COMPENSATION TABLE
The following table provides a summary of the compensation received by our NEOs for the fiscal years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Kevin C. Clark President and Chief Executive Officer	2025	18,269	2,177,134	—	160,000	2,355,403

William J. Burns, EVP, Chief Financial Officer	2025	550,000	687,521	93,500	—	1,331,021
	2024	550,205	825,028	138,848	—	1,514,081
	2023	550,000	825,036	126,225	—	1,501,261

Susan E. Ball, EVP, Chief Administrative Officer, General Counsel and Secretary	2025	500,000	479,190	75,000	—	1,054,090
	2024	500,000	575,004	111,375	—	1,186,379
	2023	500,000	575,008	101,250	—	1,176,258

Marc Krug Group President	2025	450,000	318,759	90,000	—	858,759
	2024	450,000	382,524	133,650	—	966,174
	2023	449,231	382,520	121,500	—	953,251

Phillip L. Noe Chief Information Officer	2025	411,950	171,657	30,896	—	614,503
	2024	411,950	205,995	61,175	—	679,120

John A. Martins (3) Former President and Chief Executive Officer	2025	888,462	—	—	—	888,462
	2024	875,000	2,406,269	259,875	—	3,541,144
	2023	869,231	2,406,275	236,250	—	3,511,756

(1)
Amounts in this column reflect the aggregate grant date fair value of awards of RSAs and PSAs granted under our 2020 Omnibus Incentive Plan and 2024 Omnibus Incentive Plan and computed in accordance with ASC Topic 718 using the assumptions described in Note 14 of the notes to our consolidated financial statements contained in the 2025 Form 10-K. The aggregate grant date fair value per share of stock awards granted on December 18, 2025 was $8.03. The grant date fair value of the PSAs is based on the probable outcome of the performance conditions as of the grant date. The fair value of awards at the maximum level of achievement for the 2025 PSAs is as follows: Mr. Clark, $2,830,294; Mr. Burns, $893,787; Ms. Ball, $622,951; Mr. Krug, $415,191; and Mr. Noe, $223,154. Further information regarding the Fiscal 2025 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2025 Year-End.”

(2)
The amount shown for Mr. Clark represents $160,000 in director compensation that he received prior to his appointment as Chief Executive Officer on December 14, 2025. Following his appointment, Mr. Clark ceased receiving compensation for his service as a director.

(3)
On December 14, 2025, Mr. Martins’ employment with the Company terminated, and he ceased to serve as the Company’s Chief Executive Officer and as a member of the Board. See page 61 for information regarding the severance benefits that Mr. Martins received in connection with his separation.

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GRANTS OF PLAN-BASED AWARDS
The following table summarizes equity and non-equity incentive plan awards granted to our NEOs during Fiscal 2025.

Name	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin C. Clark (5)	12/18/25	12/17/25	—	—	—	27,113	108,453	189,793	—	870,878
	12/18/25	12/17/25	—	—	—	—	—	—	162,672	1,306,256
William J. Burns	—	—	168,300	467,500	841,500	—	—	—	—	—
	12/18/25	12/17/25	—	—	—	8,562	34,249	59,936	—	275,019
	12/18/25	12/17/25	—	—	—	—	—	—	51,370	412,501
Susan E. Ball	—	—	135,000	375,000	675,000	—	—	—	—	—
	12/18/25	12/17/25	—	—	—	5,968	23,871	41,774	—	191,684
	12/18/25	12/17/25	—	—	—	—	—	—	35,804	287,506
Marc Krug	—	—	162,000	450,000	810,000	—	—	—	—	—
	12/18/25	12/17/25	—	—	—	3,970	15,879	27,788	—	127,508
	12/18/25	12/17/25	—	—	—	—	—	—	23,817	191,251
Phillip L. Noe	—	—	74,151	205,975	370,755	—	—	—	—	—
	12/18/25	12/17/25	—	—	—	2,138	8,551	14,964	—	68,665
	12/18/25	12/17/25	—	—	—	—	—	—	12,826	102,993
John A. Martins (6)	—	—	315,000	875,000	1,575,000	—	—	—	—	—

(1)	Constitutes threshold, target, and maximum award opportunities for our NEOs under the Company’s Annual Cash Incentive Program, as described in the Compensation Discussion and Analysis section.
(2)
Constitutes threshold, target, and maximum number of shares related to the PSAs granted to the NEOs for Fiscal 2025, which have a two-year performance period ending on December 31, 2027. The PSAs provide for the issuance of a number of shares after the two-year performance period based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) (weighted 75%) and cumulative Adjusted EPS (a non-GAAP financial measure) (weighted 25%) at the end of the two-year period, as discussed in the Compensation Discussion and Analysis section.

(3)	All other stock awards include RSAs granted to the NEOs for Fiscal 2025, as described in the Compensation Discussion and Analysis section.
(4)
Grant date fair value of each equity award is computed in accordance with ASC Topic 718. The grant date fair value of the PSAs is based on the probable outcome of the performance conditions as of the grant date. Refer to the footnotes to the Summary Compensation Table.

(5)	Mr. Clark did not participate in the Company’s Fiscal 2025 Annual Cash Incentive Program.
(6)
On December 14, 2025, Mr. Martins’ employment with the Company terminated, and he ceased to serve as the Company’s Chief Executive Officer and as a member of the Board. Accordingly, Mr. Martins did not receive an annual equity award in Fiscal 2025, as such awards were granted after Mr. Martins’ employment with the Company terminated. Additionally, as he ceased to be employed by the Company as of December 14, 2025, he was not eligible to receive a payout under the Fiscal 2025 Annual Cash Incentive Program. See page 61 for information regarding the severance benefits that Mr. Martins received in connection with his separation.

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OUTSTANDING EQUITY AWARDS AT 2025 YEAR-END
The following table summarizes the outstanding equity awards as of December 31, 2025 held by our NEOs.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kevin C. Clark	12/18/25	162,672	1,317,643	108,453	878,469

William J. Burns	3/31/23	6,160	49,896	—	—
	3/31/24	14,689	118,981	22,036	178,492
	12/18/25	51,370	416,097	34,249	277,417

Susan E. Ball	3/31/23	4,293	34,773	—	—
	3/31/24	10,237	82,920	15,358	124,400
	12/18/25	35,804	290,012	23,871	193,355

Marc Krug	3/31/23	2,856	23,134	—	—
	3/31/24	6,810	55,161	10,217	82,758
	12/18/25	23,817	192,918	15,879	128,620

Phillip L. Noe	3/31/23	1,538	12,458	—	—
	3/31/24	3,667	29,703	5,502	44,566
	12/18/25	12,826	103,891	8,551	69,263

John A. Martins(4)	3/31/23	17,966	145,525	53,904	436,622
	3/31/24	42,842	347,020	64,270	520,587

(1)
RSA awards granted to the NEOs in Fiscal 2023 and Fiscal 2024 vest in three equal installments on the anniversary of the grant date, provided that the NEO continues to be employed with us through each vesting date. RSAs granted in Fiscal 2025 vest 33.3% on the first anniversary of the grant date, 33.3% on March 31, 2027, and 33.3% on March 31, 2028. PSA awards, if earned, provide for the issuance of a number of shares after the three-year performance period for grants in Fiscal 2023 and Fiscal 2024 and a two-year performance period for grants in Fiscal 2025 (at which time the performance condition is deemed to be achieved), with the underlying shares vesting and paid out on the third anniversary of the grant dates in Fiscal 2023 and Fiscal 2024 and on March 31, 2028 for grants in Fiscal 2025.

(2)
Awards in this column include RSAs that were granted in Fiscal 2023, Fiscal 2024, and Fiscal 2025. The market value of the shares in this column is measured by reference to the Company’s closing stock price as of December 31, 2025 of $8.10.

(3)
Except for Mr. Martins, awards in this column include PSAs granted in Fiscal 2024 and Fiscal 2025, for which the performance period will lapse as of December 31, 2026 and December 31, 2027, respectively. Except as noted below for Mr. Martins, none of the PSAs awarded in Fiscal 2023 were earned and accordingly no shares were issued following the March 31, 2026 vesting date. The market value of the

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shares in this column is measured by reference to the Company’s closing stock price as of December 31, 2025 of $8.10. The amounts reflected in this column assume that all goals under the PSAs will be achieved at the target level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.
(4)
On December 14, 2025, Mr. Martins’ employment with the Company terminated, and he ceased to serve as the Company’s Chief Executive Officer and as a member of the Board. In connection with his separation, all of Mr. Martins’ outstanding unvested equity awards immediately became vested as of the effective date of the Martins Release. However, as the effective date of the Martins Release was not until after the conclusion of Fiscal 2025, Mr. Martins’ equity awards are shown as outstanding as of December 31, 2025. See page 61 for information regarding the severance benefits that Mr. Martins received in connection with his separation.

OPTION EXERCISES AND STOCK VESTED IN 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin C. Clark	9,921	130,759
William J. Burns	34,224	509,595
Susan E. Ball	23,854	355,186
Marc Krug	14,362	213,850
Phillip L. Noe	8,545	127,235
John A. Martins	75,806	1,128.751

(1)	Value realized upon vesting of the stock awards represents the total number of shares vested multiplied by the closing price on the vesting date.

Potential Payments Upon Termination or Change in Control
The tables below describe and estimate the amounts and benefits that our NEOs, except with respect to Mr. Martins, would have been entitled to receive upon a change of control or a termination of their employment in certain circumstances, assuming such events occurred as of December 31, 2025 (based on the plans and arrangements in effect on such date). Where applicable, the amounts payable assume an $8.10 fair value of our Common Stock (the closing price on December 31, 2025). The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would have received in such circumstances. The tables exclude (i) compensation amounts accrued through December 31, 2025 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (ii) vested account balances under our retirement plans that are generally available to all of our salaried employees.
As discussed above, Mr. Martins ceased to be employed by the Company effective December 14, 2025. Accordingly, the narrative disclosure following the tables provides the actual amounts that Mr. Martins received in connection with the termination of his employment.

Kevin C. Clark:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	3,800,000(2)	—	3,800,000(2)	—
Health and Life Insurance Benefits	816(3)	—	816(3)	—
Acceleration of Equity Awards	2,196,113(4)	—	2,196,113(4)	2,196,113(4)
Total Termination Benefits:	5,996,929	—	5,996,929	2,196,113

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William J. Burns:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)	Change of Control without Termination ($)
Cash Payment	550,000(5)	—	2,035,000(2)	—
Health and Life Insurance Benefits	28,280(5)	—	56,561(3)	—
Acceleration of Equity Awards	—	—	1,040,882(4)	1,040,882(4)
Total Termination Benefits:	578,280	—	3,132,443	1,040,882

Susan E. Ball:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)(7)(8)	Change of Control without Termination ($)
Cash Payment	500,000(10)	—	1,750,000(2)	—
Health and Life Insurance Benefits	—	—	41,778(3)	—
Acceleration of Equity Awards	—	—	725,460(4)	725,460(4)
Total Termination Benefits:	500,000	—	2,517,238	725,460

Marc Krug:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)(7)(8)	Change of Control without Termination ($)
Cash Payment	69,231(9)	—	900,000(11)	—
Health and Life Insurance Benefits	—	—	28,240(12)	—
Acceleration of Equity Awards	—	—	482,590(4)	482,590(4)
Total Termination Benefits:	69,231	—	1,410,830	482,590

Phillip L. Noe:	Non-Change of Control Termination without Cause ($)(1)	Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)(7)(8)	Change of Control without Termination ($)
Cash Payment	31,688(9)	—	617,925(11)	—
Health and Life Insurance Benefits	—	—	336(12)	—
Acceleration of Equity Awards	—	—	259,880(4)	259,880(4)
Total Termination Benefits:	31,688	—	878,1411	259,880

(1)
“Cause” is generally defined under the Clark Employment Agreement as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) knowing, intentional, and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) gross negligence or willful misconduct with respect to his duties that results in material harm to the Company.

“Cause” is generally defined under Mr. Burns’ employment agreement as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense

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involving misuse or misappropriation of money or other property; (iii) continued material breach of the Company’s Code of Conduct or any obligations under the employment agreement for 30 days after the Company has given notice thereof in reasonable detail, if such breach has not been cured by him during such period; or (iv) gross negligence or willful misconduct with respect to his duties or gross misfeasance of office.
“Cause” is generally defined under Ms. Ball’s, Mr. Krug’s, and Mr. Noe’s offer letters as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him/her or another person or entity at the expense of the Company; (ii) pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) knowing, intentional, and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) gross negligence or willful misconduct with respect to his or her duties or gross misfeasance of office that results in material harm to the Company.
“Good Reason” is generally defined under Mr. Burns’ employment agreement as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence of such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties, or responsibilities; (ii) a material diminution in his base salary; (iii) a relocation of his principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.
“Good Reason” is generally defined under Ms. Ball’s, Mr. Krug’s, and Mr. Noe’s offer letters as, without his or her written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence of such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his or her then authority, duties or responsibilities or assignment of duties that are inconsistent with his or her status, title or position; (ii) a material diminution in his or her base salary or other compensation components; (iii) a relocation of his or her principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.
“Good Reason” is generally defined under the Clark Employment Agreement as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence of such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties, or responsibilities; (ii) a material diminution in his compensation components; (iii) a relocation of his principal business location to a location more than 25 miles outside of Boca Raton, Florida; or (iv) any material breach of the Clark Employment Agreement by the Company.
(2)
Represents two times the sum of base salary and target bonus. The severance benefits payable under the Executive Severance Plan are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. Severance payments are paid pro-rata over one year in accordance with the Company’s normal payroll practices starting 60 days after separation from service.

(3)	Represents two years of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.
(4)
Represents the value of unvested RSAs that would accelerate and vest on a change in control (as defined in the 2024 Omnibus Incentive Plan). The value is calculated by multiplying the number of shares of RSAs that accelerate by the per share closing price of the Common Stock on December 31, 2025 of $8.10. Awards issued on or after June 20, 2014, including performance-based share awards (PSAs), do

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not vest on change in control except at the discretion of the Compensation Committee. The above table assumes that all RSA awards will vest upon a change in control. Under the Clark Employment Agreement, the awards will also vest upon a non-change of control termination without cause.
(5)	Represents the sum of one year base salary and one year of benefits for Mr. Burns, paid pro-rata over one year in accordance with the Company’s normal payroll practices.
(6)
“Cause” is generally defined under our Executive Severance Plan as: (i) an NEO engaging in actions that are injurious to us (monetarily or otherwise) or (ii) an NEO’s conviction for any felony or any criminal violation involving dishonesty or fraud.

(7)
Under the Executive Severance Plan, “cause” is as defined under an NEO’s employment agreement with us, but (i) if the NEO does not have an employment agreement with us that defines “cause,” then “cause” is defined as termination due to an NEO’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity, or materially unsatisfactory performance of his or her duties for us or an affiliate as determined by the Compensation Committee in its sole discretion; or (ii) in the case where there is an employment agreement, or similar agreement, in effect between us or an affiliate and the NEO at the termination date that defines “cause”(or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement that conditions “cause” on occurrence of a change of control, such definition of “cause” shall not apply until a change of control actually takes place and then only with regard to a termination thereafter. Notwithstanding the foregoing, an NEO shall be deemed to be terminated for “Cause” if the NEO: (i) breaches the terms of any agreement between the Company or an affiliate and the NEO including, without limitation, an employment agreement or non-competition agreement or (ii) discloses to anyone outside of the Company or its affiliates, or uses in other than the Company’s or its affiliates’ business, without written authorization from the Company, any confidential information or proprietary information relating to the business of the Company or its affiliates acquired by the NEO prior to the termination date.

(8)
“Good Reason” (called an “involuntary termination” under the Executive Severance Plan) is generally defined under the Executive Severance Plan as: (i) without the employee’s express written consent, a significant reduction of the employee’s duties, position or responsibilities relative to the NEO’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the NEO from such position, duties, and responsibilities, unless the NEO is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position, or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute an “Involuntary Termination”; (ii) a reduction by the Company of the NEO’s base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the NEO is entitled immediately prior to such reduction with the result that the NEO’s overall benefits package is materially reduced (unless such reduction is applicable to all employees); or (iv) without the NEO’s express written consent, the relocation of the NEO to a facility or a location more than 35 miles from his or her current location.

(9)	Represents one week of base salary for each full year of continuous service with us.
(10)	Represents one year of base salary for Ms. Ball, paid pro-rata over one year in accordance with the Company’s normal payroll practices.
(11)
Represents the sum of one year of base salary plus target bonus, paid pro-rata over one year in accordance with the Company’s normal payroll practices. The severance benefits payable under the Executive Severance Plan are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.

(12)	Represents one year of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.

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Payments Upon Mr. Martins’ Termination of Employment
On December 14, 2025, Mr. Martins’ employment with the Company terminated, and he ceased to serve as the Company’s Chief Executive Officer and as a member of the Board. Pursuant to the Martins Employment Agreement, in connection with his termination, Mr. Martins was entitled to receive certain severance benefits upon his delivery and execution of a fully effective and irrevocable waiver and release of claims against the Company and related parties (the “Martins Release”). Mr. Martins delivered the Martins Release to the Company on December 31, 2025, and in accordance with its terms, the Martins Release became effective on January 8, 2026. Upon such effective date, Mr. Martins was entitled to receive a cash severance amount equal to $2,873,416.67, comprised of (i) $1,750,00, which is 24 months of Mr. Martins’ base salary, plus (ii) $1,123,416.67, which is equal to two times the average actual Annual Cash Incentive Program bonus paid to Mr. Martins in the immediately prior three calendar years. Such cash severance amount is to be paid to Mr. Martins in equal installments for a period of 24 months following the separation date, commencing on the 60th day following such date.
Additionally, Mr. Martins’ 60,808 shares of unrestricted stock and 118,174 shares of unvested PSAs became fully vested on the effective date of the Martins Release (with such PSAs vesting at target). Mr. Martins was also eligible for 24 months of continued health benefits under the Company’s health plans pursuant to COBRA. The aggregate value of Mr. Martins’ severance benefits was $4,399,420, consisting of (i) $2,873,417 in cash severance, (ii) $1,469,442 in equity award acceleration, and (iii) $56,561 in continued health benefits.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our “median” paid employee and the annual total compensation of our principal executive officer (“PEO”). As previously discussed, Mr. Clark, the former Chairman of the Board was appointed President and Chief Executive Officer on December 14, 2025, and was serving as our PEO on the Determination Date (as defined below). In accordance with Instruction 10 to Item 402(u), we have elected to annualize Mr. Clark’s compensation for purposes of determining our pay ratio for purposes of determining our pay ratio for Fiscal 2025. As Mr. Clark received a Fiscal 2025 annual long-term equity award (the value of which was not pro-rated) and as no payments were earned for the Fiscal 2025 Annual Cash Incentive Program, Mr. Clark’s annualized compensation is equal to the sum of (1) his annualized base salary, (2) the grant date fair value of his Fiscal 2025 RSA and PSA awards, and (3) $160,000 in director compensation that he received prior to his appointment as CEO. Accordingly, the annualized total compensation of our PEO was $3,287,134, and the annual total compensation of our median employee (excluding our PEO) was $23,350. Based on this information, the ratio of the annual total compensation of our PEO to that of our median employee for Fiscal 2025 was 141 to 1.
The methodology and material assumptions, adjustments, and estimates used to identify our median employee for this purpose were as follows, with no change from the prior year:
We determined that, as of December 31, 2025 (the “Determination Date”), our employee population, including our full-time, part-time, and temporary employees, consisted of approximately 9,404 individuals, with 8,589 of these individuals located in the U.S. and 815 individuals located outside the U.S. For purposes of determining our pay ratio, our designated employee population included a total of 8,589 U.S. employees and 815 non-U.S. employees.
To identify the median employee, we used total cash compensation as our consistently applied compensation measure. For new employees, who were hired in Fiscal 2025 but did not work for the Company for the entire fiscal year, compensation was annualized for the full year and compensation for part-time employees was annualized but not converted into a full-time equivalent. We did not make any cost-of-living adjustments in identifying the median employee. Using this methodology, we determined our

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new median employee based on the actual cash compensation, consisting of salary, overtime pay, bonus and commissions, and other cash earnings, paid to each employee in the identified employee population for the period from January 1, 2025 through December 31, 2025.
Once we identified our median employee, the employee’s total compensation for 2025 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation amount reported above. With respect to our PEO’s annual total compensation, we used the amount reported in the Total column in the Summary Compensation Table of this Proxy Statement.
We believe the above pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance; however, due to the flexible approaches permitted in calculating the PEO pay ratio, comparisons among companies may not be very meaningful.

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Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance for the fiscal years listed below. You should refer to our Compensation Discussion and Analysis (“CD&A”) for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.
The following table discloses information on “compensation actually paid” (“CAP”) to our principal executive officers (“PEOs”) and to our other NEOs on an average basis (“non-PEO NEOs”) during the specified years alongside total shareholder return (“TSR”) and net income metrics, as well as a Company-selected measure of Adjusted EBITDA, which is a non-GAAP measure. See Annex A of this Proxy Statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.
The Company believes that Adjusted EBITDA is the most important financial metric in linking actual incentives earned by our NEOs to Company performance. The majority (60%) of target annual cash incentive award opportunities for our NEOs are tied to Adjusted EBITDA goals. The PSAs granted to the NEOs in Fiscal 2025 provided for the issuance of shares based on the level of attainment of cumulative Adjusted EBITDA over a two-year performance period (weighted 75%) and cumulative Adjusted EPS over the two-year performance period (a non-GAAP financial measure) (weighted 25%).
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2020. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies included in the Dow Jones US Business Training & Employment Agencies Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K.

							Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO – Clark ($)(b)(1)	Summary Compensation Table Total for PEO – Martins ($)(b)(1)	Compensation Actually Paid to PEO – Clark ($)(c)(1)	Compensation Actually Paid to PEO – Martins ($)(c)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(d)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(e)(1)	Total Shareholder Return ($)(f)	Peer Group Total Shareholder Return ($)(g)	Net Income ($)(h)	Company Selected Measure Adjusted EBITDA ($)(i)
2025(2)	2,337,134	888,462	2,306,706	986,061	771,675	582,703	91.32	63.51	(94,841,934)	26,799,500
2024(3)	N/A	3,541,144	N/A	1,466,865	944,232	440,337	204.74	87.96	(14,556,062)	49,073,400
2023(4)	N/A	3,511,756	N/A	1,516,035	1,133,823	335,914	255.24	91.22	72,630,799	144,420,693
2022(5)	483,840	3,285,738	(1,659,783)	4,131,136	1,585,715	1,636,920	299.55	95.32	188,460,809	301,716,323
2021(6)	4,446,758	N/A	17,863,020	N/A	1,446,211	3,577,462	312.97	135.30	132,002,036	162,053,021

(1)	Mr. Clark served as PEO until March 31, 2022, when Mr. Martins succeeded him. Mr. Martins then served as PEO until December 14, 2025. On December 14, 2025, Mr. Clark again became PEO.
The following non-PEO NEOs are included in the average figures shown in columns (d) and (e):
2025: William J. Burns, Susan E. Ball, Marc Krug, and Phillip L. Noe
2024: William J. Burns, Susan E. Ball, Marc Krug, Phillip L. Noe, and Daniel J. White
2022 and 2023: William J. Burns, Susan E. Ball, Daniel J. White, and Marc Krug
2021: John A. Martins, William J. Burns, Susan E. Ball, and Buffy S. White

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The methodology for calculating amounts presented in the columns “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for CAP, are provided in the below footnotes to the table.

Note (2) - 2025 Adjustments	PEO - Clark ($)	PEO - Martins ($)	Average non-PEO NEOs ($)
Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,177,134)	—	(414,282)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	2,196,113	—	417,893
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	—	345,481	(126,379)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(49,407)	(247,882)	(66,204)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—	—
Total Adjustments	(30,428)	97,599	(188,972)
Summary Compensation Table Total	2,337,134	888,462	—
Average Summary Compensation Table Total	—	—	771,675
Compensation Actually Paid	2,306,706	986,061	—
Average Compensation Actually Paid	—	—	582,703

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Note (3) - 2024 Adjustments	PEO – Martins ($)	Average non-PEO NEOs ($)
Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,406,269)	(397,710)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,167,143	192,906
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(663,279)	(129,491)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(171,874)	(85,614)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	(83,986)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—
Total Adjustments	(2,074,279)	(503,895)
Summary Compensation Table Total	3,541,144	—
Average Summary Compensation Table Total	—	944,232
Compensation Actually Paid	1,466,865	—
Average Compensation Actually Paid	—	440,337

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Note (4) - 2023 Adjustments	PEO - Martins ($)	Average non-PEO NEOs ($)
Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,406,275)	(541,271)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,525,483	343,145
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(1,043,746)	(447,151)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(71,183)	(152,632)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—
Total Adjustments	(1,995,721)	(797,909)
Summary Compensation Table Total	3,511,756	—
Average Summary Compensation Table Total	—	1,133,823
Compensation Actually Paid	1,516,035	—
Average Compensation Actually Paid	—	335,914

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Note (5) - 2022 Adjustments	PEO - Clark ($)	PEO - Martins ($)	Average non-PEO NEOs ($)
Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(125,009)	(1,450,026)	(526,282)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	191,331	2,355,724	865,732
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(433,563)	(26,220)	(59,505)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(1,776,382)	(34,080)	(228,740)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—	—
Total Adjustments	(2,143,623)	845,398	51,205
Summary Compensation Table Total	483,840	3,285,738
Average Summary Compensation Table Total	—	—	1,585,715
Compensation Actually Paid	(1,659,783)	4,131,136	—
Average Compensation Actually Paid	—	—	1,636,920

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Note (6) - 2021 Adjustments	PEO - Clark ($)	Average non-PEO NEOs ($)
Deductions for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,268,758)	(432,826)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	5,395,467	1,029,328
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	9,726,542	1,434,406
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	563,011	100,343
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—
Total Adjustments	13,416,262	2,131,251
Summary Compensation Table Total	4,446,758
Average Summary Compensation Table Total	—	1,446,211
Compensation Actually Paid	17,863,020	—
Average Compensation Actually Paid	—	3,577,462

As required, below is an unranked list of the most important measures used by the Company to link compensation actually paid to all our NEOs, including the PEO, to Company performance for Fiscal 2025. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis.”

2025 Most Important Measures (Unranked)
Revenue
Adjusted EBITDA
Adjusted EPS

Relationship between “Compensation Actually Paid” and Performance Measures
The charts below show, for the past five years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the PEO and non-PEO CAP and (i) the Company’s TSR; (ii) the Company’s net (loss) income; and (iii) the Company’s Adjusted EBITDA. Fiscal 2025 PEO CAP as shown in the charts below reflects the sum of Mr. Martins’ CAP for his service as PEO from January 1, 2025 to December 14, 2025, and Mr. Clark’s CAP for his service as PEO from December 14, 2025 through December 15, 2025.
CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid under those

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awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected by the higher CAP in 2021). For a discussion of how our Compensation Committee assessed our performance and our NEOs’ pay each year, see “Compensation Discussion and Analysis” in this Proxy Statement and in the proxy statements for the Annual Meetings of Stockholders held in 2021 through 2025.

Company TSR v. Peer Group TSR
$350
$300
$250
$200
$150
$100
$50
$-
2021
2022
2023
2024
2025
Company TSR
Peer Group TSR

TSR in the above chart, in the case of both the Company and the Dow Jones US Business Training & Employment Agencies Index as noted in the Pay versus Performance table, reflects the cumulative return of $100 as if invested on December 31, 2021.

Compensation Actually Paid v. Company TSR
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$350
$300
$250
$200
$150
$100
$50
$-
2021
2022
2023
2024
2025
PEO Comp Actually Paid
NEO Avg Comp Actually Paid
Company TSR

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As shown in the above chart, CAP generally correlates to Company TSR, with the exception of Fiscal 2025 PEO CAP, which reflects changes in PEO compensation as a result of the CEO leadership change.

PEO CAP and non-PEO NEOs CAP include long-term incentive awards, of which a certain percentage, ranging from 35% in Fiscal 2021 to 40% in Fiscal 2025, are tied to the future performance of the Company, including Adjusted EBITDA.

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OUR ANNUAL MEETING & OTHER INFORMATION
OUR PROPOSALS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board currently consists of six members, whose current terms expire at the Annual Meeting. Each of these directors is standing for re-election at the Annual Meeting.
Each director nominee elected will hold office until the 2027 Annual Meeting of Stockholders and until a successor has been duly elected and qualified unless, prior to such meeting, a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation, or removal. All director nominees were elected at the 2025 Annual Meeting of Stockholders.
Each director nominee has agreed to serve, if elected, and management has no reason to believe that he or she will be unavailable to serve. If any of the director nominees should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board in place of such director nominee. Shares properly voted will be voted FOR each director nominee unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more of the director nominees listed. A proxy cannot be voted for a greater number of persons than the six director nominees.

Name	Age	Position
Kevin C. Clark	65	President, Chief Executive Officer, Chairman of the Board, and Director
Dwayne Allen	64	Director
Venkat Bhamidipati	59	Chairperson of the Audit Committee and Director
W. Larry Cash	77	Lead Director, Chairperson of the Compensation Committee
Gale Fitzgerald	75	Chairperson of the Governance and Nominating Committee and Director
Janice E. Nevin, M.D., MPH	65	Director

For information as to the shares of the Common Stock held by our director nominees, see “Security Ownership of Certain Beneficial Owners and Management” and for a biographical summary of our director nominees, see “Our Board of Directors.” There are no arrangements or understandings between any of the director nominees or executive officers and any other person pursuant to which our director nominees or executive officers have been selected for their respective positions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH
OF THE DIRECTOR NOMINEES
(PROPOSAL NO. 1 ON YOUR PROXY CARD)

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PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
D&T has served as our independent registered public accounting firm since 2015. The Audit Committee annually evaluates the selection of our independent registered accounting firm and has reappointed D&T as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2026. In deciding whether to reappoint D&T, the Audit Committee considered a number of factors, including, but not limited to D&T’s independence, quality of services, effectiveness of communications, and technical expertise and knowledge of the industry. The Audit Committee is directly involved with the selection of the lead engagement partner, including in connection with the mandated rotation of the independent auditor’s lead engagement partner every five years.
Although stockholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting stockholder input is a matter of good corporate governance. If the stockholders fail to ratify the appointment of D&T, it will be considered as a directive to the Audit Committee and the Board to consider the appointment of another independent accounting firm; however, the Board and the Audit Committee are not required to do so. Even if D&T’s appointment is ratified, the Board and the Audit Committee may select a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.
Members of D&T are expected to be present by virtual participation at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The Audit Committee deems the ratification of the appointment of D&T as our independent registered public accounting firm to be in the best interest of the Company and its stockholders and recommends that holders of our Common Stock vote FOR Proposal No. 2.
The affirmative vote of holders of a majority of shares represented at the Annual Meeting, by virtual participation, or by proxy and entitled to vote is required for the ratification of the Audit Committee’s selection of D&T as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2 ON YOUR PROXY CARD)

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PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 34 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 54, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that our executive compensation program has been effective in aligning NEO pay with performance outcomes and in reinforcing key business and strategic objectives in support of long-term value creation.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.”
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. This proposal gives the Company’s stockholders the opportunity to express their views on the compensation of its named executive officers in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies, and practices described in this Proxy Statement.
The Board and the Compensation Committee value the opinions of the Company’s stockholders and, to the extent that any significant vote against the named executive officer compensation occurs, the Board will consider the stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take such actions.
The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. At our 2023 annual meeting of stockholders, our stockholders voted to conduct the “say-on-pay” advisory vote on an annual basis. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at our 2027 Annual Meeting of Stockholders, and the next say-on-frequency advisory vote will be held at our 2029 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR
NAMED EXECUTIVE OFFICERS IN 2025
(PROPOSAL NO. 3 ON YOUR PROXY CARD)

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PROPOSAL NO. 4: VOTE TO APPROVE AN AMENDMENT AND RESTATEMENT OF
THE CROSS COUNTRY HEALTHCARE, INC. 2024 OMNIBUS INCENTIVE PLAN
Overview
The Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan (the “Existing Plan”) was initially adopted on May 14, 2024 upon approval by our stockholders at our 2024 Annual Meeting. The Existing Plan is a successor to the Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan, as amended (the “Prior Plan”). No additional grants have been made under the Prior Plan since the effective date of the Existing Plan. We are now seeking stockholder approval of this proposal to adopt the amendment and restatement of the Existing Plan (the “Amended Plan”) at our Annual Meeting. Our Board adopted the Amended Plan on March 11, 2026, upon recommendation of the Compensation Committee (the “Committee”), subject to stockholder approval at the Annual Meeting. If approved by our stockholders, the Amended Plan will become effective as of the date of the stockholder approval (the “Effective Date”).
The Board is seeking stockholder approval of the Amended Plan in order to (i) meet Nasdaq listing requirements, (ii) allow incentive stock options awarded under the Amended Plan to meet the requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), (iii) continue to maintain a limit on annual compensation of non-employee directors, and (iv) conform to good corporate governance.
The principal changes made to the Amended Plan are to:
•	increase the number of shares of our common stock, par value $0.0001 per share (“Common Stock”) reserved for issuance by an additional 1,500,000 shares; and
•	extend the term of the Amended Plan until the day immediately preceding the tenth anniversary of the Effective Date.
The Amended Plan will enable the Company to continue its compensation program that is intended to encourage directors, employees, consultants and advisors of the Company to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and to align the economic interests of such individuals with those of the stockholders.
Reasons for the Amended Plan
Incentive compensation programs play a pivotal role in the Company’s efforts to attract and retain key personnel essential to the Company’s long-term growth and financial success. We are asking our stockholders to approve the Amended Plan to assist the Company in attracting and retaining qualified personnel. If our stockholders do not approve the Amended Plan, although we will continue to be able to grant awards under the Existing Plan, we will be limited in our ability to continue to issue awards in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain.
As of March 16, 2026, a total of 2,636,673, shares of Common Stock were available for grant under the Existing Plan, assuming outstanding awards that vest based on attainment of performance goals become vested and are settled reflecting maximum performance achievement. We believe that this current reserve of shares of Common Stock (“Shares”) is insufficient to meet our future needs with respect to attracting, motivating and retaining key personnel in a competitive market for talent. Grants under the Existing Plan are a vital element of our compensation program and the continued ability to grant such awards at competitive levels is in the best interest of the Company and our stockholders. Additionally, a significant portion of long-term incentive award opportunities for our executives are provided in the form of performance-based equity tied to multi-year financial performance goals in support of long-term value creation. If this Proposal 4 is not approved, then we would be at a disadvantage against our competitors for recruiting, retaining, and motivating individuals critical to our success. Without an appropriate reserve of Shares to grant competitive

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equity-based incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain, and motivate the talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based incentives, by contrast, directly align a portion of the compensation of our service providers with the economic interests of our stockholders.
Highlights of the Amended Plan
The Amended Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect stockholders’ interests, as described below:
•	No evergreen authorization. The Amended Plan does not contain an “evergreen” Share reserve, meaning that the Share reserve will not be increased without further stockholder approval.
•
No liberal share recycling provisions. The Amended Plan prohibits the re-use of Shares withheld or delivered to satisfy the exercise price of a stock option or base price of a SAR or to satisfy tax withholding requirements associated with any award. The Amended Plan also prohibits “net share counting” upon the exercise of stock options or SARs and prohibits the re-use of Shares purchased on the open market with the proceeds of option exercises.

•
Limit on awards to non-employee directors. The Amended Plan imposes an aggregate limit on the value of awards that may be granted, when aggregated with cash fees that may be paid, to each non-employee director for services as a non-employee director in any year to $600,000 in total value.

•
Minimum vesting requirements. The Amended Plan requires a one-year minimum vesting schedule for awards, except that up to 5% of the Shares reserved for issuance (subject to certain adjustments) are available for grant without regard to this requirement, and awards granted to non-employee directors on the date of an annual stockholders’ meeting satisfy this requirement if they provide for vesting at the stockholders’ meeting immediately following the grant date (but in any event not less than 50 weeks following the date of grant).

•
Ban on in-the-money stock options and SARs. The Amended Plan prohibits the grant of stock options or stock appreciation rights with an exercise price or base price that is less than fair market value on the date of grant.

•
No repricing or grant of discounted stock options or SARs. The Amended Plan prohibits repricing of options or SARs either by amending an existing award or substituting a new award for a cancelled award that has an exercise price or base amount less than the exercise price or base amount applicable to the original award without stockholder approval.

•	No single-trigger acceleration. The Amended Plan does not provide for automatic vesting acceleration of awards in connection with a change in control of the Company.
•
No dividends on unvested awards. The Amended Plan prohibits dividends or dividend equivalents to be granted in connection with stock options or SARs and prohibits payment of dividends or dividend equivalents on unvested awards until the underlying awards have vested.

•
Subject to applicable recoupment policies. Awards granted under the Amended Plan are subject to any applicable recoupment policies, share trading policies, and other policies that may be approved or implemented by the Board or the Compensation Committee from time to time.

•	Administered by an independent committee. The Amended Plan will be administered by an independent committee of the Board.

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Determination of the Number of Shares Available for Awards under the Amended Plan
If this Proposal 4 is approved by our stockholders, subject to adjustments as described below, the maximum aggregate number of Shares that may be issued under the Amended Plan will be 1,500,000. In addition, subject to adjustments described below, any Shares that remained available for awards under the Existing Plan as of the Effective Date and any Shares subject to awards granted under the Existing Plan and awards granted under the Prior Plan, in each case that were outstanding as of the Effective Date that, following the Effective Date, are forfeited, terminated, surrendered, exchanged, or cancelled or that expire without the issuance of such Shares, may be issued with respect to awards under the Amended Plan on or after the Effective Date.
In determining the number of Shares to be authorized for issuance under the Amended Plan, the Board, in consultation with Pearl Meyer, considered a number of factors, including our historical equity grant practices (including participation levels and “burn rate,” as discussed below), the anticipated number of Shares needed for future awards, a dilution analysis, competitive data from relevant peer companies and input from our stockholders. As of March 16, 2026, 2,636,673 Shares remain available for awards under the Existing Plan, and the Board took such Shares into account when determining the number of additional Shares to request under the Existing Plan. Our equity grant participation currently extends well below the senior executive level, and we plan to continue to place significant emphasis on equity-based compensation going forward, to focus participants on long-term value creation and further promote alignment with stockholder interests.
Dilution Analysis
The table below shows our potential dilution levels based on our Common Stock outstanding as of March 16, 2026, the new Shares requested for issuance under the Amended Plan, and our total equity awards outstanding as of March 16, 2026. The Board believes that the number of Shares requested under Amended Plan represents a reasonable amount of potential equity dilution and will allow us to continue granting equity awards to a broad group of executives and other key employees and service providers to further strengthen alignment with stockholder interests.

Potential Overhang with Additional 1,500,000 Requested Shares as of March 16, 2026
Stock Options Outstanding under the Existing Plan and the Prior Plan	0
Full Value Awards Outstanding under the Existing Plan and the Prior Plan(1)	1,207,511
Total Equity Awards Outstanding under the Existing Plan and the Prior Plan(2)	1,207,511
Shares Available for Grant under the Existing Plan(3)	2,636,673
Additional Shares Requested under the Amended Plan	1,500,000
Total Potential Overhang under the Amended Plan and the Prior Plan(4)	5,344,184
Shares of Common Stock Outstanding	31,328,125
Fully Diluted Shares(5)	36,672,309
Potential Dilution of 1,500,000 Shares as a Percentage of Fully Diluted Shares	4.09

(1)
“Full Value Awards Outstanding under the Existing Plan and the Prior Plan” represents the sum of (i) 867,647 time-based RSAs granted under the Existing Plan and Prior Plan and (ii) 339,864 PSAs, assuming target performance, in each case as of March 16, 2026. The number of Shares to be issued in settlement of PSAs range from 0% to 175% of target, based upon achievement of the performance goals. Although the figure includes PSAs assuming target performance, as of March 16, 2026, no PSAs were earned and 339,864 PSAs were unearned. Of those unearned PSAs, it is expected that no PSAs will be returned to the reserve under the Existing Plan on March 31, 2026 in accordance with their terms.

(2)
“Total Equity Awards Outstanding under the Existing Plan and the Prior Plan” represents the sum of (i) Stock Options Outstanding under the Existing Plan and the Prior Plan and (ii) Full Value Awards under the Existing Plan and the Prior Plan, in each case as of March 16, 2026.

(3)
The “Shares Available for Grant under the Existing Plan” reflects the number of Shares remaining available for grants under the Existing Plan as of March 16, 2026, assuming maximum performance of PSAs.

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(4)
“Total Potential Overhang under the Amended Plan and the Prior Plan” represents the sum of (i) Total Equity Awards Outstanding under the Existing Plan and the Prior Plan as of March 16, 2026, plus (ii) Shares Available for Grant under the Existing Plan as of March 16, 2026, plus (iii) Shares Requested under the Amended Plan, as if the share request had been approved as of March 16, 2026.

(5)	“Fully Diluted Shares” is the sum of (i) Total Potential Overhang, plus (ii) Shares of Common Stock Outstanding as of March 16, 2026.
Burn Rate
In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our Share usage (referred to as “burn rate”) each calendar year and over time. The table below sets forth the following information regarding the awards granted under the Existing Plan and the Prior Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a calendar year has been calculated as follows: (1) all Shares subject to RSAs granted and PSAs earned in the applicable calendar year, divided by (2) the weighted average number of Shares outstanding as of the last day of the applicable calendar year.

Equity Award Burn Rate Calculation for Fiscal 2023 - 2025
Calendar Year	Weighted Average # of Common Shares Outstanding (CSO)	# of Time- Based Restricted Shares Granted	# of Performance Shares Granted	# of Performance Shares Earned	Total # of Shares for Burn Rate Calculation	Burn Rate
2023	35,158,000	319,312	200,487	238,253	557,565	1.59%
2024	33,379,000	375,377	170,880	145,908	521,285	1.56%
2025	32,409,000	734,347	271,524	85,001	819,348	2.53%
3-Year Average						1.89%

The burn rate means that we used an annual average of 1.89% of the weighted average Shares outstanding for awards granted or earned over the past three calendar years. Actual Share usage will vary over time, impacted by various factors such as participation levels, award opportunities and mix, grant date prices, and Company performance. As previously noted, a significant portion of long-term incentive award opportunities for NEOs and certain other senior executives are provided in the form of PSAs tied to multi-year goals in support of long-term value creation.
Summary of Amended Plan
The material terms of the Amended Plan are summarized below. A copy of the full text of the Amended Plan is attached to this Proxy Statement in Appendix A. This summary of the Amended Plan is not intended to be a complete description of the Amended Plan and is qualified in its entirety by the actual text of the Amended Plan to which reference is made. Capitalized terms used, but not defined, in the following summary have the meaning assigned to those terms in the Amended Plan.
Purpose
The Amended Plan is intended to provide participants with an incentive to contribute materially to the Company’s growth by aligning the economic interests of the participants with those of the Company’s stockholders.

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Types of Awards
The Amended Plan provides for the issuance of stock options (including incentive stock options and nonqualified stock options), SARs, stock awards, stock units, other stock-based awards, and cash awards to employees, non-employee directors, and consultants of the Company or its subsidiaries.
Administration
The Amended Plan will be administered by the Committee, provided that awards to members of the Board must be authorized by a majority of the Board. The Committee can delegate authority to administer the Amended Plan to one or more subcommittees of the Committee, as it determines to be appropriate. In addition, subject to compliance with applicable laws and applicable stock exchange requirements, the Committee may delegate some or all of its authority to officers, or a committee of officers of the Company, with respect to grants of awards to employees, advisors, or consultants who are not executive officers or directors subject to reporting obligations under Section 16 of the Exchange Act and who are not the officers delegated such authority.
The Committee will determine (i) the individuals who will receive awards under the Amended Plan; (ii) the type, size, terms, and conditions of awards under the Amended Plan, consistent with the Amended Plan; (iii) when grants of awards will be made and, subject to the minimum vesting requirements described below, the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) the amounts payable based on whether performance goals were met, with discretion to make adjustments to the amounts payable as the Committee deems appropriate and in the Company’s best interests; (v) when to amend previously granted awards, subject to the limitations set forth in the Amended Plan; (vi) the terms and guidelines that apply to individuals living outside the U.S. who receive grants under the Amended Plan; and (vii) the resolution of any other matters arising under the Amended Plan.
The term “Committee” in this description of the Amended Plan will refer to the Committee, our Board, or any subcommittee or officers, as applicable, that has authority with respect to a specific grant.
Shares Subject to the Amended Plan
Subject to adjustment described below, our Amended Plan authorizes the issuance or transfer of up to 1,500,000 Shares with respect to awards granted under the Amended Plan on and after the Effective Date. In addition, subject to adjustment described below, the Amended Plan provides that any Shares that remained available for awards under the Existing Plan as of the Effective Date and any Shares subject to awards granted under the Existing Plan or under the Prior Plan that are outstanding as of the Effective Date and expire, or are terminated, surrendered, cancelled, forfeited or exchanged for any reason without issuance of such Shares on or after the Effective Date shall be available for new awards under the Amended Plan. Subject to adjustment, as described below, the aggregate number of Shares available for issuance or transfer under the Amended Plan pursuant to incentive stock options granted on and after the Effective Date cannot exceed 1,500,000 Shares.
The Shares issuable under the Amended Plan may be drawn from Shares of authorized but unissued Common Stock or from Shares that we acquire, including Shares purchased on the open market.
If awards granted under the Amended Plan or the Prior Plan expire, terminate, or are surrendered, cancelled, forfeited, or exchanged without having been exercised, vested, or paid in Shares on or after the Effective Date, the Shares subject to such awards will again be available for purposes of the Amended Plan. Shares surrendered in payment of an option’s exercise price, including options granted under the Prior Plan that are exercised on or after the Effective Date, are not available for re-issuance under the Amended Plan. Furthermore, Shares withheld or surrendered for payment of taxes with respect to awards, including such awards granted under the Prior Plan, are not available for reissuance. If SARs are granted, the full number of

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Shares subject to the SARs are considered issued under the Amended Plan, without regard to the number of Shares issued upon exercise of the SARs. If grants of awards are settled in cash rather than Shares, any Shares that were previously subject to such awards will again be available for issuance or transfer under the Amended Plan. If we repurchase the Shares on the open market with proceeds from an option’s exercise price (including options granted under the Prior Plan), then such Shares cannot be made available for issuance under the Amended Plan.
The number of Shares available under the Amended Plan will not be reduced by the Shares that are issued or transferred under awards made pursuant to an assumption, substitution, or exchange for previously granted awards of a company that we acquired in a transaction. Additionally, subject to applicable stock exchange listing and Code requirements, Shares available under an acquired company’s stockholder approved plan, as adjusted, may be used by the Company for grants of awards under the Amended Plan, and they will not reduce the Amended Plan’s Share reserve.
Non-Employee Director Limit
Subject to adjustment, as described below, the maximum aggregate grant date value of Shares (as determined for financial reporting purposes) granted to any non-employee director in a calendar year, taken together with any cash fees earned by such non-employee director for services rendered as a non-employee director during the calendar year, cannot exceed $600,000 in total value. This calculation excludes the value of any dividend equivalents paid pursuant to grants of awards from any previous year.
Adjustments
If there is any change in the number or kind of Shares outstanding because of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split, or combination or exchange of shares; (ii) a merger, reorganization, or consolidation; (iii) a reclassification or change in par value of Shares; or (iv) any other unusual or infrequently occurring event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced because of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Committee will equitably adjust (i) the maximum number and kind of Shares available for issuance under the Amended Plan; the number and kind of Shares covered by outstanding awards under the Amended Plan; the number and kind of Shares issued and to be issued under the Plan; and the price per Share or applicable market value of awards. Adjustments may include adjustments to the exercise price of options, base amount of SARs, performance goals and such other terms and conditions that the Committee deems appropriate and subject to the Amended Plan’s repricing restrictions.
The Committee will make adjustments to reflect changes in the number, kind, or value or Shares issued to prevent, to the extent possible, the enlargement or dilution of rights and benefits under the Amended Plan and for any outstanding awards, in each case subject to and consistent with applicable law. The Committee will eliminate any fractional Shares resulting from adjustment.
The Committee may also make adjustments to the terms and conditions of outstanding awards in recognition of unusual or nonrecurring events, including acquisitions and dispositions of business assets, which affect the Company, its subsidiaries, or business units, or any financial statements of the Company or its subsidiaries, or in response to changes in applicable laws, regulations, or accounting principles. In the event of certain transactions that represent a change in control (as described below), the change in control provisions of the Amended Plan will apply.
The Committee has sole discretion and authority to determine the adjustments to be made, and adjustments by the Committee are final, binding, and conclusive.

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Eligibility
All employees and non-employee directors, and certain key advisors (including consultants and advisors of the Company) that provide services to us and our subsidiaries are eligible to participate in the Amended Plan. The Committee will select which eligible service providers will receive grants of awards under the Amended Plan. As of March 16, 2026, approximately 77 employees (including 9 executive officers), 5 non-employee directors, 2 consultants, and 0 advisors would have been eligible to participate in the Amended Plan if the Amended Plan were in effect on such date.
As the Company’s officers and non-employee directors are eligible to participate in the Amended Plan, they may be deemed to have an interest in this proposal.
Vesting and Minimum Vesting Requirements
The Committee determines the vesting and exercisability terms of awards granted under the Amended Plan and such awards will have regular vesting schedules that provide that no portion of an award is scheduled to vest earlier than one year from the draft of grant. However, (i) awards granted to non-employee directors will be deemed to satisfy this minimum vesting requirement if granted on the date of our annual meeting of stockholders and vest on the date of our annual meeting of stockholders immediately following the date of grant (but in any event, not less than 50 weeks following the date of grant), and (ii) up to 5% of the Shares reserved under the Amended Plan as of the Effective Date (subject to adjustment as described above) may be granted without regard to this minimum vesting requirement. The Committee may accelerate vesting of any award, in its discretion.
Options
Under our Amended Plan, the Committee may grant incentive stock options and nonqualified stock options. Incentive stock options may be granted to employees of the Company or employees of any parent or subsidiary of the Company, in accordance with Section 424 of the Code. Nonqualified stock options may be granted to employees, non-employee directors, and key advisors. The exercise price of an option granted under the Amended Plan will be determined by the Committee, but cannot be less than the fair market value of a Share on the date that the option is granted. If an incentive stock option is granted to a 10% stockholder, the exercise price cannot be less than 110% of the fair market value of a Share on the date that the option is granted.
The Committee will determine the term of an option, with a term limit of no more than ten years from the date of grant. However, an incentive stock option that is granted to a 10% stockholder cannot have a term that exceeds five years from the date of grant. In the event that on the last day of the term of a nonqualified stock option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the nonqualified stock option will be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
Subject to the minimum vesting requirements of the Amended Plan, options will become exercisable according to the terms and conditions set by the Committee in the award agreement, including upon the attainment of specified performance goals. The Committee may accelerate the exercisability of any outstanding options at any time and for any reason. The Committee will determine in the award agreement under what circumstances and during what time period a participant may exercise an option after termination of employment or service. Any options granted to non-exempt employees cannot be exercisable for at least six months after the grant date (except, as determined by the Committee, upon the Participant’s death, disability, or retirement, or upon a change in control (as described below) or other circumstances permitted by applicable regulations).

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A participant can exercise an option that has become exercisable by delivering a notice of exercise to the Company. The exercise price for any option is generally payable in cash or check. In certain circumstances, the exercise price may be paid: (i) as permitted by the Committee, by the surrender of Shares with an aggregate fair market value on the date the option is exercised equal to the exercise price; (ii) by payment through a broker in accordance with procedures established by the Federal Reserve Board; (iii) if permitted by the Committee, by withholding Shares subject to the exercisable option that have a fair market value on the date of exercise equal to the aggregate exercise price; or (iv) by such other method as the Committee approves.
Stock Awards
The Committee may grant stock awards of our Common Stock to anyone eligible under the Amended Plan. Stock awards may be subject to restrictions as the Committee determines. The restrictions, if any, may lapse over a specified period or based on the satisfaction of pre-established criteria, as determined by the Committee, including, but not limited to, restrictions based on the achievement of performance goals. The award agreement will set the period of time during which the stock awards will be subject to restrictions, during which time a participant cannot sell, assign, transfer, pledge, or otherwise dispose of the shares of a stock award, except as permitted by the Committee.
If a participant ceases to be employed by or provide services to the Company during any restricted period, or if other specified conditions are not met, any unvested portion of the stock award will be forfeited, unless the Committee determines otherwise.
Unless otherwise determined by the Committee, a participant will have the right to vote the participant’s shares and the right to receive dividends or other distributions paid on the shares, subject to any restrictions, including the achievement of performance goals, that the Committee may determine. However, dividends with respect to stock awards will only vest and be paid if and to the extent that the underlying stock award vests.
Stock Units
The Committee may grant stock units to anyone eligible to participate in the Amended Plan. Stock units represent hypothetical Shares, and each represents a right that a participant has to receive a Share or amount of cash based on the Common Stock’s value, if and when specified conditions are met.
Stock units become payable if certain conditions or circumstances are met, including specified performance goals. The Committee may accelerate vesting or payment for any reason and at any time, provided that the acceleration complies with Section 409A of the Code. Payment for stock units can be made in Common Stock, cash, or any combination of the two as determined by the Committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise.
Stock Appreciation Rights
The Committee may grant SARs to anyone eligible for the Amended Plan separately or in tandem with any option. Tandem SARs for non-qualified stock options may be granted at the time an option is granted or while an option is outstanding. In the case of incentive stock options, SARs may only be granted at the time the incentive stock option is granted. The Committee will establish the base amount of the SAR at the time when the SAR is granted, which will be equal to or greater than the fair market value of a share of our Common Stock as of the date of grant, as well as the vesting and other restrictions applicable to the exercisability of a SAR.

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If a SAR is granted in tandem with an option, the number of SARs that are exercisable during a specified period will not exceed the number of Shares that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related SARs will terminate, and upon the exercise of a SAR, the related option will terminate to the extent of an equal number of Shares. Generally, SARs may only be exercised while the participant is employed by, or providing services to, us or during an applicable period following termination. If a SAR is granted to a non-exempt employee, it may not be exercisable for at least six months after the date of grant (except, as determined by the Committee, upon the Participant’s death, disability, or retirement, or upon a change in control (as described below) or other circumstances permitted by applicable regulations).
When a participant exercises a SAR, the participant will receive the excess of the fair market value of the underlying Common Stock over the base amount of the SAR. The appreciation of a SAR will be paid in Shares, cash, or both.
The term of any SAR cannot exceed ten years from the date of grant. In the event that on the last day of the term of a SAR, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our Common Stock under our insider trading policy, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
Other Stock-Based Awards
The Committee may grant other stock-based awards that are based on or measured by our Common Stock to anyone who is eligible to participate in the Amended Plan, subject to terms and conditions set by the Committee. Other stock-based awards may be subject to the achievement of performance goals or criteria, and may be payable in cash, Shares, or a combination of the two, as determined by the Committee.
Cash Awards
The Committee may grant cash awards to employees who are executive officers and other key employees of the Company. The Committee shall determine the terms and conditions applicable to cash awards, including the criteria for the vesting and payment of cash awards, and cash awards need not relate to the value of Shares.
Dividend Equivalents
The Committee may grant dividend equivalents in connection with stock units or other stock-based awards, either in the award agreement or at any point following the grant of the stock unit or other stock-based award. Dividends and dividend equivalents granted in connection with an award of stock units or other stock-based award will vest and be paid only if and to the extent that the underlying award of stock units or other stock-based award is vested and paid. Dividend equivalents may be payable in cash or Shares and upon terms and conditions set by the Committee.
Dividends and dividend equivalents may not be granted in connections with options or SARs.
Prohibition on Repricing
Except in connection with a corporate transaction involving the Company, the Committee may not (i) amend the terms of any outstanding stock options or SARs to reduce the exercise price or base price, as applicable; (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price that is lower than the exercise price or base price of the original option or SAR; or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities without stockholder approval.

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Change in Control
If we experience a change in control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding grants that are not exercised, unvested, or paid at the time of the change in control will be assumed by or replaced with grants (with respect to cash, securities, or a combination thereof) that have comparable terms by the surviving corporation (or a parent or subsidiary of the surviving corporation).
Unless the Committee or applicable award agreement provides otherwise, if a participant’s employment or service to the Company is terminated by reason of involuntary dismissal or discharge by the Employer for reasons other than cause upon or within twelve months following a change in control, the participant’s awards become fully vested as of the date of such termination. For awards that become vested based, in whole or in part, on performance, the applicable award agreement must specify how to calculate the portion of such grant that becomes vested.
If there is a change in control and all outstanding grants are not assumed by or replaced with grants that have comparable terms by the surviving company, then the Committee may (but is not required to) adjust the terms and conditions of outstanding awards, including, without limitation, taking any of the following actions (or combination thereof) without the consent of any participant:
•
determine that outstanding options and SARs will automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, other stock-based awards, dividend equivalents, and cash awards immediately lapse;

•
determine that participants will receive payment, in an amount and form determined by the Committee, in settlement of outstanding stock units, other stock-based awards, cash awards, or dividend equivalents;

•
require that participants surrender their outstanding stock options and SARs in exchange for a payment by the Company, in cash or Shares, equal to the difference between the exercise price and the fair market value of the underlying Shares; provided, however, if the per Share fair market value of our Common Stock does not exceed the per Share stock option exercise price or SAR base amount, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR; or

•	after giving participants an opportunity to exercise all of their outstanding stock options and SARs, terminate any unexercised stock options and SARs on the date determined by the Committee.
In general terms, a change in control under the Amended Plan occurs if:
•	the consummation of a transaction where a person, entity, or affiliated group, with certain exceptions, becomes the beneficial owner of more than 50% of our then-outstanding voting securities;
•
during any period of two consecutive years, individuals who at the beginning of the period constitute the Board, and (with certain exceptions) any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

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•
we merge into another entity, other than a merger which would result in the voting securities of the Company outstanding immediately prior to the transaction continuing to represent more than 35% of the combined voting power of the voting securities of the surviving entity or surviving entity’s parent immediately after such merger or consolidation;

•
we sell or dispose of all or substantially all of our assets, other than the sale or disposition of all or substantially all of our assets to a person or persons who beneficially own, directly or indirectly, at least 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale; or

•	our stockholders approve a complete liquidation.
Deferrals
The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the participant in connection with a grant under the Amended Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.
Valuation
The fair market value per Share on any relevant date under the Amended Plan will be deemed to be equal to the price as reported during regular trading hours on the principal national securities exchange in the United States on which Shares are traded. If Shares are not traded on any national securities exchange, the fair market value shall be the price as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, or, if the Shares are not reported or quoted on the relevant date, on the first day prior to the relevant date on which the Shares were reported or quoted. If the Shares are not traded, listed, or otherwise reported or quoted, then fair market value shall be determined by the Committee in good faith, taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable.
Withholding
All awards under the Amended Plan are subject to applicable U.S. federal (including FICA), state and local, foreign, or other tax withholding requirements. We may require participants or other persons receiving or exercising awards to pay an amount sufficient to satisfy such tax withholding requirements with respect to such awards, or we may deduct from other wages and compensation paid by us the amount of any withholding taxes due with respect to such grant. We may also take any other actions that the Committee deems advisable to enable us to satisfy our withholding tax and other tax obligations with respect to any award made under the Amended Plan.
The Committee may permit or require that our tax withholding obligation with respect to awards paid in our Common Stock be paid by having Shares withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for U.S. federal (including FICA), state, and local, foreign country or other tax liabilities, or as otherwise determined by the Committee. In addition, the Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular grant.
Transferability
Except as permitted by the Committee with respect to non-qualified stock options, only a participant may exercise rights under a grant during the participant’s lifetime. A participant cannot transfer rights under a grant, except by will or by the laws of descent and distribution or, with respect to awards other than incentive stock options, pursuant to a domestic relations order. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. The Committee

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may provide in an award agreement that a participant may transfer non-qualified stock options and stock awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.
Amendment; Termination
The Board may amend or terminate the Amended Plan at any time, except that the Board must receive stockholder approval to amend the Amended Plan if such approval is required to comply with the Code, applicable law, or applicable stock exchange requirements.
The Amended Plan will terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless terminated earlier by the Board or unless the Board, with stockholder approval, extends the term of the Amended Plan.
If a termination or amendment occurs after an award is made, such termination will not materially impair the rights of a participant with respect to the award, unless the participant consents or the Committee acts in compliance with applicable law or other exceptions set forth in the Amended Plan.
Establishment of Sub-Plans
Our Board may from time to time establish one or more sub-plans under the Amended Plan to satisfy applicable blue sky, securities, or tax laws of various jurisdictions. The Board will establish sub-plans by setting forth the Committee’s discretionary limits under the Amended Plan and any additional terms and conditions not otherwise inconsistent with the Amended Plan.
Recoupment
All grants of awards under the Amended Plan will be subject to any applicable recoupment policies, share trading policies, and other policies that the Board or Committee may implement or approve at any time. We may offset any payments due under the Amended Plan to a participant where repayment is required by an applicable recoupment policy, subject to applicable law.
Subject to applicable law, the Committee may provide in any award agreement that if a participant breaches any restrictive covenant obligation or agreement between the participant and us, or otherwise engages in activities that constitute cause either while employed by, or providing services to, us or within a specified period thereafter, all awards held by the participant will terminate, and we may rescind any exercise of an option or SAR and the vesting of any other award and delivery of Shares upon such exercise or vesting, as applicable, on such terms as the Committee will determine, including the right to require that in the event of any rescission:
•	the participant must return the Shares received upon the exercise of any option or SAR or the vesting and payment of any other grants; or
•
if the participant no longer owns the Shares, the participant must pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares (if the participant transferred the Shares by gift or without consideration, then the fair market value of the Shares on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the Shares.

Payment by the participant will be made in such manner and on such terms and conditions as may be required by the Committee. We will be entitled to set off against the amount of any such payment, any amounts that we otherwise owe to the participant.

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Certain Federal Income Tax Aspects
The following is a summary of certain federal income tax consequences of awards under the Amended Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Options
An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the Shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any Shares received upon the exercise of an option will be the fair market value of the Shares on the date of exercise, and if the Shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such Shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset of the optionee) depending upon the length of time such Shares were held by the optionee.
Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the Shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.
Stock Awards
A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the Shares at the time the Shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the Shares will equal the Shares’ fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the Shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such Shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the Shares equal to the Shares’ fair market value on the date of the Shares’ award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

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Stock Units
In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Stock Appreciation Rights
A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any Shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any Shares received upon exercise of a SAR will be the fair market value of the Shares on the date of exercise, and if the Shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such Shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset of the participant) depending upon the length of time such Shares were held by the participant.
Other Stock-Based Awards
With respect to other stock-based awards granted under the Amended Plan, generally, when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any Shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Cash Awards
In general, the grant of cash awards will not result in income for the participant or a tax deduction for us. Upon the settlement of such an award in cash, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Impact of Section 409A
Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the Amended Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest, and an additional 20% tax on the vested amount underlying the award.
Section 162(m) of the Code
Section 162(m) of the Code generally disallows a tax deduction to a publicly held company for compensation in excess of $1 million paid to its “covered employees,” which generally includes all NEOs. While the Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.
New Plan Benefits
Future benefits under the Amended Plan generally will be granted at the discretion of the Committee and are therefore not currently determinable.

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Because future grants under the Amended Plan, if approved, would be subject to the discretion of the Board or the Committee, the amount and terms of future awards to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the Amended Plan. The closing price of a Share on the Nasdaq as of March 25, 2026 was $9.79.
Proposal 4 will be approved upon the affirmative vote of a majority of the outstanding Shares present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the proposal. Stockholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for Proposal 4.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE CROSS COUNTRY
HEALTHCARE, INC. 2024 OMNIBUS INCENTIVE PLAN
(PROPOSAL NO. 4 ON YOUR PROXY CARD)

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EQUITY COMPENSATION PLAN INFORMATION
With respect to equity compensation plans as of December 31, 2025, see table below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	—	—	$2,477,661
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	—	—	$2,477,661

(1)
For PSAs issued under the 2020 Omnibus Incentive Plan and 2024 Omnibus Incentive Plan, we consider the expected number of shares that may be issued under the award to be outstanding. When the number of PSAs has been determined, we true up the actual number of shares that were awarded and return any unawarded shares into shares available for issuance. PSAs were issued under the 2020 Omnibus Incentive Plan beginning March 31, 2021. PSAs have been issued under the 2024 Omnibus Incentive Plan beginning December 18, 2025.

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GENERAL PROXY INFORMATION
ANNUAL MEETING AND VOTING INFORMATION
The Proxy Statement is furnished in connection with the solicitation by the Board of Cross Country Healthcare, Inc. (“Cross Country,” the “Company,” “our,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2026 Annual Meeting of Stockholders, or at any adjournment, postponement, or continuation thereof.

2026 Annual Meeting of Stockholders
•	Time and Date:	May 11, 2026, at 2:00 p.m. Eastern Time
•	Virtual Meeting Site:	www.virtualshareholdermeeting.com/CCRN2026
•	Record Date:	March 16, 2026
•	Voting:
Stockholders of the Company as of the record date, March 16, 2026, are entitled to vote on the proposals being acted upon at the meeting. Each share of the Company’s Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Matters to be Voted Upon
The purposes of the Annual Meeting are to seek stockholder approval of the following four proposals:
i.	To elect six directors to serve for a one-year term;
ii.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026;
iii.	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in 2025 (“say on pay” vote); and
iv.	To approve an amendment and restatement of the Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan.
We also will consider and act upon any other matters that properly come before the Annual Meeting or any adjournment, postponement, or continuation thereof.

How to Attend the Virtual Annual Meeting
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live audio cast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on March 16, 2026 (the “Record Date”) or if you hold a valid proxy for the Annual Meeting.
To be admitted to and to participate in the Annual Meeting at www.virtualshareholdermeeting.com//CCRN2026 you must enter the 16-digit control number on your proxy card or voting instruction form that you previously received. You also will be able to vote your shares online, submit questions electronically, and examine a list of stockholders during the Annual Meeting. During the live Q&A session of the meeting, members of our executive leadership team will answer questions as they are submitted, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chairman of the Board may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. However, we reserve the right to edit or reject questions we deem inappropriate.

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The meeting webcast will begin promptly at 2:00 p.m. Eastern Time on May 11, 2026. Online access will begin at 1:45 p.m. Eastern Time, and we encourage you to access the meeting prior to the start time.
We will have technicians ready to assist with any technical difficulties you may have. You will have the ability to test the systems before the Annual Meeting starts, and a technical phone number will be provided when the meeting opens.

Who May Vote
Stockholders of record of our common stock, par value $0.0001 per share (the “Common Stock”) as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment, postponement, or continuation thereof. As of the Record Date, we had 32,199,207 shares of Common Stock issued and outstanding. We have no other securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter. There is no cumulative voting.
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions that your bank or brokerage firm provides to you. Many banks and brokerage firms solicit voting instructions over the internet or by telephone. Even if your shares are held in street name, you are welcome to participate in the Annual Meeting; however, you may not vote your shares online during the Annual Meeting. If you hold your shares in street name and wish to vote online during the Annual Meeting, please contact your bank or brokerage firm before the Annual Meeting to obtain the necessary proxy from the holder of record.
If the beneficial owner does not provide voting instructions, banks and brokerage firms cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the bank or brokerage firm holding the shares as to how to vote on matters deemed “non-routine.” We believe Proposal No. 2 (the ratification of the appointment of our independent registered public accounting firm) is a “routine” matter and, as a result, we do not expect there to be any broker non-votes. Proposal No. 1 (the election of directors), Proposal No. 3 (the non-binding advisory approval of the compensation of the Company’s named executive officers for 2025), and Proposal No. 4 (the amendment and restatement of the Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan) are “non-routine” matters, and banks and brokerage firms cannot vote your shares on such proposals if you have not given voting instructions.
The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, represented by virtual attendance or by proxy, is required for a quorum. As long as one of the matters is deemed to be a “routine” matter, proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement.

Electronic Notice and Mailing
Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), we are making our proxy materials available to you on the Internet. Accordingly, we will mail a Notice of Internet Availability of proxy materials (the “Notice of Internet Availability”) to the beneficial owners of our Common Stock entitled to vote during the Annual Meeting on or about March 30, 2026. From the date of the mailing of the Notice of Internet Availability until the conclusion of the Annual Meeting, all beneficial owners entitled to vote during the Annual Meeting will have the ability to access all of the proxy materials at www.proxyvote.com. If you received a Notice of Internet Availability, you may request a paper copy or e-mail version of these proxy materials.

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The Notice of Internet Availability will contain:
•	the date, time, and instructions to virtually attend the Annual Meeting, the matters to be acted upon at the Annual Meeting, and the Board’s recommendation with regard to each matter;
•	the Internet address where the proxy materials may be accessed;
•	a comprehensive listing of all proxy materials available on the internet address;
•	a toll-free phone number, e-mail address, and Internet address for requesting either a paper copy or e-mail version of proxy materials;
•	the last reasonable date a stockholder can request a paper copy or e-mail version of the proxy materials and expect them to be delivered prior to the Annual Meeting; and
•	instructions on how to access the proxy card.
You may also request a paper copy or e-mail version of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all your future mailings.

How to Vote
If you were a record holder of shares of Common Stock on the Record Date, you may vote as follows:
•	By Internet: Go to the website www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your proxy card and the website.
•	By Telephone: Call the toll-free number 1-800-690-6903 to vote by telephone. You will need to follow the instructions on your proxy card and the recorded instructions.
•
By Mail: If you prefer, you can contact us to obtain paper copies of all proxy materials, including proxy cards, by calling 1-800-579-1639, or by mail: Cross Country Healthcare, Inc., General Counsel, at 5201 Congress Ave., Suite 160, Boca Raton, Florida, 33487. If you contact us to request a proxy card, please mark, sign, and date the proxy card and return it promptly in the self-addressed, stamped envelope that we will provide, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to virtually attend the meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

•
Virtual Participation: The Annual Meeting will be held entirely online via live audio cast. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CCRN2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting if you obtain a valid proxy from the record holder. However, even if you plan to virtually attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to virtually attend the meeting.

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If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies to vote in the same manner as if you signed, dated, and returned your proxy card. If you vote via the Internet or by telephone, do not mail a proxy card.
If your shares of Common Stock are held in “street name” through a bank, broker, or other institution, then that bank, broker, or other institution is considered the holder of record of your shares, and you should refer to information forwarded to you by such holder of record for your voting options. You may vote as follows:
•	By Internet or Telephone: You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
•	By Mail: You will receive instructions from your broker or other nominee explaining how to vote your shares.

Board’s Voting Recommendations
The Board recommends a vote:
Proposal No. 1: “FOR” the election of each of the six director nominees to serve on the Board for a one-year term.
Proposal No. 2: “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Proposal No. 3: “FOR” approval, on an advisory basis, of compensation paid to our named executive officers in 2025.
Proposal No. 4: “FOR” approval of an amendment and restatement of the Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan.

Required Vote
Shares of Common Stock represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted “FOR” the election of each of the director nominees, “FOR” ratification of the independent registered public accounting firm, “FOR” approval, on an advisory basis, of the compensation paid to our named executive officers in 2025, and “FOR” approval of an amendment and restatement of the Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan. In addition, if any other matters come before the Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters.
The Company is incorporated in the State of Delaware and our shares are listed on Nasdaq. As a result, the Delaware General Corporation Law (the “DGCL”) and Nasdaq listing rules govern the voting standards applicable to actions taken by our stockholders.

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Under our Amended and Restated Bylaws (“Bylaws”), the affirmative vote of a majority of the votes cast (affirmatively or negatively) are required for the matters set forth for stockholder vote in Proposal Nos. 2, 3, and 4. For Proposal No. 1, our Bylaws provide that a director nominee will be elected if the votes cast for director nominee’s election exceed the votes cast against such director nominee’s election. Please see the below chart for a summary of the required votes, as well as the impacts of abstentions and broker non-votes, for each proposal:

Proposal	Voting Approval Standard	Effect of Abstention(1)	Effect of Broker Non-Vote(2)
1. Election of six director nominees	Votes cast for a director nominee’s election exceed the votes cast against such director nominee’s election	No effect	No effect
2. Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year December 31, 2026	Majority of the votes cast	No effect	Not applicable
3. Advisory vote to approve the 2025 compensation of named executive officers (say on pay)	Majority of the votes cast	No effect	No effect
4. Approval of an amendment and restatement of the Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan	Majority of the votes cast	No effect	No effect

(1)	Under the DGCL, abstentions are not considered “votes cast” and, accordingly, shares that abstain with respect to Proposal Nos. 1, 2, 3, and 4 have no impact on the result.
(2)
Proposal No. 2 is considered a “routine” proposal on which brokers are permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Proposal Nos. 1, 3, and 4 are not considered to be routine matters and brokers will not be entitled to vote thereon unless beneficial owners provide voting instructions. Accordingly, broker non-votes will not be counted toward the tabulation of votes on Proposal Nos. 1, 3, and 4.

Revoking Your Proxy
If you are a holder of record, you may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to us (to the attention of the Inspectors of Election), timely delivering a valid, later-dated proxy or virtually attending and voting online during the Annual Meeting. Please note that virtual attendance at the Annual Meeting will not by itself revoke a proxy; you must also vote online during the Annual Meeting to revoke a proxy. If your shares are held in “street name,” you may revoke your voting instructions by following the specific directions provided to you by your bank or broker.
If the Annual Meeting is postponed, continued, or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

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Proxy Cards
All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card, or vote by internet or telephone but fail to give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board. The Proxy Committee consists of Kevin C. Clark and W. Larry Cash.
Proxy cards, unless otherwise indicated by the stockholder, confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which may be properly presented for action at the Annual Meeting even if not covered herein.

Quorum
The presence, in person (including virtually) or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Solicitation of Proxies
The Board is soliciting your proxy in order to provide you with an opportunity to vote on all matters to be presented at the meeting whether or not you virtually attend the Annual Meeting. We will bear the cost of solicitation, including the preparation, assembly, printing, and mailing of the proxy materials. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for the costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, text message, email, or other means by our directors, officers, or other employees. No additional compensation will be paid to these individuals for any such services. In addition, we have hired Sodali & Co. to assist in soliciting proxies, if necessary. Sodali & Co. may solicit proxies by telephone, text message, email, or in person. We will pay Sodali & Co. a fee of approximately $15,000 plus expenses for providing such services.

Information Regarding Director Nominations and Stockholder Proposals
Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2027, in addition to meeting certain eligibility requirements established by the SEC, must be in writing and received by the General Counsel at the Company’s principal executive offices on or prior to November 30, 2026. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. Notice of any stockholder proposal must include various matters as prescribed by the SEC, including a clear and concise description of the proposal, and the reasons for proposing it.
Any stockholder (i) who wishes to propose business to be considered by the stockholders at the Annual Meeting of Stockholders to be held in 2027, other than a proposal to be included in the Proxy Statement and form of proxy, or (ii) who wants to nominate a person for election to our Board at that meeting, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to the Corporate Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement, no earlier than January 11, 2027 and no later than February 10, 2027. A copy of our Bylaws can be obtained upon request directed to

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the address set forth on the first page of this Proxy Statement or is available on our website at www.crosscountryhealthcare.com. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
In addition to satisfying the above requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2027 to the Corporate Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for Notices of Internet Availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address, by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household Notices of Internet Availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.
If a stockholder wishes in the future to receive a separate Notice of Internet Availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, at 877-219-7066 or Computershare, Shareholder Services, P.O. Box 43006, Providence, RI 02940-3006 (regular mail) or 150 Royall Street, Canton, MA 02021 (overnight packages). We promptly will send additional copies of the relevant material following receipt of a request for additional copies.

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ANNUAL REPORT
We have filed our Annual Report for the fiscal year ended December 31, 2025 with the SEC, which is available free of charge through our Internet website, www.crosscountryhealthcare.com. Stockholders may obtain a printed copy of the Annual Report by writing to our Investor Relations department at 5201 Congress Ave., Suite 160, Boca Raton, Florida, 33487. In response to such request, we will furnish, without charge, the Annual Report, including financial statements, financial schedules, and a list of exhibits.
A copy of our Annual Report for the year ended December 31, 2025, which includes the 2025 Form 10-K, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting and who request an Annual Report be mailed to them.
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material, and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.
By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, Chief Administrative
Officer, General Counsel and Secretary
March 30, 2026

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ANNEX A
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. Management also uses these non-GAAP financial measures as performance measures in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company’s credit facilities in calculating various ratios. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.
We use Adjusted EBITDA and Adjusted EPS as supplemental measures to the financial measures we present in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue from services. These non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures are provided for consistency and comparability to prior year results, and management believes they are useful to investors when evaluating the Company’s performance as they exclude certain items that management believes are not indicative of the Company’s operating performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.
Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Year Ended December 31,
	2025	2024
Reconciliation of Adjusted EPS(1)
Diluted EPS, GAAP	$(2.93)	$(0.44)
Non-GAAP adjustments - pretax:
Acquisition and integration-related (income) costs	(0.10)	0.13
Restructuring costs	0.12	0.13
Severance costs – executive transition	0.18	—
Legal, bankruptcy, and other losses	0.08	0.77
Impairment charges	2.41	0.09
Other income, net	—	(0.02)
System conversion costs	0.11	0.13
Nonrecurring income tax adjustments	0.91	—
Tax impact of non-GAAP adjustments	(0.76)	(0.33)
Adjusted EPS, non-GAAP	$0.02	$0.46

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	Year Ended December 31,
	2025	2024
Reconciliation of Adjusted EBITDA(2)
Net loss attributable to common stockholders	$(94,852)	$(14,556)
Interest expense	2,216	2,188
Income tax expense (benefit)	11,342	(1,842)
Depreciation and amortization	16,794	18,200
Acquisition and integration-related (income) costs	(3,394)	4,219
Restructuring costs	3,746	4,333
Severance costs – executive transition	6,035	—
Legal, bankruptcy, and other losses	2,749	26,041
Impairment charges	77,851	2,888
Loss on disposal of fixed assets	62	86
Gain on lease termination	(121)	—
Interest income	(3,129)	(2,050)
Other expense (income), net	68	(691)
Equity compensation	4,071	6,025
System conversion costs	3,363	4,232
Adjusted EBITDA	$26,801	$49,073

(1)
Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related (income) costs, restructuring (benefits) costs, legal, bankruptcy, and other losses, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, other expense (income), net, system conversion costs, and nonrecurring income tax adjustments.

(2)
Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (income) costs, restructuring (benefits) costs, legal, bankruptcy, and other losses, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, interest income, other expense (income), net, equity compensation, and system conversion costs.

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APPENDIX A
CROSS COUNTRY HEALTHCARE, INC.

2024 OMNIBUS INCENTIVE PLAN

(Amended and Restated as of May 11, 2026)
Section 1. Effectiveness and Purpose.
The Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”) was first established as of May 14, 2024 upon approval by the Company’s stockholders (the “Effective Date”). The Plan is hereby amended and restated, effective as of May 11, 2026 or such later date of stockholder approval (the “Restatement Effective Date”).
The purpose of the Plan is to provide employees of Cross Country Healthcare, Inc., a Delaware corporation (together with its successors, the “Company”), and its Subsidiaries, certain consultants and advisors who perform services for the Company or its Subsidiaries, and non-employee members of the Board, with the opportunity to receive grants of equity awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, other stock-based awards and cash awards. Capitalized terms used in the Plan and not otherwise defined shall have the meaning assigned to them in Section 2.
The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
The Plan is a successor to the Prior Plan. No additional grants shall be made under the Prior Plan on or after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms, and the shares with respect to outstanding grants under the Prior Plan shall be issued or transferred under the Prior Plan.
Section 2. Definitions.
The following terms shall have the meanings set forth below for purposes of the Plan:
(a) “Affiliate” means, when used with reference to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, or owns greater than 50% of the voting power in, the specified Person (the term “control” for this purpose means the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member or the majority of the managers, as applicable, of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of 50% or more of the voting equity interests in the specified Person).
(b) “Award” means an Option, SAR, Stock Award, Stock Unit, Other Stock-Based Award or Cash Award granted under the Plan.
(c) “Award Agreement” means the written agreement that sets forth the terms and conditions of an Award, including all amendments thereto.
(d) “Board” means the Board of Directors of the Company.

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(e) “Cash Award” means a cash incentive payment awarded under the Plan as described under Section 12.
(f) “Cause” means: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or a Subsidiary and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act that could cause significant economic injury to the Company; (iii) a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or a Subsidiary as determined by the Committee in its sole discretion; or (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; (v) a Participant’s disclosure of trade secrets or confidential information of the Company or a Subsidiary to persons not entitled to receive such information; or (vi) a Participant’s breach of any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or a Subsidiary; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or a Subsidiary and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies in connection with a change of control, such definition of “cause” shall not apply except during such time periods and in such circumstances as such definition is applicable under the terms of such agreement. With respect to a Participant’s termination of service as a Non-Employee Director, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
(g) “Change in Control” shall be deemed to have occurred:
(i) upon any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company)), becoming the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iii), or (iv) of this Section 2(g) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(iii) the consummation of a merger or consolidation of the Company or a Subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining

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outstanding or by being converted into voting securities of the surviving entity) more than 35% of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation; or
(iv) upon the approval by the stockholders of the Company of a plan of complete liquidation of the Company or upon the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
(v) The Committee may modify the definition of Change in Control for a particular Award as the Committee deems appropriate to comply with Section 409A of the Code. Notwithstanding the foregoing, if an Award constitutes deferred compensation subject to Section 409A of the Code and the Award provides for payment upon a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in items (i)-(iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.
(h) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(i) “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. The Committee shall consist of two or more non-employee directors, each of whom is intended to be a “non-employee director” as defined under Rule 16b-3 promulgated under the Exchange Act and an “independent director,” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 promulgated under the Exchange Act, such noncompliance shall not affect the validity of Awards, interpretations or other actions of the Committee.
(j) “Common Stock” means common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for Common Stock pursuant to Section 5(c) or Section 5(e).
(k) “Disability” or “Disabled” has the meaning set forth in an applicable Award Agreement or employment agreement with a Participant, and in the absence of the forgoing, means a disability which would qualify as such under the Company’s long-term disability plan. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, with respect to any payment that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is triggered upon a Disability, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
(l) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Common Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend paid by the Company on its outstanding Common Stock, or the per-share Fair Market Value of any dividend paid on its outstanding Common Stock in consideration other than cash. If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.
(m) “Employed by, or providing service to, the Employer” means employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, Other Stock-Based Awards and Cash Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines

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otherwise. If a Participant’s relationship is with a Subsidiary and that entity ceases to be a Subsidiary, the Participant will be deemed to cease employment or service when the entity ceases to be a Subsidiary, unless the Participant transfers employment or service to an Employer. If a Participant has military, sick leave or other bona fide leave, the Participant will not be deemed to cease employment or service solely as a result of such leave; provided that such leave does not exceed the longer of 90 days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for all or a portion of the period of such leave, or that vesting shall be tolled during such leave and only recommence upon the Participant’s return from such leave. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define when a Participant’s employment or service is deemed to terminate in the applicable Award Agreement.
(n) “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
(o) “Employer” means the Company and its Subsidiaries.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(q) “Exercise Price” means the per share price at which shares of Common Stock may be purchased under an Option, as designated by the Committee.
(r) “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported during regular trading hours on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.
(s) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.
(t) “Key Advisor” means a consultant or advisor of the Employer.
(u) “Non-Employee Director” means a member of the Board who is not an Employee.
(v) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under Section 422 of the Code.
(w) “Option” means an option to purchase shares of Common Stock, as described in Section 7.

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(x) “Other Stock-Based Award” means any Award based on, measured by or payable in Common Stock (other than an Option, Stock Unit, Stock Award, or SAR), as described in Section 11.
(y) “Participant” means an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.
(z) “Performance Goals” means the performance goals described on Exhibit A.
(aa) “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.
(bb) “Prior Plan” means the Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan, as amended through the Effective Date.
(cc) “Retirement” means a voluntary termination of employment or service at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, at the time of grant, or thereafter, except that Retirement shall not include any termination of employment or service by the Employer with or without Cause. With respect to a Participant’s termination of service as a Non-Employee Director, “Retirement” means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, before age 65 but after age 50.
(dd) “SAR” means a stock appreciation right, as described in Section 10.
(ee) “Stock Award” means an award of Common Stock, as described in Section 8.
(ff) “Stock Unit” means an award of a contractual right to receive one or more shares of Common Stock, cash or combination thereof, as described in Section 9, and denominated in a number of shares of Common Stock specified in an Award Agreement.
(gg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Section 3. Administration.
(a) Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Awards to members of the Board must be authorized by a majority of the Board. The Committee may delegate authority to one or more subcommittees of the Committee or as set forth in Section 3(b), as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder, and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. To the extent that the Board, the Committee, a subcommittee or an officer of the Company or a committee of officers, as described below, administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, the Committee, or such subcommittee or the officer or committee of officers.
(b) Delegation to Officers. Subject to compliance with applicable law and applicable stock exchange requirements, the Committee may delegate all or part of its authority and power to officers of the Company or a committee comprised of officers of the Company, as it deems appropriate, with respect to Awards to Employees or Key Advisors who are not executive officers or directors under Section 16 of the Exchange Act; provided that any such officer or officers may not grant Awards to themselves.

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(c) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Awards shall be made under the Plan; (ii) determine the type, size, terms and conditions of the Awards to be made to each such individual not inconsistent with the terms of the Plan; (iii) determine the time when the Awards will be made and, subject to Section 4(b), the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, which criteria may be based on the attainment of Performance Goals; (iv) determine the amounts payable based on attainment of Performance Goals, including discretion to make such adjustments (positive or negative) to the amounts payable as the Committee deems appropriate and in the best interests of the Company; (v) amend the terms of any previously issued Award, subject to the provisions of Section 19 below; (vi) determine and adopt terms, guidelines, and provisions, not inconsistent with the Plan and applicable law, that apply to individuals residing outside of the United States who receive Awards under the Plan; and (vii) deal with any other matters arising under the Plan.
(d) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. The Committee may rely on internal or external advisors in determining appropriate interpretations of the Plan or Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
(e) Indemnification. No member of the Committee or the Board, and no employee of the Company or any Affiliate shall be liable for any act or failure to act with respect to the Plan, except to the extent arising out of such member’s or employee’s fraud, bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a Subsidiary against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except to the extent arising out of such member’s or employee’s fraud, bad faith or willful misconduct.
Section 4. Awards.
(a) General. Awards under the Plan may consist of Options as described in Section 7, Stock Awards as described in Section 8, Stock Units as described in Section 9, SARs as described in Section 10, Other Stock-Based Awards as described in Section 11, and Cash Awards as described in Section 12. All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Award Agreement. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, the Participant’s beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Participants.
(b) Minimum Vesting. Awards granted under the Plan shall include regular vesting schedules that provide that no portion of an Award shall be scheduled to vest earlier than one year from the date of grant. However, (i) for purposes of Awards granted to Non-Employee Directors, such Awards shall be deemed to

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satisfy this minimum vesting requirement if such Awards are granted on the date of the Company’s annual meeting of stockholders and vest on the date of the Company’s annual meeting of stockholders immediately following the date of grant (but not less than 50 weeks following the date of grant), and (ii) subject to adjustments made in accordance with Section 5(e) below, up to 5% of the shares of Common Stock authorized under the Plan as set forth in Section 5(a) as of the Restatement Effective Date may be granted without regard to this minimum vesting requirement.
(c) Dividends and Dividend Equivalents. Notwithstanding anything to the contrary herein, any dividends or Dividend Equivalents granted in connection with Awards under the Plan shall vest and be paid only if and to the extent the underlying Awards vest and are paid. No dividends or Dividend Equivalents will accrue or be paid in connection with any Option or SAR.
Section 5. Shares Subject to the Plan.
(a) Shares Authorized. Subject to adjustment as described below in Sections 5(b) and 5(e) below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan with respect to Awards granted under the Plan on and after the Restatement Effective Date shall not exceed 1,500,000 shares of Common Stock. In addition, subject to adjustment as described in Sections 5(b) and 5(e) below, any shares of Common Stock that remained available for Awards under the Plan as of the Restatement Effective Date and any shares of Common Stock subject to Awards granted under the Plan or awards granted under the Prior Plan, in each case that are outstanding as of the Restatement Effective Date and expire, or are terminated, surrendered, cancelled, forfeited or exchanged for any reason without issuance of such shares on or after the Restatement Effective Date, shall be available for new Awards under the Plan. Subject to adjustment as described below in Sections 5(b) and 5(e) below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options granted on and after the Restatement Effective Date shall not exceed 1,500,000 shares of Common Stock.
(b) Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Awards granted under the Plan expire, terminate or are surrendered, cancelled, forfeited, exchanged or without having been exercised, vested or paid in shares, the shares subject to such Awards shall again be available for purposes of the Plan. Shares of Common Stock surrendered in payment of the Exercise Price of an Option (or an option granted under the Prior Plan that is exercised on or after the Restatement Effective Date) shall not be available for re-issuance under the Plan. Shares of Common Stock withheld or surrendered for payment of taxes with respect to Awards (or awards granted under the Prior Plan) shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs. To the extent any Awards are paid in cash, and not in shares of Common Stock, any shares previously subject to such Awards shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options (including options granted under the Prior Plan), such shares may not again be made available for issuance under the Plan.
(c) Substitute Awards. Shares issued or transferred under Awards made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction (“Substitute Awards”) shall not reduce the number of shares of Common Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Plan’s share reserve (subject to applicable stock exchange listing and Code requirements).
(d) Individual Limits for Non-Employee Directors. Subject to adjustment as described below in Section 5(e), the maximum aggregate grant date value of shares of Common Stock subject to Awards granted to any Non-Employee Director during any calendar year for services rendered as a Non-Employee Director,

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taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the calendar year, shall not exceed $600,000 in total value. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes and excluding the value of any Dividend Equivalents paid pursuant to any Award granted in a previous year.
(e) Adjustments. If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other unusual or infrequently occurring event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the number and kind of shares covered by outstanding Awards, the number and kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. In addition, in the event of a Change in Control, the provisions of Section 14 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Subject to Section 19(b) below, the adjustments of Awards under this Section 5(e) shall include adjustment of shares, Exercise Price of Options, base amount of SARs, Performance Goals or other terms and conditions, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.
Section 6. Eligibility for Participation.
(a) Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
(b) Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Awards and shall determine the number of shares of Common Stock subject to a particular Award in such manner as the Committee determines.
Section 7. Options.
The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
(a) Number of Shares. The Committee shall determine the number of shares of Common Stock that will be subject to each Award of Options to Employees, Non-Employee Directors and Key Advisors.

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(b) Type of Option and Exercise Price.
(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.
(ii) The Exercise Price of Common Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.
(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Section 424 of the Code, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(d) Exercisability of Options. Subject to Section 4(b), Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement, including upon the attainment of specified Performance Goals. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(e) Awards to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or Retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(f) Termination of Employment or Service. Except as provided in the Award Agreement, an Option may only be exercised while the Participant is employed by, or providing services to, the Employer. The Committee shall determine in the Award Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash or by check, (ii) unless the Committee determines otherwise, by delivering shares of Common Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding shares of Common Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve. Shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of

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time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.
(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.
Section 8. Stock Awards.
The Committee may issue or transfer shares of Common Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
(a) General Requirements. Shares of Common Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. Subject to Section 4(b), the Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based on the achievement of specific Performance Goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Award Agreement as the “Restriction Period.”
(b) Number of Shares. The Committee shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
(c) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 17 below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.
(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right: (i) to vote shares of Stock Awards and (ii) subject to Section 4(c), to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific Performance Goals; provided, however, that dividends shall vest and be paid only if and to the extent that the underlying Stock Award vests.

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(f) Lapse of Restrictions.All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.
Section 9. Stock Units.
The Committee may grant Stock Units, each of which shall represent one hypothetical share of Common Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
(a) Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Common Stock or an amount of cash based on the value of a share of Common Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
(b) Terms of Stock Units. Subject to Section 4(b), the Committee may grant Stock Units that vest and are payable if specified Performance Goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee may accelerate vesting or payment, as to any or all Stock Units at any time for any reason, provided such acceleration complies with Section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.
Section 10. Stock Appreciation Rights.
The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:
(a) General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Common Stock as of the date of grant of the SAR. The term of any SAR shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

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(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.
(c) Exercisability. Subject to Section 4(b), a SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the Award Agreement, including the attainment of specified Performance Goals. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as specified by the Committee. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(d) Awards to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or Retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(e) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 10(a).
(f) Form of Payment. The appreciation in a SAR shall be paid in shares of Common Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.
(g) Other Stock-Based Awards.
The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 7, 8, 9 and 10 of the Plan) that are based on or measured by Common Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Subject to Section 4(b), Other Stock-Based Awards may be awarded subject to the achievement of Performance Goals or other criteria or other conditions and may be payable in cash, Common Stock or any combination of the foregoing, as the Committee shall determine. The Committee may accelerate the vesting of any or all outstanding Other Stock-Based Awards at any time for any reason.
Section 11. Cash Awards
The Committee may grant Cash Awards to Employees who are executive officers and other key employees of the Company. The Committee shall determine the terms and conditions applicable to Cash Awards, including the criteria for the vesting and payment of Cash Awards. The Committee may accelerate the vesting of any or all outstanding Cash Awards at any time for any reason. Cash Awards shall be based on such measures as the Committee deems appropriate and need not relate to the value of shares of Common Stock.

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Section 12. Dividend Equivalents.
The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards in an applicable Award Agreement or at any point following the grant of such Award. Subject to Section 4(c), Dividend Equivalents may be accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, and upon such terms and conditions as the Committee shall determine; provided that Dividend Equivalents shall vest and be paid only if and to the extent that the underlying Stock Units or Other Stock-Based Awards vest and are paid. For the avoidance of doubt, dividends or Dividend Equivalents shall not be granted in connection with Options or SARs.
Section 13. Consequences of a Change in Control.
(a) Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with grants (which may be in respect to cash, securities, or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law. For purposes of the foregoing, an Award under the Plan shall not be treated as continued, assumed, or replaced on comparable terms unless it is continued, assumed, or replaced with substantially equivalent terms, including, without limitation, the same vesting terms.
(b) Vesting Upon Certain Terminations of Employment. Unless the Committee determines otherwise or the applicable Award Agreement provides otherwise, if a Participant’s employment or services terminate by reason of an involuntary dismissal or discharge by the Employer for reasons other than Cause upon or within 12 months following a Change in Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award Agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 14(b) shall be calculated.
(c) Other Alternatives. In the event of a Change in Control, if any outstanding Awards are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding Awards, including, without limitation, taking any of the following actions (or combination thereof) with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Stock Awards, Stock Units, Other Stock-Based Awards, Cash Awards and Dividend Equivalents shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Stock Units, Other Stock-Based Awards, Cash Awards or Dividend Equivalents, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Exercise Price or SAR base amount, and (iv) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share Option Exercise Price or SAR base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.

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Section 14. Deferrals.
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code.
Section 15. Withholding of Taxes.
(a) Required Withholding. All Awards under the Plan shall be subject to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements. The Employer may require that the Participant or other person receiving Awards or exercising Awards pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Awards, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Awards, or the Employer may take such other action as the Committee may deem advisable to enable the Employer to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.
(b) Share Withholding. The Committee may permit or require the Employer’s tax withholding obligation with respect to Awards paid in Common Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for United States federal (including FICA), state and local, foreign country or other tax liabilities. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Award. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.
Section 16. Transferability of Awards.
(a) Nontransferability of Awards. Except as described in subsection (b) below, only the Participant may exercise rights under an Award during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Awards other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of the successor’s right to receive the Award under the Participant’s will or under the applicable laws of descent and distribution.
(b) Transfer of Nonqualified Stock Options and Stock Awards. Notwithstanding the foregoing, the Committee may provide, in an Award Agreement or at such other time after the grant of the Award, that a Participant may transfer Nonqualified Stock Options or Stock Awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option or Stock Award and the transferred Option or Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Option or Stock Award immediately before the transfer.
Section 17. Requirements for Issuance or Transfer of Shares
No Common Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award on the Participant’s undertaking in writing to comply with such restrictions on the Participant’s subsequent disposition of the shares of Common Stock as the Committee shall deem necessary or advisable,

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and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.
Section 18. Amendment and Termination of the Plan.
(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.
(b) No Repricing of Options or SARs. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or base price of such SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an Exercise Price or base price, as applicable, above the current stock price in exchange for cash or other securities.
(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Restatement Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
(d) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Participant with respect to such Award unless the Participant consents or unless the Committee acts under Section 20(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 20(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan; provided that, the Participant’s consent is not required if any termination or amendment to the Participant’s outstanding Award does not materially impair the rights or materially increase the obligations of the Participant.
Section 19. Miscellaneous.
(a) Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Awards under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock award granted by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Awards as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.
(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

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(c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan.
(d) Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
(e) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(f) Compliance with Law.
(i) The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Common Stock under Awards shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(ii) The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.
(iii) Any Award that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination and

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identification of “Key Employees”, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.
(iv) Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Subsidiary or Affiliate of the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
(g) Awards outside of the United States; Establishment of Subplans. The Committee has the authority to grant Awards to Participants who are employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Employer shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected. Notwithstanding the foregoing, the Committee may not approve any sub-plan inconsistent with the terms or share limits in the Plan or which would otherwise cause the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act.
(h) Company Policies and Clawback Rights.
(i) All Awards under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether or not approved before or after the Restatement Effective Date. The Company may offset any payments due under this Plan or in connection with an Award to a Participant by any required repayments that such Participant under any applicable clawback or recoupment policy; provided than any application of a clawback policy or offset in respect thereof will be applied consistent with Section 409A (as defined below).
(ii) Subject to the requirements of applicable law, the Committee may provide in any Award Agreement that, if a Participant breaches any restrictive covenant obligation or agreement between the Participant and the Employer (which may be set forth in any Award Agreement) or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Awards held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Award and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (A) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Award (including pursuant to dividends and Dividend Equivalents) or, (B) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement (including

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a Participant’s Award Agreement containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer.
(i) Governing Law; Jurisdiction. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of the Plan and Awards made hereunder shall be brought only in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Delaware, and the jurisdiction of such court in any such proceeding shall be exclusive.

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EXHIBIT A

PERFORMANCE GOALS
Performance goals established for purposes of the grant or vesting of performance-based Awards (“Performance Goals”) may be based on one or more of the following performance goals, or such other goals as the Committee determines:
(a) Earnings per share;
(b) Operating income;
(c) Operating profit margin;
(d) Net income;
(e) Pre-tax income;
(f) Cash flow;
(g) Gross profit;
(h) Gross profit return on investment;
(i) Gross margin return on investment;
(j) Gross margin;
(k) Working capital;
(l) Earnings before interest and taxes;
(m) Earnings before interest, tax, depreciation and amortization;
(n) Return on equity;
(o) Return on assets;
(p) Return on capital;
(q) Return on invested capital;
(r) Net revenues;
(s) Gross revenues;
(t) Revenue growth;
(u) Total shareholder return;
(v) Economic value added;

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(w) Specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;
(x) Fair market value of the shares of the Company’s Common Stock;
(y) Market share and/or market segment share;
(z) Growth in value of investment in the Company’s Common Stock assuming the reinvestment of dividends;
(aa) Reduction in expenses; or
(bb) Any such other measures as the Committee determines.
Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion. In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may also: (i) designate additional business criteria on which the Performance Goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.
Except as otherwise determined by the Committee, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee:
(i) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to restructurings, discontinued operations, and other special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company), including events either not directly related to the operations of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or not within the reasonable control of the Company’s (or a Subsidiary’s, division’s, other operational unit’s or administrative department’s) management;
(ii) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (A) the disposal of a business or discontinued operations or (B) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable performance period; and
(iii) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.
To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee.

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CROSS COUNTRY HEALTHCARE, INC.

The Board of Directors recommends you vote FOR each of the director nominees set forth in proposal 1:

1. Proposal to elect six directors for terms expiring at the 2027 annual meeting.

Nominees:

	For	Against	Abstain
1a. Kevin C. Clark	☐	☐	☐
1b. Dwayne Allen	☐	☐	☐
1c. Venkat Bhamidipati	☐	☐	☐
1d. W. Larry Cash	☐	☐	☐
1e. Gale Fitzgerald	☐	☐	☐
1f. Janice E. Nevin, M.D., MPH	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4:

	For	Against	Abstain
2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Proposal to approve, on a non-binding, advisory basis, the 2025 compensation of the company's named executive officers.	☐	☐	☐
4. Proposal to approve an amendment and restatement of the Cross Country Healthcare, Inc. 2024 Omnibus Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V89975-P46748

CROSS COUNTRY HEALTHCARE, INC.
This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated March 30, 2026, hereby appoints Kevin C. Clark and W. Larry Cash as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of Cross Country Healthcare, Inc. held of record by the undersigned on March 16, 2026, at the 2026 Annual Meeting of Stockholders to be held at 2:00 p.m., Eastern Time on Monday, May 11, 2026 via live webcast at www.virtualshareholdermeeting.com/CCRN2026 and at any adjournments, postponements, or continuations thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, AND 4, AND AT THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 2026 ANNUAL MEETING OF STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side